Filed pursuant to Rule 424(b)(3)
Registration No. 333-264092

PROSPECTUS

iShares® S&P GSCI™ Commodity-Indexed Trust

 The iShares® S&P GSCI™ Commodity-Indexed Trust, or the “Trust,” is a Delaware statutory trust that issues units of beneficial interest, called “Shares,” representing fractional undivided beneficial interests in its net assets. The Trust’s assets consist of long positions in exchange-traded index futures contracts of various expirations, called “Index Futures,” on the S&P GSCI™ Excess Return Index, or the “S&P GSCI-ER,” together with “Collateral Assets” consisting of cash, U.S. Treasury securities or other short-term securities and similar securities that are eligible as margin deposits for those Index Futures positions. The Trust seeks to track the results, before expenses and liabilities, of the S&P GSCI Total Return Index (the “Index”), which represents a diversified, fully collateralized investment in futures contracts.
 The Shares are listed on NYSE Arca, Inc., or “NYSE Arca,” under the ticker symbol GSG. BlackRock Institutional Trust Company, N.A., (formerly known as Barclays Global Investors (“BGI”), N.A.) is the Trustee of the Trust. The Trust is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or “CFTC,” and is operated by its “Sponsor,” iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the CFTC. BlackRock Fund Advisors, or “BFA,” is a consolidated subsidiary of BlackRock, Inc. that serves as the commodity trading advisor, or the “Advisor,” of the Trust and is registered with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 15. You could lose all or substantially all of your investment in the Shares.

•	The market price for the Shares could differ from the net		and its affiliates, the Trust’s clearing futures commission
	asset value per Share (“NAV”).		merchant and any other parties that transact in the Index
Futures or its underlying futures contracts and
•	Past performance of the Index is not necessarily indicative		commodities, on the other hand.
of its future results or the performance of the Shares.
		•	The classes of assets in which the Trust invests, and
•	The price of the Shares is expected to fluctuate based on		accordingly, the nature of an investment in the Shares, may
	the value of the Index and the prices of the futures		change from time to time.
contracts and commodities underlying the Index;
	commodities markets have historically been volatile.	•	There are income tax risks associated with the offering.

•	The return on the Shares will not correlate precisely with	•	Investors in the Shares will annually receive an IRS
	the performance of the Index.		Schedule K-1, which reports their allocable share of the
Trust’s items of income, gain, loss and deduction. Tax
•	The Trust is subject to fees and expenses that are payable		information reporting on Schedule K-1 may be somewhat
	regardless of profitability.		more complex than comparable reporting on IRS Form
1099.
•	There may be conflicts of interest between you, on the one
hand, and the Sponsor and its affiliates, the index sponsor

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are not deposits or other obligations of BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank, are not guaranteed by BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

 The Trust intends to offer Shares on a continuous basis. The Trust issues and redeems Shares only in one or more blocks of 50,000 Shares called Baskets. Only registered broker-dealers who have entered into an authorized participant agreement with the Trust to become Authorized Participants may purchase or redeem Baskets, in exchange for Index Futures and Collateral Assets with an aggregate value equal to the NAV of the Shares being purchased or redeemed. Shareholders who are not Authorized Participants have no right to redeem their Shares. In order to liquidate their investment in the Shares, Shareholders who are not Authorized Participants must generally sell their Shares in the secondary market, assuming that demand for their Shares exists. The price obtained by the Shareholders for the Shares may be less than the NAV of those Shares.
 Authorized Participants may offer to the public, from time to time, Shares from any Baskets they purchase from the Trust. Shares offered to the public by the Authorized Participants are offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants do not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. Any Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The date of this prospectus is May 22, 2026.

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES, AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 14, 48 AND 53, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 15.

CERTAIN NOTICES

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE TRUST. SEE “PLAN OF DISTRIBUTION.”

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC’S WEBSITE AT http://www.sec.gov.

FOR RESIDENTS OF THE UNITED KINGDOM:

SHARES IN THE TRUST ARE NOT BEING ACTIVELY MARKETED IN THE UNITED KINGDOM FOR THE PURPOSES OF THE AIFM REGULATIONS AND NO MARKETING NOTIFICATIONS HAVE BEEN SUBMITTED TO THE FCA PURSUANT TO REGULATION 59 OF THE AIFM REGULATIONS. THE TRUST MAY CONSTITUTE A COLLECTIVE INVESTMENT SCHEME AS DEFINED IN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”). THE TRUST IS NOT AUTHORIZED OR OTHERWISE RECOGNIZED IN THE UNITED KINGDOM AND IS CHARACTERIZED AS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME FOR THE PURPOSES OF THE FSMA. AS SUCH, THE ISSUE AND DISTRIBUTION OF THIS PROSPECTUS IN THE UNITED KINGDOM IS RESTRICTED BY LAW. IN ADDITION, THIS PROSPECTUS HAS NOT BEEN APPROVED BY A PERSON AUTHORIZED FOR THE PURPOSES OF SECTION 31 OF THE FSMA, AS SPECIFIED IN SECTION 31(1) OF THE FSMA (AN “AUTHORIZED PERSON”) FOR THE PURPOSES OF SECTION 21(2)(B) OF THE FSMA. ACCORDINGLY, THIS PROSPECTUS CAN ONLY BE ISSUED OR DISTRIBUTED IN THE UNITED KINGDOM: (1) BY AN AUTHORIZED PERSON (I) TO PERSONS WHO ARE INVESTMENT PROFESSIONALS HAVING PROFESSIONAL EXPERIENCE IN PARTICIPATING IN UNREGULATED SCHEMES (ONLY AS DEFINED IN ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001, AS AMENDED. (THE “CIS ORDER”)), (II) TO PERSONS WHO ARE WITHIN ANY OF THE CATEGORIES OF PERSONS DESCRIBED IN ARTICLE 22 OF THE CIS ORDER (HIGH NET WORTH ENTITIES) OR (III) PERSONS WHO FALL WITHIN CATEGORIES OF INVESTORS SPECIFIED IN THE FINANCIAL CONDUCT AUTHORITY’S RULES AS TO WHOM THE TRUST MAY LAWFULLY BE PROMOTED; OR (2) IF SUCH PROMOTION IS NOT CARRIED OUT BY OR THROUGH AN AUTHORIZED PERSON, (I) TO PERSONS WHO ARE INVESTMENT PROFESSIONALS (AS DEFINED IN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (II) TO PERSONS WHO ARE WITHIN ANY OF THE CATEGORIES OF PERSONS DESCRIBED IN ARTICLE 49(2)(A) TO (D) OF THE FINANCIAL PROMOTION ORDER (HIGH NET WORTH ENTITIES, ETC.). ANY OTHER DISTRIBUTION

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OF THIS PROSPECTUS IN OR INTO THE UNITED KINGDOM IS UNAUTHORIZED. ANY PERSON ISSUING OR DISTRIBUTING THIS PROSPECTUS OR ANY PART OF IT MAY BE ACTING IN BREACH OF APPLICABLE LAW OR REGULATIONS AND ANY PERSONS RECEIVING THIS PROSPECTUS IN OR FROM THE UNITED KINGDOM IN CIRCUMSTANCES NOT FALLING WITHIN (1) OR (2) ABOVE MAY NOT RELY ON ITS CONTENTS. NO PART OF THIS PROSPECTUS SHOULD THEREFORE BE PUBLISHED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE WITH UNRESTRICTED ACCESS IN ANY FORM IN THE UNITED KINGDOM.

OTHER INFORMATION

“iShares” is a registered trademark of BlackRock Fund Advisors or its affiliates.

“GSCI” is a registered trademark and servicemark of Standard & Poor’s Financial Services LLC or “S&P.”

“S&P GSCI” is a trademark of S&P.

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You should rely only on the information contained in this prospectus or incorporated by reference herein. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Advisor has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Advisor is making an offer to sell or make available the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, and refer to the annual, quarterly and current reports and other information filed with the Securities and Exchange Commission (available at www.sec.gov) for additional information, including possible updates to the information contained herein. See “Where You Can Find More Information; Incorporation of Certain Information by Reference” on page 96.

Certain defined terms used in this prospectus are set forth in the “Glossary” in the Statement of Additional Information attached hereto.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the Shares. You should carefully read this entire prospectus, including “Risk Factors” starting on page 15, and “Where You Can Find More Information; Incorporation of Certain Information by Reference” on page 96 before making a decision to invest in the Shares. This prospectus is intended to be used beginning May 22, 2026.

Structure of the Trust

The iShares® S&P GSCI™ Commodity-Indexed Trust, or the “Trust,” was formed as a Delaware statutory trust on July 7, 2006. The Trust is governed under the terms of a Fourth Amended and Restated Trust Agreement, or the “Trust Agreement,” dated as of March 31, 2022, among iShares® Delaware Trust Sponsor LLC, as “Sponsor,” BlackRock Institutional Trust Company, N.A., as “Trustee,” and Wilmington Trust Company, as “Delaware Trustee.” The Trust intends to continuously offer units of beneficial interest in the Trust, or “Shares,” to the public but may suspend issuances of Shares at any time and has done so in the past due to restrictions on speculative position limits imposed by the designated contract market known as the “CME,” or the Chicago Mercantile Exchange, Inc. As of the date of this prospectus, the federal position limits adopted by the Commodity Futures Trading Commission, or the “CFTC,” or position limits established by the CME may restrict the Trust’s ability to continue to invest in Index Futures (as defined below) or to issue new Shares. As of the date of this prospectus, internal risk limits implemented by the Clearing FCM (as defined below) do not constrain the size of positions in Index Futures that the Clearing FCM will trade or clear for the Trust. However, if the Clearing FCM were to reduce its internal risk limits in respect of Index Futures that it trades or clears for the Trust, this could adversely impact the Trust’s ability to transact in Index Futures, issue new Shares or reinvest income in additional Index Futures positions. The Sponsor maintains a limited equity interest in the Trust in connection with its role as Tax Matters Partner of the Trust.

Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. The Trust’s assets consist of long positions in exchange-traded index futures contracts of various expirations, called “Index Futures,” on the S&P GSCI™ Excess Return Index, or the “S&P GSCI-ER,” together with “Collateral Assets” consisting of cash, U.S. Treasury securities or other short-term securities and similar securities that are eligible as margin deposits for those Index Futures positions. The Trust seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodities futures. The Trust seeks to track the results, before expenses and liabilities, of the Index, which represents a diversified, fully collateralized investment in futures contracts.

As of the date of this prospectus, the Index Futures held by the Trust are listed for trading by the CME, which is owned and operated by the CME Group, Inc., or the “CME Group.” These Index Futures have serial month expirations for the four closest months. Subsequent Index Futures held by the Trust may have longer or shorter expirations and different terms, and may be listed on other futures exchanges, referred to as “Exchanges.” In order to collateralize its Index Futures positions and to reflect the U.S. Treasury component of the Index, the Trust also holds Collateral Assets, from which it posts margin to its clearing futures commission merchant, or its “Clearing FCM,” in an amount equal to the margin required by the CME, and transfers to its Clearing FCM any additional amounts that may be separately required by the Clearing FCM. As of the date of this prospectus, the Trust’s sole Clearing FCM is Goldman Sachs & Co LLC, or “Goldman Sachs.” Any Collateral Assets not required to be posted as margin with the Clearing FCM are held in the Trust’s accounts established at its “Trust Administrator,” which as of the date of this prospectus is State Street Bank and Trust Company.

The term of the Trust is perpetual, unless it is earlier dissolved under the circumstances described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.” The principal offices of the Trust are located at 400 Howard Street, San Francisco, CA 94105, and the Trust’s telephone number is (415) 670-2000.

The Trust is a commodity pool as defined in the Commodity Exchange Act, as amended, or the “CEA,” and the regulations of the CFTC. The Trust is operated by the Sponsor, which is a commodity pool operator registered with the CFTC and is a consolidated subsidiary of BlackRock, Inc. The current Sponsor, iShares® Delaware Trust

Sponsor LLC, succeeded to this role via assignment from its sole member and manager, BlackRock Asset Management International Inc., and BlackRock Institutional Trust Company, N.A., an affiliate of the Sponsor, is the Trustee of the Trust. BlackRock Fund Advisors, or “BFA,” a consolidated subsidiary of BlackRock, Inc., serves as the commodity trading advisor, or the “Advisor,” of the Trust and is registered with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended, or the “Investment Company Act,” and is not required to register under the Investment Company Act.

The material terms of the agreements governing the Trust are discussed in greater detail under “Description of the Shares and the Trust Agreement.”

Creations and Redemptions

The Trust issues Shares only in one or more blocks of 50,000 Shares, called “Baskets,” in exchange for Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) in the “Basket Amount.” The “Basket Amount” is the amount of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets), that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The Trust redeems Shares only in Baskets in exchange for Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) in the Basket Amount. The Trust does not redeem individual Shares. The specific assets constituting the Basket Amount must have a value equal to the aggregate NAV of the Shares constituting a Basket, and such assets are determined by the Sponsor on each Business Day in accordance with the terms of the Trust Agreement.

The value of the assets to be included in the Basket Amounts for creations and redemptions is determined at the end of each Business Day based on the daily settlement value of the Index Futures and the value of the Collateral Assets, as calculated for purposes of determining NAV. The value of such assets must equal the NAV of the Shares constituting a Basket as determined for such Business Day, but any changes to NAV that may result from creation and redemption activity are not reflected in the NAV calculations for the Business Day on which they occur. Creation and redemption orders received prior to the order cut-off time (currently 2:40 p.m. (New York time)) are deemed to have been received on such Business Day, while orders received after the order cut-off time are deemed to have been received on the next Business Day. Subject to the approval of the Trustee, Baskets may be created for cash equal to the NAV of the Shares constituting a Basket as determined on the date the related creation order was received, plus the costs incurred by the Trust in establishing the corresponding Index Futures positions and acquiring the related Collateral Assets. Creation orders for Baskets paid for solely in cash that are received after 10:00 a.m. (New York time) will be deemed received as of the following Business Day. In each case, subject to the Trustee’s right to suspend or reject orders, creations and redemptions are deemed to occur on the Business Day on which they are received and are expected to settle the following Business Day by 11:00 a.m. (New York time). Information relating to the Basket Amounts and the assets constituting such Basket Amounts is published by the Trustee on each Business Day after it has calculated the net asset value of the Trust for such Business Day at 4:00 p.m. (New York time).

Breakeven Point Per Unit of Initial Investment

The estimated amount of all fees and expenses (excluding certain brokerage commissions and fees) that are anticipated to be incurred by a new investor during the first twelve months is $0.24, or 0.75%, of the per Share price of $32.23 as of March 31, 2026. Based on certain interest rate, expense and other assumptions, in order for a hypothetical investment of $32.23 to break even over the next twelve months, the investment would have to generate a 0.00% return or $0.00. See “Breakeven Analysis” on page 14 for additional information.

The Sponsor

The Sponsor of the Trust is iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company. The sole member and manager of the Sponsor is the predecessor sponsor of the Trust, BlackRock Asset Management International Inc., a Delaware corporation and a consolidated subsidiary of BlackRock, Inc. The Sponsor’s primary business function in connection with the Trust is to direct the actions of the Trustee in the management of the Trust and to act as commodity pool operator of the Trust.

The Sponsor has been registered under the CEA as a commodity pool operator and has been a member of the National Futures Association, or the “NFA,” since June 22, 2009. The Sponsor may also act, currently or in the future, as the sponsor for certain other investment vehicles.

The predecessor Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor, the Trust Administrator, the processing agent and their respective agents, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $500,000 annually.

In recognition of its paying these expenses, the Sponsor is entitled to an allocation that accrues daily at an annualized rate of up to 0.75% of the “Adjusted Net Asset Value” of the Trust, or its net asset value as calculated before deducting fees and expenses based on the value of the Trust’s assets, and is payable by the Trust monthly in arrears. That allocation to the Sponsor is referred to in this prospectus as the “Sponsor’s Fees,” and is subject to adjustment from time to time, except that the Sponsor’s Fees may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and thirty days’ prior notice to registered holders of the Shares. For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor Trustee, if the Trustee ceases to meet certain objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

The principal office of the Sponsor is located at 400 Howard Street, San Francisco, CA 94105, and its telephone number is (415) 670-2000.

The Advisor

The Advisor is BlackRock Fund Advisors, a California corporation. The Advisor is the commodity trading advisor for the Trust and has discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations. The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets. The Advisor has been registered as a commodity trading advisor under the CEA and a member of the NFA since April 5, 1993. The Advisor may also act, currently or in the future, as the advisor for certain other investment vehicles. The Advisor also has been registered with the CFTC as a commodity pool operator since October 14, 2014.

The Advisor and the Trust may each terminate the Advisory Agreement at any time upon thirty days’ prior written notice. The Sponsor may terminate the Advisory Agreement in its discretion.

The Trustee

The Trustee is BlackRock Institutional Trust Company, N.A., a national banking association affiliated with the Sponsor. Subject to the Sponsor’s oversight, the Trustee is generally responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor with respect to the receipt and delivery of consideration transferred to, or by, the Trust in connection with each issuance and redemption of Baskets, and (3) calculating the net asset value of the Trust on each Business Day. Under the Trust Agreement, the Trustee may delegate all or a portion of its duties to any agent, and has delegated the bulk of the day-to-day responsibilities to the Trust Administrator, certain tax-related services to PricewaterhouseCoopers LLP, as “Tax Administrator,” and certain other administrative and record-keeping functions to its affiliates and other agents. The Tax Administrator and the Trust Administrator are not affiliated with the Sponsor or the Trustee.

The Shares are not deposits or other obligations of BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank, are not guaranteed by BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk. For a more detailed description of the role and responsibilities of the Trustee and the Trust Administrator, see “Description of the Shares and the Trust Agreement” and “The Trustee.”

The Trust Administrator

State Street Bank and Trust Company serves as the Trust Administrator, and has been delegated certain day-to-day administrative functions of the Trustee, including calculating the value of certain of the Trust’s assets, maintaining custody of Collateral Assets not posted as margin, transferring Collateral Assets in satisfaction of applicable margin requirements, and maintaining certain records and accounts. The Trust Administrator’s services are governed under a “Master Services Agreement,” dated as of April 13, 2018, as supplemented by related service modules, each between the Trust Administrator and the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Trust Agreement and the Master Services Agreement.

Under the applicable service modules, the Trust Administrator has agreed to provide its services for an initial term ending on April 13, 2025, which automatically extends for up to 2.5 years (a 6-month extension, followed by a 2-year extension), unless terminated by either party in accordance with the Master Services Agreement. The Trust Administrator may terminate its services for certain material breaches of the Master Services Agreement or for failure to pay fees within a specified grace period. The Trust may terminate the Master Services Agreement for cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Trust Administrator.

The Clearing FCM

Goldman Sachs is the Clearing FCM through which the Trust will transact in Index Futures. The Trust’s Index Futures positions, together with related margin, are held at its accounts established at the Clearing FCM. The Trust’s relationship with its Clearing FCM is governed by a Futures and Options Account Agreement, or “FCM Agreement,” dated as of December 31, 2013, between the Trust and the Clearing FCM. The Clearing FCM is exculpated and indemnified by the Trust under the terms of the FCM Agreement.

The Delaware Trustee

Wilmington Trust Company, a Delaware trust company, serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Investment Objective

The Trust seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodity futures. The Trust seeks to track the investment results of the Index before fees and expenses of the Trust. The Trust holds long positions in Index Futures that have settlement values at expiration based on the level of the S&P GSCI-ER at that time, and earning interest on its non-cash Collateral Assets used to satisfy applicable margin requirements on those Index Futures positions.

The S&P GSCI-ER is calculated based on the same commodities that are included in the S&P GSCI™ Commodity Index (the “S&P GSCI™”), which is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities. The S&P GSCI™ is administered, calculated and published by the index sponsor, which is S&P Dow Jones Indices LLC (the “Index Sponsor”), a subsidiary of S&P Global Inc. The S&P GSCI-ER reflects the return of an uncollateralized investment in the contracts comprising the S&P GSCI™, and in addition incorporates the economic effect of “rolling” the contracts included in the S&P GSCI™ as they near expiration. Rolling a futures contract means closing out a position in an expiring futures contract and establishing an equivalent position in a replacement futures contract on the same commodity.

The Index, in turn, reflects the return of the S&P GSCI-ER, together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI™. If the Index Sponsor ceases to maintain the Index, the Trust may seek investment results that correspond generally, but are not necessarily identical, to the performance of a fully-collateralized investment in a successor index or any other index that, in the opinion of the Sponsor, is reasonably similar to the Index.

The Index Sponsor was formed in 2012 and acquired the S&P GSCITM, S&P GSCI-ER and the Index from one of its affiliates, which had in turn acquired them from Goldman Sachs, the prior Index Sponsor, effective May 2007.

When establishing positions in Index Futures, the Advisor estimates as of the date of this prospectus that the Trust will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position at the time it is established. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. Margin requirements established by the Clearing FCM may exceed minimum levels established by the Exchange. On a daily basis, the Trust is obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. If the daily settlement level causes the value of the Trust’s Index Futures positions to decrease, the Trust is required to post variation margin with the Clearing FCM. Conversely, if the daily settlement level causes the value of the Trust’s Index Futures positions to increase, the Trust’s account with the Clearing FCM receives variation margin in an amount equal to the increase. These margin deposits are expected to be maintained in accordance with CFTC rules, which require the segregation of customer funds from those of the Clearing FCM.

Whenever Index Futures of different types or expirations are available for investment, the Sponsor determines, pursuant to the terms of the Trust Agreement, which Index Futures are to be transferred in connection with either the creation or redemption of Baskets. The Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets.

The profit or loss on the Trust’s Index Futures positions should correlate with increases and decreases in the value of the S&P GSCI-ER, although this correlation is not expected to be exact. The return on the Index Futures, together with interest on the non-cash Collateral Assets, is expected to result in a total return that corresponds generally, but is not identical, to the Index. Differences between the returns on the Shares and the performance of the Index may be based on, among other factors, differences between the return on the Collateral Assets and the U.S. Treasury rate used to calculate the U.S. Treasury return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the S&P GSCI-ER, differences between the settlement price of Index Futures and the closing level of the S&P GSCI-ER and the payment of expenses and liabilities by the Trust.

The Advisor acts as the commodity trading advisor for the Trust. The Advisor, on behalf of the Trust, is authorized to invest all of the Trust’s assets in long positions in Index Futures and in Collateral Assets in order to satisfy applicable margin requirements on those Index Futures positions. Any cash that the Trust accepts in connection with the creation of Shares is used to purchase additional Index Futures or Collateral Assets in an amount that the Advisor determines will enable the Trust to achieve investment results that correspond with the Index, before the payment of the Trust’s expenses and liabilities. The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets.

Due to creation or redemption activity or expenses incurred in the Trust, the notional value of Index Futures held may, at times, exceed the aggregate value of the Trust’s assets. In such instances the Advisor may elect, in such a manner as the Advisor determines will enable the Trust to achieve investment results that correspond to the Index before the payment of the Trust’s expenses and liabilities, to dispose of Index Futures to reduce the Trust’s notional exposure to Index Futures or continue to hold Index Futures in a notional amount that exceeds the aggregate value of the Trust’s assets until additional creation or redemption activity or trading aligns the notional value of the Index Futures with the corresponding collateral holdings.

The Shares are intended to constitute an alternative means for investors to achieve investment exposure to the performance of the Index. Although the Shares are not the exact equivalent of an investment in the underlying futures contracts and U.S. Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative method of participating in the commodities market.

In addition, retail investors can gain exposure to the commodities underlying the Index by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities or futures contracts. The Shares are eligible for margin accounts.

The Advisor expects that all assets held by the Trust, including futures contracts and Collateral Assets, will be based in the U.S. and subject to U.S. regulations.

Risk Factors

An investment in the Shares is speculative and includes, among others, the following risks. See “Risk Factors” starting on page 15 of this Prospectus:

•	The market price for the Shares could differ from the NAV.

•	Past performance of the Index is not necessarily indicative of its future results or the performance of the Shares.

•

The price of the Shares is expected to fluctuate based on the value of the Index and the prices of the futures contracts and commodities underlying the Index; commodities markets have historically been volatile.

•	The return on the Shares will not correlate precisely with the performance of the Index.

•	The Trust is subject to fees and expenses that are payable regardless of profitability.

•

There may be conflicts of interest between you, on the one hand, and the Sponsor and its affiliates, the Index Sponsor and its affiliates, the Clearing FCM and any other parties that transact in the Index Futures or its underlying futures contracts and commodities, on the other hand. See “Conflicts of Interest” below and starting on page 80, and “Risk Factors—Risk Factors Relating to Conflicts of Interest” starting on page 30.

•	The classes of assets in which the Trust invests, and accordingly, the nature of an investment in the Shares, may change from time to time.

•	There are income tax risks associated with the offering. See “Risk Factors–Risk Factors Relating to Taxes” starting on page 31 and “United States Federal Income Tax Consequences” starting on page 84.

•

Investors in the Shares will annually receive an IRS Schedule K-1, which reports their allocable share of the Trust’s items of income, gain, loss and deduction. Tax information reporting on Schedule K-1 may be somewhat more complex than comparable reporting on IRS Form 1099.

Conflicts of Interest

There may be conflicts of interest between the Shareholders and the Sponsor and its affiliates. These conflicts may arise because the Sponsor is affiliated with the Trustee and the Advisor. Because of these affiliations, the Sponsor has an incentive not to remove the Trustee or the Advisor. Conflicts may also result from the Sponsor’s substantial control over the business and activities of the Trust, such as the Sponsor’s authority to determine whether to make distributions to Shareholders, its oversight over NAV calculations and its rights relating to amending the Trust Agreement or dissolving the Trust. In addition, conflicts may arise in connection with trading activities relating to the Index Futures, index components or related instruments for the Sponsor’s or its affiliates’ proprietary accounts, customer accounts or other accounts under management, as well as in connection with research reports published by the Sponsor or its affiliates with respect to commodities markets. Additional conflicts of interest may exist between Shareholders, on the one hand, and the Clearing FCM and the Index Sponsor, on the other. For more information regarding these potential conflicts of interest, see “Conflicts of Interest” starting on page 80, and “Risk Factors—Risk Factors Relating to Conflicts of Interest” starting on page 30.

Certain U.S. Tax Consequences

The Trust is not treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust is not a taxable entity for U.S. federal income tax purposes and does not incur U.S. federal income tax liability. Instead, you will be taxed as a partner in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability, without regard to the amount of cash, if any, distributed to you. This may result in your recognizing “phantom income” (i.e., taxable income without corresponding cash from the Trust to satisfy your tax liability).

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interests in the net assets of the Trust.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets consist of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets). These proceeds are held by the Trust and are retained, invested in Collateral Assets or liquidated in order to rebalance or establish new positions in Index Futures or Collateral Assets until (1) withdrawn in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust (including applicable fees and margin payments) not assumed by the Sponsor.

Collateral Assets with a value equal to approximately 3% to 10% of the value of each Index Futures position are deposited with the Clearing FCM as initial margin at the time such Index Futures position is established. The remainder (and any variation margin received) are retained in the Trust’s accounts until transferred in connection with making variation margin payments, a Basket redemption or the liquidation of an Index Futures position.

Any remaining assets of the Trust that are not required to meet current margin requirements may be (1) held in cash in bank accounts to remain available to pay the expenses of the Trust and to serve as reserves, in the amounts deemed necessary by the Advisor, or (2) deposited with the Trust Administrator and invested in U.S. Treasury securities and other Collateral Assets. All interest income earned on the Trust’s investments will be retained for the benefit of the Trust. The Advisor expects that all entities that will hold or trade the Trust’s assets will be based in the U.S. and subject to U.S. regulations.

NYSE Arca Ticker Symbol	GSG
CUSIP	46428R107
Creation and Redemption

The Trust intends to issue and redeem Baskets on a continuous basis but is not required to do so. See “Suspension of Issuance, Transfers and Redemptions” below. Baskets are issued and redeemed only in block transactions of 50,000 Shares, in exchange for long positions in Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) in the Basket Amount. Baskets may be created and redeemed only by Authorized Participants, who pay the Trustee a transaction fee. The Trust may include Index Futures of different types and expirations in the creation and redemption of Baskets. The value of the assets to be included in the Basket Amounts for creations and redemptions is determined at the end of each Business Day based on the daily settlement value of the Index Futures and the value of the Collateral Assets, as calculated for purposes of determining NAV. The value of such assets must equal the NAV of the Shares constituting a Basket as determined for such Business Day, but any changes to NAV that may result from creation and redemption activity are not reflected in the NAV calculations for the Business Day on which they occur.

Creation and redemption orders received after 2:40 p.m. (New York time) are not deemed to be received and the related creation or redemption is not deemed to occur until the following Business Day. Subject to the approval of the Trustee, Baskets may be created or redeemed solely for cash, but the related creation or redemption orders will be deemed received as of the following Business Day unless received by 10:00 a.m. (New York time). Orders are expected to settle by 11:00 a.m. (New York time) on the Business Day following the Business Day on which such orders are deemed to be received, through block or “exchange for related positions,” or “EFRP,” transactions that are not executed through the Exchange’s central order book.

The Advisor expects that the transaction fee for Index Futures will average to approximately 0.04% of the Basket Amount in any given year, although the actual amount of the transaction fee may be more or less. The transaction fee is subject to change from time to time. With the approval of the Trustee, Baskets may be created and redeemed solely for cash, in which case the Authorized Participant is required to pay any additional issuance or redemption costs, including the costs incurred by the Trust in establishing or liquidating the corresponding Index Futures position and acquiring or disposing of the related Collateral Assets. See “Description of the Shares and the Trust Agreement” starting on page 50.

Authorized Participants

Baskets may be created and redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) be a Depository Trust Company or “DTC” Participant, (3) have entered into an Authorized Participant Agreement with the Trust, and (4) be in a position to transfer Index Futures and the required cash or other Collateral Assets to, and take delivery of these assets from, the Trustee through one or more accounts.

Suspension of Issuance, Transfers and Redemptions

The Trustee may suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or may refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.” From August 24, 2009 to April 26, 2010, the Trust suspended the issuance of new Baskets.

The Index

The S&P GSCI™ Total Return Index. The Index reflects the value of the S&P GSCI-ER together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI-ER. The Index was formerly known as the GSCI® Total Return Index. See “The Index and the S&P GSCI-ER.”

S&P GSCI-ER

The S&P GSCI™ Excess Return Index. The S&P GSCI-ER is designed to reflect the positive or negative return over time resulting from an uncollateralized long position in the futures contracts comprising the S&P GSCI™. The S&P GSCI-ER is also designed to reflect the positive or negative returns that would be generated over time by rolling each underlying futures contract forward as it approaches expiration to the next expiring contract month. The S&P GSCI-ER is designed to be a measure of the performance over time of the market for its constituent commodities. The commodities represented in the S&P GSCI-ER are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The S&P GSCI-ER was formerly known as the GSCI® Excess Return Index. See “The Index and the S&P GSCI-ER.”

S&P GSCI™

The S&P GSCI™ Commodity Index. The S&P GSCI™ is comprised of futures contracts on physical commodities, with each commodity having a weighting determined by reference to world production statistics. The S&P GSCI™ was formerly known as the Goldman Sachs Commodity Index. For more information regarding the S&P GSCI™, see “The Index and the S&P GSCI-ER.”

Index Futures

The Trust seeks to achieve the portion of the return on the Shares corresponding to the S&P GSCI-ER through investments in Index Futures, which are exchange-traded futures contracts on the S&P GSCI-ER.

Index Futures are exchange-traded index futures contracts that provide for payment at their expiration based on the settlement value of the S&P GSCI-ER at that time. The Trust transacts in Index Futures through the Clearing FCM, currently Goldman Sachs, who executes the Trust’s Index Futures transactions on an Exchange, currently the CME.

When establishing positions in Index Futures, the Advisor estimates as of the date of this prospectus that the Trust will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position at the time it is established. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. Margin requirements established by the Clearing FCM may exceed minimum levels established by the Exchange. On a daily basis, the Trust is obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. If the daily settlement level causes the value of the Trust’s Index Futures positions to decrease, the Trust is required to post variation margin with the Clearing FCM.

Conversely, if the daily settlement level causes the value of the Trust’s Index Futures positions to increase, the Trust’s account with the Clearing FCM receives variation margin in an amount equal to the increase. The Trust’s obligation to make margin payments is satisfied from the cash or other Collateral Assets obtained by the Trust in connection with creations of Baskets.

For more information regarding the Index Futures, see “Futures Contracts on the S&P GSCI-ER.”

Collateral Assets

The Trust seeks to achieve the portion of the return on the Shares corresponding to the U.S. Treasury return of the Index through investments in Collateral Assets.

In connection with the creation of Shares, the Trust receives cash (or, in the discretion of the Sponsor, other Collateral Assets). Cash proceeds are invested in Collateral Assets, generally U.S. Treasury securities, and used to satisfy margin requirements applicable to the Trust’s Index Futures positions. Any Collateral Assets not held at the Clearing FCM to satisfy margin requirements are held by the Trust Administrator. The interest paid on these non-cash Collateral Assets, together with the performance of the Index Futures, is expected to produce a total return for the Shares that corresponds generally, but is not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust. Differences between the returns on the Shares and the performance of the Index may be based on, among other factors, differences between the return on the Collateral Assets and the U.S. Treasury rate used to calculate the U.S. Treasury return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the S&P GSCI-ER, differences between the settlement price of Index Futures and the closing level of the S&P GSCI-ER and the payment of expenses and liabilities by the Trust. See “Futures Contracts on the S&P GSCI-ER.”

Net Asset Value

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee determines the net asset value of the Trust and the NAV as of 4:00 p.m. (New York time), on each Business Day on which NYSE Arca is open for regular trading. The Trustee makes the required calculations as soon as practicable after the close of trading on NYSE Arca.

The Trustee determines the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made (taking into account orders for the creation or redemption of Shares received prior to the cut-off time on that day).

The net asset value of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of (1) the Trust’s Index Futures positions and Collateral Assets, (2) the interest earned on those assets by the Trust and (3) any other assets of the Trust, in each case as of the close of trading on that day.

The Trustee values the Trust’s assets as of any given day on the basis of that day’s settlement prices for each Index Futures contract as announced by the applicable Exchange, and the then-current market value of any other assets held by the Trust. If there is no announced settlement price for a particular Index Futures contract on a Business Day, the Trustee uses the most recently announced settlement price unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for valuation. The value of the Trust’s positions in any particular Index Futures contract equals the product of (1) the number of such Index Futures contracts owned by the Trust, (2) the settlement price of such Index Futures contract on the date of calculation and (3) the multiplier of such Index Futures contract. The Trustee has employed the Trust Administrator to make those determinations on its behalf.

The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and is published online at www.ishares.com, or any successor thereto. The Trust updates the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

Voting Rights	The Shares do not have voting rights. Shareholders only have the limited rights described in “Description of the Shares and the Trust Agreement—Voting Rights.”

Distributions

Interest and distributions received by the Trust on its assets may be used to acquire additional Index Futures or Collateral Assets or, in the discretion of the Sponsor, distributed to Shareholders. The Trust is under no obligation to make periodic distributions to Shareholders.

Limitation of Liabilities	You cannot lose more than the value of your investment in the Shares.

Under Delaware law, Shareholders’ liability is limited to the same extent as the liability of stockholders of a for-profit Delaware business corporation.

Amendments

The Sponsor and the Trustee may amend the Trust Agreement without the consent of any Shareholder, including to expand, limit or change the categories of assets by means of which the Trust seeks to achieve its investment objective, so long as the Sponsor provides thirty days’ notice to registered owners of Shares before the effectiveness of any amendment that imposes or increases fees or charges (other than the Sponsor’s Fees, to the extent the Sponsor’s Fees do not exceed 0.75% of the Adjusted Net Asset Value, and other than taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders or similarly materially adversely affects any Shareholder.

Dissolution Events	The Trustee will dissolve the Trust if:

	•	the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

	•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they have elected to dissolve the Trust;

	•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Sponsor determines to liquidate the Trust in accordance with the terms of the Trust Agreement, which provides that the Sponsor may liquidate the Trust at any time the Sponsor determines that liquidating the Trust is advisable. The Sponsor may, for example (but will not be obligated to), liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes occur that would result, in the opinion of the Sponsor, in a decrease of investment opportunities available to meet the Trust’s investment objective, (2) the Index Sponsor ceases to maintain the Index and, in the opinion of the Sponsor, no successor or reasonably similar index is available, or (3) the value of the Trust is at a level at which continued operation of the Trust is not cost-efficient;

•

the Trust is treated as an association taxable as a corporation for U.S. federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

	•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

After dissolution of the Trust, the Trustee will deliver Trust property, or the proceeds thereof, upon surrender and cancellation of the Shares and, ninety days after dissolution, may dispose of any remaining Trust property in a private or public sale, and hold the proceeds, uninvested and in a non-interest-bearing account, for the pro rata benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Clearance and Settlement

The Shares are issued only in book-entry form. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants. See “The Securities Depository; Book-Entry-Only System; Global Security.”

BREAKEVEN ANALYSIS

The following table indicates the approximate return, in percentage and dollar amounts, required for the redemption value of a hypothetical initial $32.23 investment in a Share to equal the original investment amount after twelve months, offsetting certain estimated fees, costs and expenses, net of any interest income earned by the Trust on its investments (“12-Month Breakeven”).

The table, as presented, is only an approximation. The capitalization of the Trust may directly affect the amounts of one or more of these charges. The Sponsor’s Fees are calculated as a percentage of the Adjusted Net Asset Value of the Trust. Interest income and brokerage commissions and fees are expected to scale with the Trust’s holdings. As a result, these amounts may increase or decrease as the Trust’s net asset value increases or decreases. The table does not reflect the additional transaction fees and costs required for the creation and redemption of Baskets. It is not possible to predict whether the Trust will break even at the end of the first twelve months of an investment or any other period.

Expense(1)	Amount	Percent
Sponsor’s Fees(2)	$0.24	0.75%
Organization and Offering Expenses(3)	$0	0.00%
Trust Operating Expenses(3)	$0	0.00%
Brokerage Commissions and Fees(4)	$0.01	0.03%
Interest Income(5)	$(1.19)	(3.70)%
12-Month Breakeven(6)	$0.00	0.00%

(1)

The foregoing breakeven analysis assumes that the Shares have a constant month-end NAV. Calculations are based on $32.23 as the NAV, which was the NAV as of the close of business on March 31, 2026. Dollar amounts are rounded to the nearest cent, and percentages are rounded to two decimal places.

(2)

The Sponsor’s Fees, which accrue daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, are payable by the Trust monthly in arrears. The Sponsor’s Fees are paid in consideration of the services provided by the Sponsor, including procuring the services of the Trust’s other service providers and its payment of certain related fees and expenses that would otherwise have been payable by the Trust.

(3)

The Sponsor is responsible for paying the Trust’s Organization and Offering Expenses and Trust Operating Expenses, which consist of the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor, the Trust Administrator, the processing agent and their respective agents, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $500,000 annually. The Trust does not separately bear the costs of Trust Operating Expenses, although these costs are taken into consideration when calculating the Sponsor’s Fees. Additional information relating to Trust Operating Expenses may be found under “The Business of the Trust—Trust Expenses.”

(4)

The Trust is responsible for paying, out of its assets, any applicable brokerage commissions and similar transaction fees incurred in connection with the roll of Index Futures held by the Trust. As of March 31, 2026, the Sponsor estimates that these brokerage commissions and transaction fees will equal approximately 0.03% of the net asset value of the Trust per year.

(5)	Interest income is currently estimated to be earned at an annual rate of 3.70%, which is based on the 13-week (3 month) U.S. Treasury discount rate as of March 31, 2026.

(6)

In the breakeven analysis, interest income would exceed expenses by 2.92%, or $0.94, of the $32.23 NAV as of March 31, 2026, meaning that a positive return would not be necessary for an investor to recoup their initial investment over one year. As a result, the 12-Month Breakeven amounts are shown as zero. You may pay customary brokerage commissions in connection with transactions in Shares. Because such charges will vary from investor to investor, they have not been included in the breakeven analysis. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. In addition, the breakeven analysis does not include fees charged in connection with the creation/redemption process because such fees are payable only by Authorized Participants. These fees currently are $2.27 per Index Futures position multiplied by the number of Index Futures included in the Basket Amount for EFRP transactions, and $3.27 per Index Futures position multiplied by the number of Index Futures in the Basket Amount for cash orders.

Summary Financial Condition

As of the close of business on March 31, 2026, the net asset value of the Trust was $997,414,489 and the NAV was $32.23.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.

Risk Factors Relating to Commodities Markets

The value of the Shares depends on the value of Index Futures, which fluctuates based on the prices of commodity futures contracts reflected in the S&P GSCI-ER. These prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

Because the price of the Shares depends on the value of the Index Futures held by the Trust, the value of the Shares fluctuates based on the prices of commodity futures contracts reflected in the S&P GSCI-ER. Commodity prices may be volatile. Commodity prices are generally affected by, among other factors, the cost of producing, transporting and storing commodities, changes in consumer or commercial demand for commodities, the hedging and trading strategies of producers and consumers of commodities, speculative trading in commodities by commodity pools and other market participants, disruptions in commodity supply, weather, political and other global events, global economic factors and government intervention in or regulation of the commodity or commodity futures markets. These factors cannot be controlled by the Trust. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to a potential loss on your investment in the Shares, regardless of the length of time you intend to hold your Shares.

With regard to oil and other commodities, a variety of factors can affect the price of commodities and in turn the related Index Futures, including significant increases or decreases in production, available supply or demand due to natural factors, epidemics, technological factors, cooperation with respect to price and production levels or competition and tension among exporting nations, the enactment or cessation of trade sanctions, war or other geopolitical conflicts (such as between Hamas and Israel and Iran and Israel), civil unrest and sabotage, fluctuations in the reserve capacity, large purchases by governmental entities and competition from other sectors. Such risks historically and recently have led, and in the future could lead, to significant market volatility, which could impact the Index Futures held by the Trust and negatively impact the price of the Shares.

In April 2020, the collapse of demand for fuel as a result of economic conditions relating to COVID-19 and other factors created an oversupply of crude oil that rapidly filled most available oil storage facilities. This caused the May 2020 WTI crude oil futures contract to trade at a negative price. If all or a significant portion of the futures contracts reflected in the S&P GSCI-ER were to reach a negative price, you could lose your entire investment.

The following events, among others, would generally result in a decline in the price of the Shares:

•

A significant increase in hedging activity by producers of the underlying commodities. Should producers of the commodities underlying the S&P GSCI-ER increase their hedging of their future production through forward sales or other short positions, this increased selling pressure could depress the price of one or more of the underlying commodities, which could adversely affect the price of the Shares.

•

A significant change in the attitude of speculators and investors toward the futures contracts or commodities underlying the S&P GSCI-ER. Should the speculative community take a negative view towards one or more of the underlying futures contracts or commodities, it could cause a decline in the price of the Index Futures, which may reduce the price of the Shares.

•

Based on market conditions, futures contracts underlying the S&P GSCI-ER may trade or settle at or below zero, and the zero or negative value will be used in the calculation of impacted indices, including the S&P GSCI-ER. A zero or negative value in respect of one or more underlying futures contracts may result in a zero or negative value in respect of the S&P GSCI-ER and, consequently, the Index Futures, adversely affecting the value of the Shares.

•

Significant reductions in the size of positions permitted to be owned by the Trust or others in Index Futures or in the futures contracts and/or commodities composing the S&P GSCI-ER, for example, as a result of more restrictive position limits or position limit exemptions or more expansive position aggregation requirements, could reduce liquidity and depress the price of the S&P GSCI-ER and/or the underlying futures contracts or commodities, adversely affecting the value of your Shares.

Conversely, several factors could trigger a temporary increase in the price of the futures contracts or commodities underlying the S&P GSCI-ER and, consequently, the Index Futures. In that case, you could buy Shares at prices affected by the temporarily high commodity prices, and you could subsequently incur losses when the causes for the temporary increase disappear.

Historical performance of the Index and the S&P GSCI-ER is no guide to their future performance or to the performance of the Shares.

Past performance of the Index and the S&P GSCI-ER is not necessarily indicative of their future performance or of the performance of the Shares. There can be no guarantee that the level of the Index or the S&P GSCI-ER will increase. You may lose some or all of your investment in the Shares.

Commodity futures trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity, congestion, disorderly markets, manipulation, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, technical and operational or system failures, nuclear accidents, terrorism, riots and acts of God. In connection with such events, a futures exchange may determine to halt trading, to cancel trades executed during a specified period, and to take other actions it deems appropriate. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, it is possible that no trades may be made at a different price. It is not certain how long any such price limits would remain in effect. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices, consequently affecting the value of the S&P GSCI-ER. Further, the Clearing FCM or its account holders may represent, directly or indirectly, a substantial portion of the short-side interest in the Index Futures market. The existence of such a limited number of market participants could cause or exacerbate temporary distortions, especially those distortions resulting from illiquidity.

Any of these circumstances could adversely affect the value of the Index Futures held by the Trust and, therefore, the value of your Shares. In addition, these circumstances could also limit trading in the Index Futures, which could affect the calculation of the NAV and the trading price of the Shares. Accordingly, these limits may result in a NAV that differs, and may differ significantly, from the NAV that would prevail in the absence of such limits. If Baskets are created or redeemed at a time when these price limits are in effect, the creation or redemption price will reflect the price limits as well.

In calculating the S&P GSCI-ER, if the relevant trading facility does not publish a settlement price as scheduled, or publishes a settlement price that, in the reasonable judgment of the Index Sponsor, is manifestly incorrect, the Index Sponsor may determine the settlement price in its reasonable judgment. In addition, if any day on which the Index Sponsor calculates the S&P GSCI-ER is a day on which a relevant trading facility for a contract on a commodity that underlies the S&P GSCI-ER is not open, then the Index Sponsor uses the settlement price for that contract as of the last day on which that trading facility was open. In these circumstances, the value of the Index Futures and the value of your Shares may be adversely affected.

The absence of “backwardation” or the existence of “contango” in the prices of the commodities included in the S&P GSCI-ER may adversely affect the value of your Shares.

As the futures contracts that underlie the S&P GSCI-ER near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased in March may specify a June expiration. As that contract nears expiration, it may be replaced by selling the June contract and purchasing the contract expiring in September. This process is referred to as “rolling.” Historically, the prices of some futures contracts (generally those relating to commodities that are typically consumed immediately rather than stored) have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the earlier contract would take place at a price that is higher than the price at which the later contract is purchased, thereby allowing the contract holder to purchase a greater quantity of the later contract. While some of the contracts included in the S&P GSCI-ER have historically exhibited periods of backwardation, backwardation will likely not exist at all times. Moreover, some of the commodities reflected in the S&P GSCI-ER have historically exhibited characteristics typical of “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The forward price of a commodity futures contract may also fluctuate between backwardation and contango.

The absence of backwardation or the existence of contango in the commodity markets could result in losses, which could adversely affect the value of the S&P GSCI-ER and, accordingly, decrease the value of your Shares. Moreover, because the Trust must pay certain ongoing fees and expenses, the value of the Shares may decrease even in periods where commodity prices are otherwise stationary.

While contango and backwardation are consistently present in trading in the commodity markets, such conditions can be exacerbated by market forces. For example, following the onset of the COVID-19 pandemic, as a result of an excess supply of crude oil and weak demand as well as disputes among oil producing countries regarding limitations on oil production, the crude oil futures markets experienced extraordinarily high levels of contango in the first half of 2020, resulting in a negative price in the May 2020 WTI crude oil futures contract on April 20, 2020.

The effects of rolling futures contracts under such conditions generally are more severe than rolling futures contracts in the absence of such conditions. Such conditions may continue to exist, which could adversely affect the value of the S&P GSCI-ER and the Index Futures and, accordingly, adversely affect the value of your Shares.

Regulatory developments with respect to the futures and over-the-counter (“OTC”) derivatives markets, and in particular, with respect to speculative trading in futures contracts and OTC derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.

Many bills have been introduced in the U.S. Congress targeting excessive speculation in commodities and commodity indices, including by institutional “index funds,” on regulated futures markets and in the OTC derivatives markets. Many of these legislative proposals have not been enacted but could be in the future.

The CFTC has adopted federal position limits for commodity derivatives (the “Final Position Limits Rules”), which include as referenced contracts, a number of the futures contracts included in the S&P GSCI-ER, and as of the date of this prospectus, such contracts represent a substantial portion of the weight of the S&P GSCI-ER. Consequently, under the Final Position Limits Rules, the maximum positions that market participants can hold for the spot month in the referenced contracts that underlie the S&P GSCI-ER are limited, which could reduce the liquidity of such referenced contracts and adversely affect the performance of the S&P GSCI-ER and the value of your Shares. Moreover, because the relative weights of the commodities in the S&P GSCI-ER are largely determined based on the trading volume of the futures contracts designated for such commodities, a reduction in the trading volume of such futures contracts could significantly alter the weights of the futures contracts underlying the S&P GSCI-ER, which could have further adverse effects on the level of the S&P GSCI-ER and the value of your Shares.

The Final Position Limits Rules also revise the definition of “bona fide hedging transaction or position,” including revisions to expand the current list of enumerated bona fide hedging activities that are exempt from position limits rules and to provide more flexibility for market participants to qualify for bona fide hedge exemptions. Such revisions may affect the hedging and investing activities of participants in the markets for the Index Futures and the futures contracts and commodities underlying the S&P GSCI-ER, which in turn could reduce the liquidity and adversely affect the pricing of the Index Futures and such futures contracts and commodities. Any of these effects could increase volatility in and otherwise adversely affect the price of the Shares.

With respect to the position aggregation rules adopted by the CFTC in December 2016, those final rules, which became effective on February 14, 2017, expanded the circumstances requiring persons to aggregate referenced contracts that are owned or controlled by such persons. Specifically, the final aggregation rules require a person holding positions in multiple commodity pools with substantially identical trading strategies to aggregate the pools’ positions in referenced contracts, on a pro-rata basis, with other positions in referenced contracts held or controlled by such person. These aggregation rules apply to all commodity derivative contracts that are subject to position limits under the Final Position Limits Rules. The CFTC staff has granted relief, until the later of the applicable date or the compliance date of a rulemaking codifying such relief, from various conditions and requirements in the final aggregation rules, including the “substantially identical trading strategies” aggregation requirement. Under this relief, a person would not be required to aggregate positions on the basis of the “substantially identical trading strategies” aggregation requirement unless the person is holding or controlling the trading of positions in multiple accounts or commodity pools with substantially identical trading strategies in order to willfully circumvent applicable position limits. Although Index Futures are not among the referenced contracts identified in the Final Position Limits Rules, if federal position limits are extended to Index Futures or if the Exchange adopts similar aggregation rules, some participants in the market for Index Futures may be encumbered in trying to hedge their exposure, which could reduce liquidity in such Index Futures and the futures contracts and commodities underlying the S&P GSCI-ER and adversely affect the value of the Shares.

In addition to the Final Position Limits Rules, the CFTC could propose other rules that may lower the applicable position limits, apply position limits to a broader range of contracts (including commodity index contracts such as the Index Futures) or further restrict position limit exemptions. If any of these actions is taken, such measures could further reduce the size of positions that the Trust and other investors could hold directly in Index Futures and the underlying futures contracts and commodities, with potential reductions in liquidity and adverse effects on the pricing of Index Futures. See also “—The value of the Shares depends on the value of Index Futures, which fluctuates based on the prices of commodity futures contracts reflected in the S&P GSCI-ER. These prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.”

In addition to federal position limits adopted by the CFTC, the CME has established position limits applicable to the Index Futures held by the Trust. In addition, the Trust’s Clearing FCM may reduce its internal risk limits on the size of positions in Index Futures that the Clearing FCM trades or clears for the Trust. As of the date of this prospectus, internal risk limits implemented by the Clearing FCM do not constrain the size of positions in Index Futures that it will trade or clear for the Trust. If the Trust were to reach a position limit established by the CME or if the Trust’s Clearing FCM were to reduce its internal risk limits on the size of positions in Index Futures that it trades or clears for the Trust, this could adversely impact the Trust’s ability to transact in Index Futures, issue new Shares or reinvest income in additional Index Futures positions. From August 24, 2009 to April 26, 2010, the Trust suspended the issuance of new Shares because the Trust could not invest the proceeds of new issuances in additional Index Futures positions due to restrictions on speculative position limits imposed by the CME. The liquidity of the Shares and the correlation between the value of the Shares and the level of the S&P GSCI-ER may be adversely affected in the event of any such suspension of issuance.

The Trust may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Trust.

A public health emergency, such as the COVID-19 pandemic, could adversely affect the economies of many nations and the entire global economy as well as individual issuers, assets and capital markets and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the financial markets. For instance, the COVID-19 pandemic caused increased volatility in the market for the Index Futures and the underlying futures contracts, which led to increased trading spreads in the Index Futures and the underlying futures contracts, a higher than usual number of trading or price limits for certain underlying futures, reduced liquidity in the markets for the underlying futures contracts, and increased premium or discount in the Shares. Future infectious illness outbreaks or other public health emergencies could have similar or other unforeseen impacts and may exacerbate pre-existing political, social and economic risks in certain countries or globally, which could adversely affect the value of the Shares.

A public health emergency could result in an increase of the costs of the Trust and affect liquidity in the market for the Index Futures or the underlying futures contracts, as well as the correlation between the price of the Shares and the net asset value of the Trust, any of which could adversely affect the value of the Shares. In addition, a public health emergency could impair the information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee and the Advisor, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust.

Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the market for the Index Futures or the underlying futures contracts, which could adversely affect the price of the Shares.

The Trust may be negatively impacted by the effects of geopolitical events on the global economy and markets for certain commodities, including energy, precious metals, agriculture and other sectors.

Geopolitical events have had, and may continue to have, disruptive and adverse impacts on the global economy and on markets for certain commodities. Such events include the U.S. and Israel military action against Iran that began in

February 2026 and Iran’s responses thereto, the U.S. military operation in Venezuela that started in January 2026, the Israel-Hamas conflict, and Russia’s continued military actions against Ukraine that began in February 2022 and the U.S. responses.

Hostilities in the Middle East have resulted in, and could continue to result in, disruptions to the production, transportation and pricing of crude oil, natural gas and other commodities; attacks on or damage to critical infrastructure, including refining facilities, maritime ports and international commercial marine vessels; increased shipping costs; and broader supply chain disruptions. The potential for a broader or prolonged conflict in the region could materially and adversely affect global supply and demand for oil, natural gas and other commodities, increase commodity price volatility, and adversely affect the liquidity, pricing and value of the commodity futures contracts underlying the Index.

Additionally, the Russian war in Ukraine has led to disruptions and increased volatility in the markets for certain commodities, including energy, precious metals, agriculture and other sectors, as well as for certain commodity futures contracts that make up the S&P GSCI-ER due to actual and potential disruptions in the supply of commodities underlying such contracts. The United States, other countries and certain international organizations have imposed broad ranging economic sanctions on Russia and certain Russian corporations and individuals. In 2022, the United States banned imports of oil, natural gas and coal from Russia. As a result, the invasion of Ukraine and related events have contributed to backwardation (i.e., when current prices are higher than future prices) in the market for energy futures contracts such as crude oil and heating oil. The continued impact on commodities and futures prices of the U.S. ban, as well as the extent and duration of the military action, resulting sanctions and associated market disruptions, are impossible to predict and depend on a number of factors. The continued impact of these events and other geopolitical events could be significant and may have a severe adverse effect on the performance of the Index and the value and liquidity of the Shares.

Risk Factors Relating to Index Futures and the S&P GSCI-ER

The trading of various Index Futures presents risks unrelated to the S&P GSCI-ER that could adversely affect the value of your Shares.

Although Index Futures are based on the S&P GSCI-ER, the value of the Index Futures could be affected by factors that do not directly affect the S&P GSCI-ER and, accordingly, the value of the Index Futures and the level of the S&P GSCI-ER may vary from each other. The activities of market participants in trading Index Futures, or in trading other instruments related to the S&P GSCI-ER, could affect the value of the Index Futures independent of any change in the S&P GSCI-ER and adversely affect the correlation between the value of the Index Futures and the level of the S&P GSCI-ER.

The prices of the various Index Futures are expected to reflect supply and demand in the market for such Index Futures, which in turn may reflect market expectations at any given time about prospective changes in the level of the S&P GSCI-ER and other market conditions. In this way, trading in the market for an Index Futures contract might cause a divergence between the price of such Index Futures contract and the level of the S&P GSCI-ER. Similarly, actions by the applicable Exchange with respect to Index Futures, such as the imposition of trading or price limits, could adversely affect this correlation. In these circumstances, it is possible that changes in the NAV, which is calculated based on the value of the Index Futures, will not adequately reflect changes in the level of the S&P GSCI-ER. In the event of market disruptions with respect to the Index Futures, such as a suspension of trading by the related Exchange as a result of market activity, systems or communications failures or other causes, the value of the Index Futures and the level of the S&P GSCI-ER could diverge, which could adversely affect the value of the Shares.

Although arbitrage activity by market participants is expected to have the effect of reducing or mitigating divergence between the value of the Index Futures and the level of the S&P GSCI-ER, such arbitrage activity may not fully offset any divergence at all times during which the Shares are outstanding. During any period the Trust is trading Index Futures of more than one type, differences in the settlement values of such Index Futures, to the extent not offset by arbitrage activity between such Index Futures, may limit the expected benefits of, or otherwise adversely affect, arbitrage activity between the Shares and the Index Futures. In the event that any such divergence between the value of the Index Futures and the level of the S&P GSCI-ER exists from time to time, changes in the NAV, which is calculated based on the value of the Index Futures, may not adequately reflect changes in the level of the S&P GSCI-ER, which could adversely affect the value of the Shares. The impact of certain of these considerations may be heightened in cases where the

Trust’s positions are concentrated in a particular Index Futures contract or in cases where the Trust represents a substantial portion of the open interest in a particular Index Futures contract.

In addition, other actions taken by an Exchange, including rule changes relating to clearing fees, margin requirements, or the minimum price fluctuations applicable to an Index Futures contract, may result in economic, tax or other consequences to market participants that trade or hold Index Futures. Such actions may result in consequences that adversely affect Shareholders without necessarily affecting the correlation between the settlement price of the Index Futures and the level of the S&P GSCI-ER.

The S&P GSCI-ER may in the future include contracts that are not traded on regulated futures exchanges and that offer different or diminished protections to investors.

Currently, the S&P GSCI-ER is composed exclusively of futures contracts traded on designated contract markets (“DCMs”), or regulated futures exchanges. The S&P GSCI-ER may in the future include contracts (such as swaps and forward contracts) traded in the OTC market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the CEA or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the S&P GSCI-ER may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Changes in the composition and valuation of the S&P GSCI-ER may adversely affect your Shares.

The composition of the S&P GSCI-ER may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the S&P GSCI-ER fail to satisfy those criteria. The weighting factors applied to each commodity included in the S&P GSCI-ER change annually, based on changes in commodity production statistics and changes in the trading volume of the related futures contracts. In addition, the Index Sponsor may modify the method for determining the composition and weighting of the S&P GSCI-ER and for calculating its value. The methodology for determining the contracts to be included in the S&P GSCI-ER may be modified from time to time. Such changes could adversely affect the value of your Shares or otherwise affect the risks associated with owning the Shares, such as by increasing relative concentrations in particular commodities and causing the value of the Shares to become more sensitive to fluctuations in the prices of those commodities. For more information about the methodology for determining the composition and weighting of the S&P GSCI-ER, see “The Index and the S&P GSCI-ER.”

Based on market conditions, futures contracts included in the S&P GSCI-ER may trade or settle at or below zero, and the zero or negative value will be used in the calculation of impacted indices, including the S&P GSCI-ER. Zero or negative values of futures contracts included in the S&P GSCI-ER occurring during a roll period may impact the composition of the S&P GSCI-ER.

For example, based on market conditions, the Index Committee may elect to implement an unscheduled designated contract roll in relation to the normal parameters of the roll of one or more futures contracts included in the S&P GSCI-ER. Among other things, this may entail adjustments to when the roll occurs, the length of the roll, the proportions of the roll, or the roll-in contract.

In the event of the foregoing circumstances, the Index Committee has indicated it will aim to conform to the index’s objective to the greatest extent possible, and will typically roll into the next most viable contract as published in the methodology. However, the Index Committee retains the right to roll into a further dated contract based on market conditions at the time of its decision.

In the case of an unscheduled roll event, if there are no viable designated contracts to roll into, the Index Committee will convene and determine the appropriate course of action, which may include, but not be limited to, the removal of the contract from the S&P GSCI-ER. The Index Committee may review the contract roll schedule at any time and as market conditions warrant. Such changes could adversely affect the value of your Shares or otherwise affect the risks associated with owning the Shares, such as by increasing relative concentrations in particular commodities and causing the value of the Shares to become more sensitive to fluctuations in the prices of those commodities.

A cessation of publication of the S&P GSCI-ER could materially and adversely affect the activities of the Trust.

The S&P GSCI-ER is administered, calculated and published by the Index Sponsor, which has the right to cease publication of the S&P GSCI-ER at its discretion at any time. Under the terms of its agreement with the CME, the Index Sponsor is required, if it ceases publication of the S&P GSCI-ER, to negotiate in good faith with the CME to permit the CME to continue to calculate the S&P GSCI-ER in order to permit Index Futures on the S&P GSCI-ER to continue to trade. However, even if the Index Sponsor satisfies its obligations under its agreement with the CME, the Sponsor may determine that, upon a cessation of publication of the S&P GSCI-ER, it is no longer advisable to invest in Index Futures and no other futures contract that reflects the performance of a successor or reasonably similar index presents an acceptable alternative investment, in which event the Trust may be liquidated.

Futures contracts (including the Index Futures) are not assets with intrinsic value.

Trading in futures transfers the risk of future price movements from one market participant to another. This means that for every gain, there is an equal and offsetting loss. Futures contracts themselves (including Index Futures) are not assets with intrinsic value and simply reflect, in the case of cash-settled contracts, certain rights to payment or obligations to make payments to the other party to the contract, and in the case of physically-settled contracts, such as the futures contracts underlying the Index, an agreement to make or take delivery of a particular asset at a specified price. Accordingly, market participants taking the opposite side of the Trust’s Index Futures trades may believe that the price of such Index Futures will move against the Trust, and the Trust may be at an informational or other disadvantage relative to such market participants.

The Trust’s trading activity in Index Futures could expose it to additional risks.

In order for the Trust to achieve its investment objective on an ongoing basis, it is anticipated that existing positions in Index Futures will need to be closed out and new positions in Index Futures will need to be established from time to time. The Trust may further close out of existing positions and establish new positions in Index Futures from time to time, including new positions in earlier expiring Index Futures, which may allow it to reduce its concentration in any particular Index Futures contract or to benefit from more liquid markets or otherwise beneficial market activity in Index Futures listed with different expirations or on different Exchanges. This activity is expected to cause the Trust to incur transaction costs, such as brokerage fees and commissions, and may cause the Shares to under-perform the Index. In particular, the prices obtained in connection with rolling Index Futures positions may be adversely affected by market conditions (including the possibility of market disruptions) and by the trading activities of other market participants, which may reflect market awareness of the Trust’s position in its Index Futures. For example, if other market participants are able to anticipate the timing of the Trust’s transactions, they may be able to execute transactions in advance of the Trust, which would allow these market participants to benefit from the transactions executed by the Trust but adversely affect the prices obtained by the Trust. In addition, if the Trust’s Index Futures positions represent a significant part of the open long interest in such Index Futures, as historically has been the case from time to time, other market participants may take this into account, with a potential adverse impact on the prices at which the Trust is able to execute such transactions. There can be no assurance that the Trust will be able to effect its transactions in a manner that will allow it to avoid these risks. The Exchange may cease to list other Index Futures that the Trust will be able to roll its positions into, and any Index Futures listed by an Exchange in the future may have terms that differ from those currently held by the Trust.

The market values of the investments by the Trust may be negatively impacted by changes in interest rates, and, as a result, the value or liquidity of the cash equivalents and marketable securities of the Trust could decline, which could adversely affect the performance of the Trust.

The Trust will hold cash or cash equivalents such as U.S. Treasury securities and thus is subject to interest rate risk, which refers to fluctuations in the value of a fixed-income security or other instrument due to changes in the general level of interest rates. An increase in interest rates generally will cause the value of fixed-income securities to decline. Securities with longer maturities generally are more sensitive to interest rate changes and subject to greater fluctuations in value. Changes in interest rates may have unpredictable effects on fixed-income markets and result in heightened market volatility and lower liquidity for certain instruments, all of which may adversely affect the Trust’s performance. Interest rate changes can be sudden and unpredictable and are influenced by a number of factors, including government policy, monetary policy, inflation expectations, perceptions of risk, and supply and demand for fixed-income securities.

The liquidation of Index Futures could expose the Trust to the effects of temporary aberrations or distortions in the market, which could adversely affect the prices at which the Trust’s Index Futures positions are liquidated.

If the Trust liquidates positions in Index Futures in order to satisfy redemption requests or to pay expenses and liabilities, it does so by entering sell orders with its Clearing FCM for execution on the Exchange. The resulting sales serve to offset a portion of the Trust’s long positions in Index Futures. However, in entering sell orders, the Trust is subject to the risk that temporary aberrations or distortions will occur in the market at the time these sales are effected and that the prices received by the Trust on its sales could be adversely affected, thereby adversely affecting the value of the Shares. Such aberrations or distortions could occur as a result of trading activities by other market participants or actions taken by the Clearing FCM, an Exchange, other self-regulatory organizations or regulatory authorities, including the liquidation of the Trust’s Index Futures to satisfy applicable margin requirements. If the Trust’s Index Futures are liquidated at inopportune times or in a manner that causes a temporary market distortion, this may adversely affect the NAV and the value of your Shares.

The Clearing FCM or an Exchange’s clearing house could fail.

In the event of the bankruptcy of the Clearing FCM or an Exchange’s clearing house, the Trust could be exposed to a risk of loss with respect to its assets that are posted as margin. If such a bankruptcy were to occur, the Trust would be afforded the protections granted to customers of a futures commission merchant, or “FCM,” and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt FCM or an Exchange’s clearing house if the customer property held by the FCM or the Exchange’s clearing house is insufficient to satisfy all customer claims. In any case, there can be no assurance that these protections will be effective in allowing the Trust to recover all, or even any, of the amounts it has deposited as margin.

Bankruptcy of the Clearing FCM can be caused by, among other things, the default of one of the Clearing FCM’s customers. In this event, the Exchange’s clearing house is permitted to use the entire amount of margin posted by the Trust (as well as margin posted by other customers of the Clearing FCM) to cover the amounts owed by the bankrupt Clearing FCM. Consequently, the Trust could be unable to recover amounts due to it on its Index Futures positions, including assets posted as margin, and could sustain substantial losses, even if the level of the S&P GSCI-ER increases.

The Clearing FCM is subject to regulations relating to enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. There can be no assurance that the implementation of these regulations will prevent losses to, or not materially adversely affect, the Trust or the Shareholders.

A failure of the Clearing FCM to segregate assets or a default of the Clearing FCM, its customers or other market participants may cause losses for the Trust.

The Commodity Exchange Act requires clearing FCMs to segregate all funds received from customers from such clearing FCM’s proprietary assets. If the Clearing FCM fails to segregate customer assets as required, the assets of the Trust might not be fully protected in the event of the Clearing FCM’s distress, impairment or bankruptcy. Furthermore, in the event of the Clearing FCM’s distress, impairment or bankruptcy, the Trust could be delayed in recovering its assets. The Trust also could be limited to recovering its pro rata share of all available customer funds held by the Clearing FCM, or the Trust may not recover any assets at all, even though certain property specifically traceable to the Trust was held by the Clearing FCM.

In addition, the Commodity Exchange Act requires an approved derivatives clearing organization to segregate all funds and other property received from an FCM on behalf of the FCM’s customers in connection with U.S. futures and options contracts from any funds held at the clearing organization to support the FCM’s proprietary trading. Nevertheless, customer funds held at a clearing organization in connection with futures or options contracts may be held in a commingled omnibus account, which may not identify the names of the FCM’s individual customers. With respect to futures and options contracts, a clearing organization may use the assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy the payment obligations of a defaulting customer of the FCM to the clearing organization. In the event of a default of another client of the Clearing FCM or the Clearing FCM’s failure to extend its own funds in connection with any such default, the Trust may not be able to recover the full amount of assets deposited by the Clearing FCM with the clearing organization on the Trust’s behalf. In the event of a bankruptcy or insolvency of any exchange or clearing house, the Trust could experience a loss of the funds deposited through the Clearing FCM as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

The Trust’s performance could be adversely affected if the Clearing FCM reduces its internal risk limits for the Trust.

The CFTC requires FCMs, such as the Clearing FCM, to implement and periodically evaluate risk-based limits on futures positions and order sizes. Under this regime, the Clearing FCM could determine to reduce its internal risk limits on the size of futures positions it will trade or clear for the Trust. Such a development would reduce the Trust’s capacity to transact in Index Futures. In this scenario, the Trust could seek to enter into clearing relationships with one or more other clearing futures commission merchants with the goal of increasing its overall capacity to trade and clear Index Futures. The introduction of one or more additional clearing broker relationships would be likely to increase the Trust’s trading costs and could make its overall trading less efficient and more prone to error. These consequences could have an adverse impact on the Trust’s performance.

Recourse to the Index Sponsor may be limited.

The Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the S&P GSCI™, the S&P GSCI-ER or the Index, including, without limitation, all sub-indices, to track the appropriate market performance. The Index Sponsor’s only relationship to the Sponsor, the Trustee, or the Trust is the licensing of certain trademarks, trade names of the Index Sponsor and the S&P GSCI™ and other intellectual property. The S&P GSCI™, the S&P GSCI-ER and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to the Sponsor, the Trustee or the Trust. The Index Sponsor has no obligation to take the needs of the Sponsor, the Trustee, the Trust or the Shareholders into consideration in determining, composing or calculating the S&P GSCI™, the S&P GSCI-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the number of Shares or the timing of the issuance or sale of Shares or in the determination or calculation of the Basket Amount. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Trust, the Shareholders or any other person or entity from use of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use, with respect to the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Risk Factors Relating to the Trust

The returns on the Shares will not precisely correlate with the performance of the Index.

The value of and returns on the Shares are expected to reflect the value of and returns on the Trust’s underlying investments in Index Futures and the cash or other Collateral Assets used to collateralize the Index Futures positions. The returns on the Shares will not precisely correlate with the performance of the Index due to, among other factors, differences between the return on the Collateral Assets and the U.S. Treasury rate used to calculate the U.S. Treasury return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the S&P GSCI-ER, differences between the settlement price of Index Futures and the closing level of the S&P GSCI-ER and the payment of expenses and liabilities by the Trust.

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of commodities.

The Advisor manages the Trust’s assets in a manner that seeks to obtain returns that correspond generally, but are not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust. This means that the net asset value of the Trust and, consequently, the NAV are intended to generally track the Index when it is flat or declining, as well as when it is rising, and therefore, it is highly likely that the value of the Shares will be adversely affected by a decline in commodity futures prices reflected in the Index. The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets, including making use of any of the hedging techniques available to professional commodity futures traders to attempt to reduce the risks of losses resulting from commodity price decreases.

Fees and expenses payable by the Trust are charged regardless of profitability and may result in a depletion of its assets.

The Trust is subject to the fees and expenses described in this prospectus, which are payable irrespective of profitability. These fees and expenses include an allocation to the Sponsor that accrues daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust and is payable by the Trust monthly in arrears. The Sponsor’s Fees may be adjusted by the Sponsor in its discretion from time to time to any amount up to 0.75% of the Adjusted Net Asset Value of the Trust. The Sponsor’s Fees may not be adjusted to above 0.75% of the Adjusted Net Asset Value of the Trust absent an amendment to the Trust Agreement in accordance with its terms, and such an adjustment may only become effective thirty days after the Trustee has notified the registered holders of the amendment.

Interest earned on the assets posted as collateral is paid to the Trust and is used to pay the fixed fee to the Sponsor. A prolonged decline in interest rates could materially affect the amount of interest paid to the Trust. In the case of either an extraordinary expense and/or insufficient interest income to cover ordinary expenses, the Trust could be forced to liquidate its Index Futures positions to pay such expenses.

The Trust’s ability to operate is dependent on the Sponsor, the Trustee, the Advisor and certain other key service providers and other parties.

The Trust’s ability to operate and to achieve its investment objective is dependent on a number of parties, including:

•	the Sponsor, who exercises general oversight and authority over the Trust;

•	the Trustee, who is responsible for the day-to-day administration of the Trust;

•	the Trust Administrator, who provides certain administrative and custodial services to the Trust;

•	the Advisor, who exercises general oversight over the Trust’s investment activities;

•	the Clearing FCM, through which the Trust transacts in Index Futures and maintains its Index Futures positions;

•	the Exchange, through which the Trust’s Index Futures transactions clear and settle;

•	the Index Sponsor, who maintains the Index, and whose affiliates own the rights to the Index on which the Trust’s investment objective is based;

•

the Authorized Participants, whose creation and redemption activities allow Index Futures and Collateral Assets to be converted to Shares and vice versa, to help maintain the relationship between the Index and the Shares; and

•	the Tax Administrator, who provides tax reporting and tax administrative services.

Disruptions in the business of any of the foregoing parties or the termination of the Trust’s relationship with any of the foregoing parties could adversely affect the Trust’s operations. Shared ownership of a number of the foregoing parties may heighten this risk. The Sponsor, the Trustee and the Advisor are commonly controlled subsidiaries of BlackRock. The Clearing FCM and one of its affiliates are Authorized Participants. A number of the foregoing parties are publicly traded companies or subsidiaries of publicly traded companies, and a portion of their shares may be owned by one or more of the other foregoing parties.

The Trust is exposed to various operational risks.

The Trust is exposed to various operational risks, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Trust generally exculpates, and in some cases indemnifies, its service providers and agents with respect to losses arising from unforeseen circumstances and events, which may include the interruption, suspension or restriction of trading on or the closure of NYSE Arca, an Exchange, or an exchange on which the futures contracts underlying the Index trade, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions or other circumstances beyond the control of the Trust or its service providers and agents. Accordingly, the Trust generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Trust or the Shares, which may limit or prevent the Trust from generating returns corresponding to those of the Index or otherwise expose it to loss.

Although it is generally expected that the Trust’s direct service providers and agents will have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, there can be no assurance that these safeguards are in place for all parties whose activities may affect the performance of the Trust, or that these safeguards, even if implemented, will be successful in preventing losses associated with such unforeseen circumstances and events. Nor can there be any assurance that the systems and applications on which the Trust relies will continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Trust, any such unforeseen circumstances and events or operational failures may further distract the service providers, agents or personnel on which the Trust relies, reducing their ability to conduct the activities on which the Trust is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Trust to operate in more typical circumstances.

The Trust relies on the information and technology systems of the Trustee, the Sponsor, the Advisor, the Clearing FCM, the Trust Administrator, the Authorized Participants, the listing exchange, and the Trust’s other service providers and counterparties (referred to herein as the “Service Providers”), each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity incidents or other disruptions, which in turn could have a material adverse effect on the Trust.

The Trust and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Trust assets), interference with the Trust’s ability to calculate its NAV, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders, the inability of the Trust or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Trust assets and transactions, Shareholder ownership of the Shares, and other data integral to the functioning of the Trust inaccessible, inaccurate or incomplete. The Trust may incur substantial costs in order to resolve or prevent cyber incidents.

The Sponsor, a consolidated subsidiary of BlackRock, is responsible for the oversight and overall management of the Trust. The Sponsor relies on BlackRock’s enterprise risk management (“ERM”) framework for the Trust’s cybersecurity risk management and strategy. Although BlackRock has implemented policies and controls, and takes protective measures involving significant expense, to prevent and address potential data breaches, inadvertent disclosures, increasingly sophisticated cyberattacks and cyber-related fraud, there can be no assurance that any of these measures proves fully effective. In addition, a successful cyber-attack may persist for an extended period of time before being detected, and it may take a considerable amount of time for an investigation to be completed and the severity and potential impact to be known. Furthermore, the Trust cannot control the cybersecurity plans and systems of its Service Providers. The Trust and its Shareholders could be negatively impacted as a result.

The price you receive upon the sale of your Shares may be less than their NAV.

Shares may trade at, above or below their NAV. The NAV fluctuates with changes in the market value of the Trust’s assets. The trading price of Shares fluctuates in accordance with changes in the NAV, intraday changes in the value of the Index Futures and market supply and demand. The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between NYSE Arca, the exchange on which the Shares trade, the Exchanges on which Index Futures trade, and the principal commodities markets on which the futures contracts in the S&P GSCI-ER trade. While the Shares are expected to trade on NYSE Arca until 4:00 p.m.

(New York time), liquidity in the markets for the Index Futures and the futures contracts underlying the S&P GSCI-ER is expected to be reduced whenever the principal markets for those contracts are closed. As a result, trading spreads, and the resulting premium or discount on Shares, may widen during these gaps in market trading hours.

The Trust is not obligated to pay periodic distributions or dividends to Shareholders.

Interest or other income received with respect to the Trust’s assets may be used to acquire additional Index Futures or Collateral Assets or, in the discretion of the Sponsor, distributed to the Shareholders. The Trust is not obligated, however, to make any distributions to Shareholders at any time prior to the dissolution of the Trust and will not make any distributions to Shareholders upon dissolution of the Trust unless there are assets remaining following dissolution.

The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in Shares.

If, at any time, any of the events described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution” occurs, the Sponsor, the Trustee or, if applicable, the Shareholders may prompt the Trust’s dissolution. Upon dissolution of the Trust, the Trust will in most circumstances sell the Index Futures and securities held by it in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities of the Trust. The remaining assets will be distributed among investors surrendering Shares. In the event the Trustee cannot distribute such assets proportionately among the Shareholders entitled thereto or if the Trustee determines that such distribution is not lawful or feasible, the Trustee may use any other method of distribution that it deems to be lawful, equitable and feasible, including the public or private sale of Trust assets and the distribution of the proceeds thereof. Any property remaining in the possession of the Trustee after ninety days may be sold by the Trustee, and the proceeds of the sale will be held by the Trustee until claimed by any remaining Shareholders.

In connection with any such liquidation, Trust property may be sold for prices that are less than the portion of the NAV attributable to such Trust property. Accordingly, the liquidation of Trust property may result in losses, or adversely affect your gains, on your investment in Shares.

The Sponsor has broad discretion to liquidate the Trust at any time.

The Trust Agreement provides the Sponsor with broad discretion to liquidate the Trust at any time the Sponsor determines that liquidation of the Trust is advisable. It cannot be predicted when or under what circumstances, if any, the Sponsor would use this discretion to liquidate the Trust. Any such liquidation may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

Shareholders with large holdings may choose to dissolve the Trust and thereby adversely affect your investment in the Shares.

Owners of 75% or more of the Shares have the power to dissolve the Trust. This power may be exercised by a relatively small number of holders. If it is so exercised, investors who wished to continue to invest in the performance of the Index through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. Moreover, such a dissolution may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

Affiliate shareholders with large holdings may choose to conduct a large sale of their Shares, which may have an adverse effect on the Shares.

BlackRock or other accounts managed by the Trustee or an affiliate may purchase and hold Shares of the Trust. These entities reserve the right, subject to compliance with applicable law, to sell Shares into the market or redeem in Baskets some or all of their Shares. A large-scale disposition of Shares could significantly reduce the asset size of the Trust, which would have an adverse effect on your Shares. Historically, such affiliated entities and accounts have owned a substantial portion of the Trust’s total Shares outstanding from time to time, and may own a substantial portion of the Trust’s total Shares outstanding from time to time in the future.

The Shares may not provide anticipated benefits of diversification from other asset classes.

Historically, the performance of physical commodity futures prices generally has not been correlated to the performance of financial asset classes, such as stocks and bonds. Non-correlation means that there is no statistically significant relationship, positive or negative, between the past performance of futures contracts on physical commodities, on the one hand, and stocks or bonds, on the other hand. Despite this lack of correlation, Shares cannot be expected to be automatically profitable during unfavorable periods for the stock or bond markets, or automatically unprofitable during favorable periods for the stock or bond markets. The commodity futures markets are fundamentally different from the securities markets in that for every gain in commodity futures trading, there is an equal and offsetting loss. The performance of the Shares may reflect positive or negative correlation to one or more financial asset classes, in which case any investment strategy relying on the absence of any such correlation may not be successful.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trustee.

If one or more Authorized Participants withdraw from participation, it may become more difficult to create or redeem Baskets, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Baskets, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between the Index Futures and the Shares, which may affect the trading market and liquidity of the Shares.

In addition, the Trustee has the power to suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or to refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. From August 24, 2009 to April 26, 2010, the Trust suspended the issuance of new Shares because the Trust could not invest the proceeds of new issuances in additional Index Futures positions due to restrictions on speculative position limits imposed by the CME. The liquidity of the Shares and the correlation between the value of the Shares and the level of the Index may be adversely affected in the event of any such suspension of issuance, transfer or redemption.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although the Shares are listed on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that you would receive if an active market did exist.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trustee may suspend the right of redemption or postpone the redemption settlement date for such periods as it or the Sponsor deems to be necessary for any reason. In addition, the Trustee has the right to reject any redemption order for any reason, including, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, (3) a determination by the Trustee that the acceptance of the related order would have adverse tax or other consequences to the Trust or the Shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee, the Sponsor or the Trust Administrator. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the redemption proceeds if the NAV declines during the period of the delay. Under the Authorized Participant Agreement, the Trustee disclaims any liability that may result from any such suspension, postponement or rejection.

Competition from other commodities-related investments could limit the market for, and reduce the liquidity of, the Shares.

Demand for the Shares is expected to be affected by the attractiveness of an investment in the Shares relative to other investment vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in commodities or commodity futures contracts. Market, financial and other conditions or factors may make it more attractive to invest in other investment vehicles or to invest in such commodities directly, which could limit the market for, and reduce the liquidity of, the Shares.

The price of the Shares could decrease if unanticipated operational or trading problems arise.

If the processes of creation and redemption of Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Index Futures may choose not to do so. If this is the case, the price of the Shares may vary from the price of an equivalent position in Index Futures and may trade at a discount to their NAV. In addition, in some circumstances, such as the failure of the registration statement covering the Shares to be effective, the Trust may be unable to create or redeem Shares, which may have similar consequences.

Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust.

The CME imposes speculative position limits on market participants trading in Index Futures, including the Trust, that typically prohibit any person from holding a position in excess of a specified number of contracts. The Trust may from time to time seek to obtain exemptions from those position limits from the CME, but these exemptions may be limited, including with respect to the additional number of contracts permitted to be held under such exemption and the time period for which the exemption applies. Position limits may also apply to other Index Futures traded by the Trust.  The availability of obtaining any exemption from any such position limits is expected to be subject to the ability or willingness of the applicable Exchange to grant such exemption, as well as applicable law.

The Trust’s ability to issue new Baskets or reinvest income in additional Index Futures may be limited to the extent these activities would cause the Trust to exceed the position limits then applicable to those Index Futures. The Trust may also be required to liquidate any existing contracts in excess of the then-applicable position limits, including as a result of changes to applicable position limits or as a result of the loss of an exemption, or be required to take other actions with potentially adverse effects on the liquidity or value of the Shares.

Additionally, legislative or regulatory action, actions by a DCM or actions by the Clearing FCM may impose limitations on the size of positions that the Trust may take in Index Futures and/or impose limitations on the size of positions that may be carried by other market participants, adversely affecting the liquidity and price of Index Futures and the underlying futures. Such events could force the Trust or other market participants to sell Index Futures, or encourage market participants to sell or redeem their Shares. In addition, the current maximum position in Index Futures permitted to be held by the Trust could be reduced relative to the maximum position otherwise permitted, which could in turn require the Trust to liquidate some or all of its positions in Index Futures. Any such reduction could affect the liquidity of Index Futures and adversely impact the price of the Shares as well as the correlation between the price of the Shares and the net asset value of the Trust.

DCMs may also take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion and other market disruptions. These actions could require the Trust to liquidate all or part of its Index Futures positions or require holders of positions in the futures contracts underlying the S&P GSCI-ER to liquidate their positions. This could affect the level of the Index and the NAV. See also “Risk Factors Relating to Commodities Markets—Regulatory developments with respect to the futures and OTC derivatives markets, and in particular, with respect to speculative trading in futures contracts and OTC derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.”

Shareholders do not have the rights normally associated with ownership of common shares; the Sponsor and the Trustee exercise substantial control over the Trust.

Shareholders are not entitled to the same rights as owners of shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with the ownership of common shares.

Additionally, as described under “Business of the Trust” and “Description of the Shares and the Trust Agreement,” the Sponsor and the Trustee exercise substantial control over the Trust’s activities. Among other things, the Trust Agreement authorizes the Sponsor to determine whether to make distributions to Shareholders, gives the Sponsor oversight over NAV calculations and the creation and redemption process and permits the Sponsor to dissolve the Trust if it deems such dissolution advisable. The Trustee also retains the right to reject any order for the creation or redemption of Baskets. The Sponsor and the Trustee may amend the provisions of the Trust Agreement, including in a manner adverse to Shareholders, without Shareholder consent, including to change the assets through which the Trust seeks to achieve its investment objective, which may alter the nature of an investment in, and the performance of, the Shares.

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement further provides that in the absence of bad faith by the Trustee or the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Trustee or the Sponsor.

Shareholders do not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

The Trust is not registered as an investment company for purposes of United States federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies registered under the Investment Company Act. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads do not apply to the Trust. iShares® Delaware Trust Sponsor LLC, as the Sponsor, is registered with the CFTC as a commodity pool operator, and BlackRock Fund Advisors, as the Advisor, is registered with the CFTC as a commodity trading advisor. The CFTC therefore has jurisdiction over these entities and regulatory authority over certain activities of the Trust. The nature and degree of this regulation differ from the regulatory scheme imposed under the Investment Company Act.

Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust or an investment in the Shares.

While the Sponsor believes that it has all of the intellectual property rights needed to operate the Trust in the manner described in this prospectus, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operation of the Trust or the Index. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law may adversely affect the Trust and the value of the Shares. For example, such actions could result in expenses or damages payable by the Trust or the suspension of activities or dissolution of the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Advisor or the Trustee or their respective agents.

Under the Trust Agreement, the Sponsor, the Trustee and their respective agents have the right to be indemnified by the Trust for any liability or expense they incur without negligence, bad faith, willful misconduct or reckless disregard of their duties on their part. That means the Sponsor and the Trustee may require the assets of the Trust to be sold in order to cover losses or liabilities suffered by it, which would reduce the net asset value of the Trust and the value of the Shares. Likewise, under the Advisory Agreement, the Advisor and its agents have the right to be indemnified by the Trust for any liability or expense they incur without negligence, bad faith, willful misconduct or reckless disregard of their duties on their part. That means the Advisor may require the assets of the Trust to be sold in order to cover losses or liabilities suffered by it, which would reduce the net asset value of the Trust and the value of the Shares.

Regulatory changes or actions may affect the Shares.

The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, implementing speculative position limits (including retroactively) or higher margin requirements, establishing daily price limits and suspending trading. The regulation of futures transactions in the United States is subject to modification by government, exchange and judicial action. The effect of any future regulatory change on the Trust could be substantial and adverse. See also “—Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust” above and “Risk Factors Relating to Commodities Markets— Regulatory developments with respect to the futures and OTC derivatives markets, and in particular, with respect to speculative trading in futures contracts and OTC derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.”

NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares are listed for trading on NYSE Arca under the ticker symbol GSG. Trading in the Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in the Shares inadvisable, or in the event certain information about the Index, the value of the Shares and the NAV is not made available as required by such rules and procedures. In addition, trading generally on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Trust will be dissolved if the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting.

Risk Factors Relating to Conflicts of Interest

The Sponsor’s relationship with the Trustee and the Advisor and the proprietary and managed trading activities of the Sponsor and its affiliates could conflict with your interests as a Shareholder.

The Sponsor is an affiliate of the Trustee and therefore may have a conflict of interest with respect to its oversight of the Trustee. In particular, the Sponsor, which has authority to remove the Trustee in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities. The Trustee is authorized to appoint an unaffiliated Trust Administrator or other agent to carry out all or some of its duties under the Trust Agreement, but is not required to delegate any of its duties to an unaffiliated third party.

The Sponsor is an affiliate of the Advisor and therefore may have a similar conflict of interest with respect to its oversight of the Advisor. For example, although the Sponsor has the authority to terminate the Trust’s Advisory Agreement with the Advisor, it has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities.

As described elsewhere in this prospectus, in return for paying certain amounts that would otherwise be considered ordinary operating expenses of the Trust, the Sponsor receives an allocation from the Trust that accrues daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, is payable monthly in arrears, and is subject to adjustment from time to time, except that the Sponsor’s Fees may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and thirty days’ prior notice to registered holders of the Shares. The allocation received by the Sponsor from the Trust may be higher than the amount the Trust would negotiate with an unaffiliated third party manager on an arms-length basis.

In addition, the Sponsor and its affiliates (including the Trustee and the Advisor) collectively exercise substantial control over the Trust. To the extent the interests of the Sponsor and its affiliates conflict with those of the Trust and the Shareholders, the risks associated with such conflicts may be greater than they would otherwise be for a party that cannot exercise such control over the Trust. The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement further provides that in the absence of bad faith by the Trustee or the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Trustee or the Sponsor.

The Sponsor and its affiliates may also engage in trading activities relating to the Index Futures, the components of the Index or the S&P GSCI-ER or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust or the Shareholders and that may compete with trading activity in the Shares. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the S&P GSCI-ER or its components and, therefore, the value of the Index Futures and the price of the Shares.

Proprietary trading and other activities by Goldman Sachs and its affiliates could conflict with your interests as a Shareholder.

Activities conducted by Goldman Sachs and its affiliates may conflict with your interests as a Shareholder. For example, the Advisor may execute a substantial amount, and potentially all, of the purchases and sales of Index Futures through Goldman Sachs, as the Trust’s Clearing FCM. In addition, it is expected that Goldman Sachs or its accountholders will represent, directly or indirectly, a substantial portion of the short-side market for the Index Futures. Further, Goldman Sachs and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the S&P GSCITM, OTC contracts on these commodities, the underlying commodities included in the S&P GSCITM and other instruments and derivative products based on the S&P GSCITM and the S&P GSCI-ER. Any of these activities of Goldman Sachs or its affiliates could adversely affect the level of the S&P GSCI-ER or the Index Futures, directly or indirectly, by affecting the price of the underlying commodities and, therefore, the value of the S&P GSCI-ER, the Index Futures and the price of the Shares.

Goldman Sachs and its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns indexed to the S&P GSCITM, the S&P GSCI-ER or the Index, which would compete with the Shares. By introducing competing products into the marketplace, Goldman Sachs and its affiliates could adversely affect the price of the Shares. To the extent that Goldman Sachs or any of its affiliates serve as issuer, agent or underwriter of those securities or other similar instruments, their interests with respect to those products may be adverse to your interests as a Shareholder.

Risk Factors Relating to Taxes

Please refer to “United States Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

Your tax liability could exceed cash distributions on your Shares.

You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s income, without regard to the receipt of cash distributions on the Shares. There is no obligation to make distributions on the Shares. Accordingly, it is anticipated that you will not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

The Internal Revenue Service, or “IRS,” could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.

The U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. In addition, the Trust will report tax information to you on IRS Schedule K-1 with respect to the Shares. The Trustee shall deliver or cause to be delivered to each Shareholder an IRS Schedule K-1 as soon as practicable following each fiscal year but generally not later than March 15. Reporting on IRS Schedule K-1 may be somewhat more complex than comparable reporting on IRS Form 1099. Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and the other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Investors in the Shares should consult their tax advisors in determining how to use the information reported on IRS Schedule K-1 to complete their income tax returns. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” or the Treasury regulations promulgated thereunder and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

If the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on any portion of the Trust’s net income that does not constitute tax-exempt income and distributions by the Trust to the Trust’s Shareholders would be taxable dividends to the extent of the Trust’s earnings and profits.

It is expected that the Trust will operate and be classified as a partnership for U.S. federal income tax purposes. So long as the Trust qualifies as a partnership, it will be able to pass through its income, including the Trust’s federally tax-exempt income, if any, and deductions to the Shareholders. The Trust’s qualification as a partnership for U.S. federal income tax purposes involves the application of numerous technical provisions under which there is a lack of direct authority. In general, if a partnership is “publicly traded,” as defined in the Code, it will be treated as a corporation for U.S. federal income tax purposes. It is expected that the Trust will be treated as a publicly traded partnership. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and the partnership is not required to register under the Investment Company Act. This exception is referred to as the “qualifying income exception.” Qualifying income generally includes interest (other than certain contingent interest and interest derived in the conduct of a financial or insurance business), dividends, real property rents and income from certain commodities transactions.

If less than 90% of the Trust’s gross income for any tax year constitutes qualifying income, for any reason, other than a failure that is determined to be inadvertent and that is cured within a reasonable time after discovery, or if the Trust is required to register under the Investment Company Act, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on its net taxable income. Distributions by the Trust to its Shareholders would constitute dividend income taxable to such holders to the extent of the Trust’s earnings and profits and the payment of these distributions would not be deductible by the Trust. These consequences could have a material adverse effect on the Trust, its Shareholders and the value of the Shares.

If the IRS makes audit adjustments to the Trust’s income tax returns, it may collect any resulting taxes (including any applicable penalties and interest) directly from the Trust, in which case the cash available for the distribution to the Trust’s Shareholders might be substantially reduced.

If the IRS makes audit adjustments to the Trust’s U.S. federal income tax returns, it may collect any resulting taxes (including any applicable penalties and interest) directly from the Trust. The Trust may have the ability to shift any such tax liability to the Sponsor and the Trust’s Shareholders in accordance with their interests in the Trust during the year under audit, but there can be no assurance that it will be able to do so, in which case the current Shareholders would economically bear the burden of the tax even if they were not Shareholders during the year under audit (or if they had a different percentage interest in the Trust in that year). If the Trust is required to make payments of taxes, penalties and interest resulting from audit adjustments, the cash available for distribution to the Trust’s Shareholders might be substantially reduced. Investors in the Shares are urged to consult their tax advisors regarding these rules and their potential impact.

Shareholders that are not U.S. persons could be subject to U.S. federal income tax, including a 10% withholding tax, on the disposition of their Shares.

It is expected that the Trust will be treated as a publicly traded partnership for U.S. federal income tax purposes, and investors are expected to be taxed as partners in a partnership. Although the Trust intends to conduct its activities in a manner that avoids the conduct of a U.S. trade or business, if the IRS were to determine that the Trust is engaged in a U.S. trade or business for U.S. federal income tax purposes, any gain recognized by a foreign transferor on the sale, exchange or other disposition of Shares would generally be treated as “effectively connected” with such trade or business to the extent it does not exceed the effectively connected gain that would be allocable to the transferor if the Trust sold all of its assets at their fair market value as of the date of the transferor’s disposition. Any such gain that is treated as effectively connected will generally be subject to U.S. federal income tax.

In addition, the transferee of the Shares or the applicable withholding agent generally would be required to deduct and withhold a tax equal to 10% of the amount realized by the transferor on the disposition, which would include an allocable portion of the Trust’s liabilities and would therefore generally exceed the amount of cash received by the transferor in the disposition, unless an exception to withholding applies, including if the transferor provides an affidavit stating the transferor’s taxpayer identification number and that the transferor is not a foreign person. Another exception to this withholding requirement applies if the Trust properly certifies via public notice that it was not engaged in a trade or business within the United States at any time during the Trust’s taxable year through the date designated on the public notice. The Trust intends to post a quarterly notice to the Trust’s website confirming that it has not engaged in a U.S. trade or business. This notice is intended to allow non-U.S. Shareholders to indicate that the amount realized on the transfer of their Shares should not be subject to this withholding tax. If the transferee fails to properly withhold such tax when required to do so, the Trust would be required to deduct and withhold from distributions to the transferee a tax in an amount equal to the amount the transferee failed to withhold, plus interest.

Investors in the Shares are urged to consult their tax advisors regarding these rules and their potential impact.

Individual Shareholders that are not U.S. persons could be subject to U.S. federal estate tax in respect of their Shares.

Individuals who are neither citizens nor residents of the United States, as determined for U.S. federal estate tax purposes, (collectively, “Non-U.S. Residents”) may be subject to estate tax on “U.S. situs” property they own or are treated as owning at the time of death. The rules to determine whether an interest in a partnership (such as the Shares) is treated as having U.S. situs are not entirely clear. Shares may be considered to have U.S. situs, in which case they would be includible in the U.S. gross estate of a Non-U.S. Resident investor, unless an applicable tax treaty provides otherwise. Non-U.S. Residents considering an investment in Shares are urged to consult with their tax advisers regarding the potential application of U.S. federal estate taxes to their Shares in their particular circumstances.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Trust’s assets and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee, the Delaware Trustee, the Advisor or their respective affiliates assumes responsibility for the accuracy or completeness of any forward-looking statements. Except as required under Item 512 of Regulation S-K or other applicable disclosure laws, none of the Trust, the Sponsor, the Trustee, the Delaware Trustee, the Advisor or their respective affiliates is under any duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets). These proceeds are held by the Trust and are retained, invested in Collateral Assets or liquidated in order to rebalance or establish new positions in Index Futures or Collateral Assets until (1) withdrawn in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust (including applicable fees and margin payments) not assumed by the Sponsor. See “Business of the Trust—Trust Expenses” starting on page 48.

Collateral Assets with a value equal to approximately 3% to 10% of the value of each Index Futures position are deposited with the Clearing FCM as initial margin at the time such Index Futures position is established. These margin deposits are expected to be maintained in accordance with CFTC rules, which require the segregation of customer funds from those of the Clearing FCM. The remainder (and any variation margin received) are retained in the Trust’s accounts until transferred in connection with making variation margin payments, a Basket redemption or the liquidation of an Index Futures position.

Any remaining assets of the Trust that are not required to meet current margin requirements may be (1) held in cash in bank accounts to remain available to pay the expenses of the Trust and to serve as reserves, in the amounts deemed necessary by the Advisor or (2) deposited with the Trust Administrator and invested in U.S. Treasury securities and other Collateral Assets. All interest income earned on the Trust’s investments will be retained for the benefit of the Trust. The Advisor expects that all entities that will hold or trade the Trust’s assets will be based in the U.S. and subject to U.S. regulations.

FUTURES CONTRACTS ON THE S&P GSCI-ER

The assets of the Trust consist of Index Futures and cash or other Collateral Assets used to satisfy applicable margin requirements for those Index Futures positions. Index Futures are exchange-traded index futures contracts on the S&P GSCI-ER, and may include contracts of different terms and expirations. The Trust is expected to roll out of existing positions in Index Futures and establish new positions in Index Futures on an ongoing basis. Index Futures subsequently acquired by the Trust may have terms that differ from those of the Index Futures it currently holds, including transaction fees associated with the purchase and sale of these Index Futures.

Creation and redemption of interests in the Trust are generally effected through EFRPs. EFRPs involve contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity. In a typical EFRP, the participant taking the long position on the futures contract transfers the underlying commodity or other related position to the participant taking the short position on the futures contract. The CME, the Exchange on which Index Futures trade, permits the execution of EFRPs consisting of simultaneous transfers of Index Futures and Shares. This mechanism generally is expected to be used by the Trust in connection with the creation and redemption of Baskets. Specifically, it is anticipated that an Authorized Participant requesting the creation of additional Baskets typically will transfer Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) to the Trust in return for Shares.

If an EFRP is executed in connection with the redemption of one or more Baskets, an Authorized Participant transfers to the Trust the Shares being redeemed and the Trust transfers to the Authorized Participant Index Futures and cash or other Collateral Assets. The Trust may include Index Futures with different terms and expirations in the creation and redemption of Baskets, and the Index Futures included in creation Baskets may differ from those included in redemption Baskets.

With the approval of the Sponsor, Baskets may also be created or redeemed for cash, in which case the Authorized Participant will be responsible for the costs incurred by the Trust in establishing or liquidating the corresponding Index Futures position and acquiring or disposing of the related Collateral Assets.

Index Futures are traded on the CME. Futures contracts and options on futures contracts on the S&P GSCI™, a benchmark index which does not reflect the rolling methodology embedded in the S&P GSCI-ER, have been traded on the CME since 1992. Index Futures are listed and traded separately from the S&P GSCI™ futures contracts and options on futures contracts.

The first Index Futures were commodity excess return futures contracts on the S&P GSCI-ER, or “CERFs,” that were first listed and made available for trading on March 13, 2006. Until October 2010, these CERFs, which expired in March 2011, were the only Index Futures listed. In October 2010, the CME listed a second CERF, scheduled to expire in March 2014. In January 2014, the CME changed the listing cycle of Index Futures to include the nearest four months as contract months at any given point in time. The CME may at any time expand the listing cycle of Index Futures to include additional expiration dates, and may from time to time amend the rules applicable to the Index Futures. On April 8, 2013, the CME amended the rules applicable to the Index Futures then held by the Trust (through the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, its now-dissolved subsidiary). In connection with these amendments, the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC recognized gain or loss for U.S. federal income tax purposes on each of its Index Futures positions, depending on the price at which each such position was established.

Index Futures are subject to the rules of the CME. Index Futures trade on GLOBEX, the CME’s electronic trading system, and do not trade through open outcry on the floor of the CME. Transactions in Index Futures are cleared through the CME’s clearing house by the trader’s FCM acting as its agent. Under these clearing arrangements, the CME’s clearing house becomes the buyer to each member FCM representing a seller of the contract and the seller to each member futures commission merchant representing a buyer of the contract. As a result of these clearing arrangements, each trader holding a position in Index Futures is subject to the credit risk of the CME’s clearing house and the FCM carrying its position in Index Futures. See “Risk Factors—Risk Factors Related to Index Futures and the S&P GSCI-ER—The Clearing FCM or an Exchange’s clearing house could fail.”

Each Index Futures contract provides for cash settlement, at expiration, based upon the final settlement value of the S&P GSCI-ER at the expiration of the contract, multiplied by a fixed dollar multiplier. The final settlement value of an Index Futures contract is determined on the eleventh business day of the month in which it is scheduled to expire, or, if the S&P GSCI-ER is not scheduled to be published for that day, on the first preceding day for which the futures price index is scheduled to be published. On a daily basis, market participants with positions in Index Futures, including the

Trust, are obligated to pay, or entitled to receive, cash (known as “variation margin”) in an amount equal to the change in the daily settlement level of the Index Futures from the preceding trading day’s settlement level (or, initially, the contract price at which the position was entered into). Specifically, if the daily settlement price of the contract increases over the previous day’s price, the seller of the contract must pay the difference to the buyer, and if the daily settlement price is less than the previous day’s price, the buyer of the contract must pay the difference to the seller.

Index Futures are expected to require deposits of initial margin as well as payments of daily variation margin as the value of the contracts fluctuates. When establishing positions in Index Futures, the Advisor estimates as of the date of this prospectus that the Trust will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. Upon liquidation or settlement of Index Futures, a market participant is expected to receive from its FCM its initial margin deposit, adjusted for variation margin paid or received by such participant with respect to the contract during the time it was held by the participant (or the proceeds from liquidation of any investments made with such funds for the benefit of the participant under the terms of its custody arrangement with the carrying FCM).

THE INDEX AND THE S&P GSCI-ER

All information regarding the Index and the S&P GSCI-ER contained in this prospectus, including its composition, method of calculation, changes in their constituent components and historical performance, has been derived from publicly available information, including information published by the Index Sponsor, but has not been independently verified. You, as an investor in the Shares, should conduct your own investigation into the Index, the S&P GSCI-ER and the Index Sponsor.

Goldman Sachs sold its GSCI family of indices, including the S&P GSCI™, the S&P GSCI-ER and the Index, to S&P effective May 2007. Prior to their acquisition by S&P, the S&P GSCI™ was known as the Goldman Sachs Commodity Index, the S&P GSCI-ER was known as the GSCI® Excess Return Index and the Index was known as the GSCI® Total Return Index.

The Trust and the Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the S&P GSCI™, the S&P GSCI-ER or the Index or any related indices or sub-indices to track the appropriate market performance. The Index Sponsor’s only relationship to iShares® Delaware Trust Sponsor LLC, BlackRock Institutional Trust Company, N.A., or the Trust is the licensing of certain trademarks, trade names of the Index Sponsor and the S&P GSCI™ and other intellectual property. The S&P GSCI™, the S&P GSCI-ER and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to iShares® Delaware Trust Sponsor LLC, BlackRock Institutional Trust Company, N.A or the Trust. The Index Sponsor has no obligation to take the needs of iShares® Delaware Trust Sponsor LLC, BlackRock Institutional Trust Company, N.A., the Trust or the Shareholders into consideration in determining, composing or calculating the S&P GSCI™, the S&P GSCI-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the amount of the Shares or the timing of the issuance or sale of Shares or in the determination or calculation of the Basket Amount. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Trust, the Shareholders or any other person or entity from use of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use, with respect to the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The following information with respect to the Index and the S&P GSCI-ER reflects the policies of and is subject to change by the Index Sponsor. The Index Sponsor owns the copyright and other rights to the Index and the S&P GSCI-ER. The Index Sponsor has no obligation to consider your interests as a Shareholder and has no obligation to continue to publish, and may discontinue the publication of, the Index or the S&P GSCI-ER. The consequences of the Index Sponsor’s discontinuing the S&P GSCI-ER are described under “Risk Factors—Risk Factors Relating to Index Futures and the S&P GSCI-ER.”

Current information regarding the market values of the Index and the S&P GSCI-ER is available from the Index Sponsor and numerous public sources. None of the Sponsor, the Trustee, the Delaware Trustee, the Advisor or the Trust makes any representation that publicly available information about the Index and the S&P GSCI-ER is accurate or complete. In addition, none of the Sponsor, the Trustee, the Delaware Trustee, the Advisor or the Trust accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or the S&P GSCI-ER. The consequences of the Index Sponsor’s discontinuing the S&P GSCI-ER are described under “Risk Factors - Risk Factors Relating to Index Futures and the S&P GSCI-ER.”

The Index and the S&P GSCI-ER were established in May 1991. The Index reflects the value of an investment in the S&P GSCI-ER together with a Treasury bill return. The S&P GSCI-ER reflects the returns that are potentially available through a rolling uncollateralized investment in the contracts comprising the S&P GSCI™.

Futures contracts have scheduled expirations, or delivery months, and as one contract nears expiration it becomes necessary to close out the position in that delivery month and establish a position in the next available delivery month.

This process is referred to as “rolling” the position forward. The S&P GSCI-ER is designed to reflect the return from rolling each contract included in the S&P GSCI™ as it nears expiration into the next available delivery month. This is accomplished by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month. If the price of the second contract is lower than the price of the first contract, the rolling process results in a greater quantity of the second contract being acquired for the same value. Conversely, if the price of the second contract is higher than the price of the first contract, the rolling process results in a smaller quantity of the second contract being acquired for the same value.

More specifically, the rolling of the contracts included in the S&P GSCI™ occurs on the fifth through the ninth business days of each month. During this roll period, each contract is shifted from the contract with the nearest expiration to the contract with the next nearest expiration at a rate of 20% per day for each of the five days of the roll period. Therefore, during the first four business days of a month, and just before the end of the fifth business day, the S&P GSCI™ consists of futures contracts with the nearest expirations. The S&P GSCI™ is calculated as though each contract roll occurs at the end of each day during the roll period, at the daily settlement prices. At the end of the fifth business day, the S&P GSCI™ is adjusted so that 20% of the contracts underlying the S&P GSCI™ held are in the next nearest expiring contracts, with 80% remaining in the nearest expiring contracts. The roll process continues on the sixth, seventh and eighth business days, with the relative weights of the nearest to the next nearest expirations gradually shifting from a 60%/40% weighting, to a 40%/60% weighting, to a 20%/80% weighting. At the end of the ninth business day, the last of the contracts with the nearest expirations are exchanged, completing the roll and leaving the S&P GSCI™ composed entirely of contracts with the next nearest expirations. See “—Contract Daily Return.”

The Index Sponsor may from time to time determine that market conditions warrant adjustment of the normal parameters of the roll, including without limitation when the roll occurs, the length of the roll, the proportions of the roll, or the roll-in contract. If there are no viable designated contracts to roll into, the Index Sponsor will determine the appropriate course of action, which may include, but not be limited to, the removal of the commodity from any impacted index.

The S&P GSCI™ itself is an index on a production-weighted basket of principal physical commodities that satisfy specified criteria. The S&P GSCI™ reflects the level of commodity prices at a given time and is designed to be a measure of the performance over time of the markets for these commodities. The commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of the Index Sponsor) of those commodities to the world economy. The fluctuations in the level of the S&P GSCI™ are intended generally to correlate with changes in the prices of those physical commodities in global markets. The value of the S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100.

The following is a summary of the composition of and the methodology used to calculate the S&P GSCI™ as of the date of this prospectus. The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. The Index Sponsor makes the official calculations of the value of the S&P GSCI™. At present, this calculation is performed continuously and is reported on Reuters Page. SPGSCI and on Bloomberg page SPGSCI <index> and is updated at least once every three minutes during business hours on each day on which the S&P GSCI™ is calculated, referred to as an “S&P GSCI™ Business Day.” The settlement price for the S&P GSCI-ER is reported on Reuters Page. SPGSCIP and on Bloomberg page SPGSCIP <index> at the end of each S&P GSCI™ Business Day. If Reuters ceases to publish the value of the S&P GSCI™ or the settlement price of the S&P GSCI-ER, the Index Sponsor has undertaken to use commercially reasonable efforts to ensure that a comparable reporting service publishes the value of the S&P GSCI™ and the settlement price of the S&P GSCI-ER so long as any Shares are outstanding.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and those platforms, the Index Sponsor may review both the procedures and criteria for determining the contracts to be included in the S&P GSCI™, as well as the procedures and criteria for evaluating available liquidity on an intra-year basis in order to provide S&P GSCI™ market participants with efficient access to new sources of liquidity and the potential for more efficient trading. In particular, the Index Sponsor may examine the conditions under which an instrument traded on an electronic platform, rather than a traditional futures contract traded on a traditional futures exchange, should be permitted to be included in the S&P GSCI™ and how the composition of the S&P GSCI™ should respond to rapid shifts in liquidity between those instruments and contracts currently included in the S&P GSCI™.

The Index Committee and Commodity Index Advisory Panel

The Index Sponsor has established an “Index Committee” to oversee the daily management and operations of the S&P GSCI™ and is responsible for all analytical methods and calculation in the indices. The Index Committee is composed of full-time professional members of the Index Sponsor’s staff. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities, or other matters.

The Index Sponsor considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

Generally, all references in this prospectus to any methodology-related decisions made by the Index Sponsor represent decisions made by the Index Committee. The Index Committee has indicated that it may also make exceptions when applying the index methodology and rules described in its published materials.

In addition to the daily governance of indices and maintenance of index methodologies, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the indices continue to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, the Index Sponsor may publish a consultation inviting comments from external parties.

In addition to the Index Committee, the Index Sponsor has established a commodity index advisory panel to assist it with the operation of the S&P GSCI™ (the “Commodity Index Advisory Panel”). The Commodity Index Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Commodity Index Advisory Panel is to advise the Index Committee with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or the methodology of the S&P GSCI™. The Commodity Index Advisory Panel acts solely in an advisory and consultative capacity. The Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI™. Certain of the members of the Commodity Index Advisory Panel may be affiliated with clients of S&P. Also, certain of the members of the Commodity Index Advisory Panel may be affiliated with entities which, from time to time, may have investments linked to the S&P GSCI™, either through transactions in the contracts included in the S&P GSCI™, futures contracts on the S&P GSCI™ or derivative products linked to the S&P GSCI™.

Composition of the S&P GSCI™

Currently, in order to be included in the S&P GSCI™, a contract must be on a physical commodity and may not be on a financial instrument (e.g., securities, currencies, interest rates, etc.). The contracts on a particular commodity need not require physical delivery by their terms in order for the commodity to be considered a physical commodity. In addition, the contract must satisfy the following eligibility criteria:

(1) The contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified time period, in the future.

(2) The contract must, at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

(3) The trading facility on which the contract is traded must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in the rolls to be affected in the next three roll periods.

(4) The contract must be denominated in U.S. dollars and traded on or through an exchange, facility or other platform, referred to as a “trading facility,” that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development during the relevant calculation period for the S&P GSCI™.

(5) The price of the relevant contract that is used as a reference or benchmark by market participants, referred to as the “daily contract reference price,” generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™. In appropriate circumstances, the Index Sponsor may determine that a shorter time period is sufficient or that historical daily contract reference prices for that contract may be derived from daily contract reference prices for a similar or related contract.

(6) Volume data with respect to the contract must be available, from sources that the Index Sponsor believes to be reasonably reliable, for at least the three months immediately preceding the date on which the determination is made.

(7) A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at that time must, in order to be added to the S&P GSCI™ at that time, have an annualized total dollar value traded over the relevant period of at least $15 billion. The “total dollar value traded” is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract and any related contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

(8) A contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must, in order to continue to be included in the S&P GSCI™ after that time, have an annualized total dollar value traded over the relevant period of at least $5 billion and at least $10 billion during at least one of the three most recent annual periods used in making the determination.

(9) A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at that time must, in order to be added to the S&P GSCI™ at that time, have an annualized total dollar value traded over the relevant period of at least $30 billion.

(10) A contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at that time must, in order to continue to be included in the S&P GSCI™ after that time, have an annualized total dollar value traded over the relevant period of at least $10 billion and at least $20 billion during at least one of the three most recent annual periods used in making the determination.

(11) A contract that is already included in the S&P GSCI™ at the time of determination must, in order to continue to be included after that time, have a reference percentage dollar weight of at least 0.10%. The “reference percentage dollar weight” of a contract represents the current value of the quantity of the underlying commodity that is included in the S&P GSCI™ at a given time. This figure is determined by dividing (A) the product of the contract production weight of each contract, or “CPW,” and the average of its daily contract reference prices on the last day of each month during the relevant period, by (B) the sum of the products in (A) for all contracts included in the S&P GSCI™. The contract production weight of a contract is calculated by the Index Sponsor based on world production and trading volume.

(12) A contract that is not included in the S&P GSCI™ at the time of determination must, in order to be added to the S&P GSCI™ at that time, have a reference percentage dollar weight of at least 1.00%.

(13) In the event that two or more contracts on the same commodity satisfy the eligibility criteria:

(a) Such contracts will be included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI™ attributable to that commodity exceeding a particular level; and

(b) If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria described above, the contract with the highest total quantity traded on that commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portions of the S&P GSCI™ attributable to all commodities are recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

In applying volume data for purposes of calculating the S&P GSCI, the Index Sponsor may make any such adjustments as it believes to be reasonably necessary in order to take into account any unique or unusual factors with respect to the relevant commodity.

The contracts currently included in the S&P GSCI™ are futures contracts traded on the Chicago Board of Trade (“CBT”), the CME, the COMEX Division of the New York Mercantile Exchange, Inc. (“CMX”), ICE Futures Europe (“ICE-UK”), ICE Futures U.S. (“ICE-US”), the Kansas City Board of Trade (“KBT”), the London Metal Exchange (“LME”) and the New York Mercantile Exchange, Inc. (“NYM”).

The futures contracts included in the S&P GSCI™, their percentage dollar weights, their market symbols and the exchanges on which they are traded, in each case as of February 27, 2026, are as follows:

Commodity	Dollar Weight February 27, 2026*	Ticker**	Trading Facility
Oil (Brent Crude Oil)	16.81%	LCO	ICE - UK
Oil (WTI Crude Oil)	15.76%	CL	NYM / ICE
Gold	11.16%	GC	CMX
Copper - Grade A	6.90%	MCU	LME
Cattle (Live Cattle)	5.28%	LC	CME
Oil (Gasoil)	5.19%	LGO	ICE - UK
High Grade Primary Aluminum	4.68%	MAL	LME
Corn	4.24%	C	CBT
Oil (No 2 Heating Oil, NY)	3.81%	HO	NYM
Oil (Unleaded Reg Gas, RBOB)	3.26%	RB	NYM
Soybeans	3.16%	S	CBT
Lean Hogs	3.11%	LH	CME
Cattle (Feeder Cattle)	2.92%	FC	CME
Natural Gas	2.73%	NG	NYM / ICE
Chicago Wheat	2.29%	W	CBT
Silver	1.60%	SI	CMX
Coffee “C”	1.38%	KC	ICE – US
Kansas Wheat	1.17%	KW	KBT
Sugar #11	1.13%	SB	ICE - US
Primary Nickel	0.95%	MNI	LME
Special High Grade Zinc	0.92%	MZN	LME
Cotton #2	0.75%	CT	ICE - US
Standard Lead	0.48%	MPB	LME
Cocoa	0.34%	CC	ICE – US

*	The futures contracts included in the S&P GSCI™ and their percentage dollar weights, among other matters, may change. Source: S&P. Used with permission.
**	Tickers are Reuters RIC Codes.

The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average, referred to as the “world production average,” of the production quantity of the underlying commodity as published by sources determined by the Index Sponsor to be reasonably accurate and reliable. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, the Index Sponsor may calculate the weight of that commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weights of which are calculated on the basis of regional production data, with the relevant region defined as North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period for which complete data for all commodities is available. The data is generally reported on a two-year lag. The CPWs used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each contract is sufficiently liquid relative to the production of the commodity.

In addition, the Index Sponsor performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. The likely circumstances under which the Index Sponsor would be expected to change the composition of the Index during a given year, however, are (1) a substantial shift of liquidity away from a contract included in the Index as described above, or (2) an emergency, such as a natural disaster or act of war or terrorism, that causes trading in a particular contract to cease permanently or for an extended period of time. In either event, the Index Sponsor is expected to publish the nature of the changes, through websites, news media or other outlets, with as much prior notice to market participants as is reasonably practicable. Moreover, regardless of whether any changes have occurred during the year, the Index Sponsor reevaluates the composition of the S&P GSCI™ at the conclusion of each year, based on the above criteria. Other commodities that satisfy that criteria, if any, are expected to be added to the S&P GSCI™. Commodities included in the S&P GSCI™ that no longer satisfy that criteria, if any, are expected to be deleted.

Contract Expirations

The S&P GSCI™ is composed of actively traded contracts with scheduled expirations and it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by the Index Sponsor, in consultation with the Index Committee, provided that each contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively-traded contract with respect to a particular contract included in the S&P GSCITM and contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ is calculated during the remainder of the year in which that deletion occurs on the basis of the remaining contract expirations designated by the Index Sponsor. If a trading facility ceases trading in all contract expirations relating to a particular contract, the Index Sponsor may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™. To the extent practicable, the replacement is expected to be effected during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, the Index Sponsor is expected to determine the date of the replacement based on a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations. In addition, in certain circumstances where two consecutive contract expirations for a commodity have not been made available for trading on or through the relevant trading facility, the Index Sponsor may determine to take action in response, including deleting the related contract expiration or such commodity from the S&P GSCI.

The deletion of a contract expiration, the designation of a replacement contract, or the elimination of a commodity from the Index because of the absence of a replacement contract could affect the value of the Index and the S&P GSCI-ER, and the effect of any such changes is uncertain.

Total Dollar Weight of the S&P GSCI™

The total dollar weight of the S&P GSCI™ is the sum of the dollar weights of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to:

•	the daily contract reference price;

•	multiplied by the appropriate CPW; and

•	during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day is used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of the Index Sponsor, reflects manifest error, the relevant calculation is delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m. (New York time), the Index Sponsor may determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

It is generally considered unlikely that a trading facility will fail to publish a daily contract reference price in the regular course of business, because the price is required to margin open positions in the relevant contracts. It is possible, however, that a trading facility will fail to publish a daily contract reference price under emergency or extraordinary conditions, such as in the event of a natural disaster, act of war or terrorist attack, that prevent trading or cause a termination of trading on a given day. A manifest error in a daily contract reference price is also unlikely to occur, but is nevertheless possible. This could arise, for example, in the event of a system malfunction that results in the published daily contract reference price being outside the range of trading for the relevant day. In that instance, it would be clear that the published price could not be correct and the Index Sponsor would likely disregard that price.

Contract Daily Return

The contract daily return on any given day is equal to (1)(A) the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by (B) the total dollar weight of the S&P GSCI™ on the preceding day, minus (2) one.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they near expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month, referred to as the “roll period.” On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which these conditions do not exist:

•

the contract is not available for trading on that day, the related trading facility is not scheduled to be open for trading for at least three hours, or no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for that contract month, based on exchange price limits, referred to as a “Limit Price”;

•

the daily contract reference price published by the relevant trading facility reflects manifest error, or that price is not published by 4:00 p.m. (New York time). In that event, the Index Sponsor may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on that price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, the Index Sponsor will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which these conditions no longer exist.

Calculation of the S&P GSCI-ER

The value of the S&P GSCI-ER on any S&P GSCI™ Business Day is equal to the product of (1) the value of the S&P GSCI-ER on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the contract daily return on the S&P GSCI™ Business Day on which the calculation is made.

Calculation of the Index

The value of the Index on any S&P GSCI™ Business Day is equal to the product of (1) the value of the Index on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the sum of the contract daily return and the Treasury bill return on the S&P GSCI™ Business Day on which the calculation is made, multiplied by (3) one plus the Treasury bill return for each non-S&P GSCI™ Business Day since the immediately preceding S&P GSCI™ Business Day. The Treasury bill return is the return on a hypothetical investment at a rate equal to the interest rate on a specified U.S. Treasury bill.

Historical Performance of the Index

The following table illustrates how the Index has performed based on the selection criteria and methodology described above since January 2, 1992. Most of the commodities currently comprising the S&P GSCI™, however, have not been continuously included in the S&P GSCI™, either because futures contracts on such commodities had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria. Conversely, some commodities previously included in the S&P GSCI™ no longer meet the selection criteria and have been deleted.

Goldman Sachs began calculating and publishing the Index on Reuters in May 1991. The value of the Index has been normalized such that its hypothetical level on January 2, 1970 was 100.

The historical performance reflected in the following table is based on the Index selection criteria identified above and on actual price movements in the relevant markets on the relevant date. There can be no assurance, however, that this performance will be replicated in the future or that the historical performance of the Index will serve as a reliable indicator of its future performance. Furthermore, although it is the objective of the Trust to seek investment results that correspond generally to the performance of the Index, the actual performance of an investment in Shares will not correspond exactly to that of the Index and will also depend on the fees and expenses of the Trust.

Historical Value of the S&P GSCI™ Total Return Index*

January 2, 1992	$2,304.20
January 4, 1993	2,371.27
January 3, 1994	2,111.22
January 3, 1995	2,185.21
January 2, 1996	2,711.25
January 2, 1997	3,591.15
January 2, 1998	3,019.39
January 4, 1999	1,992.32
January 3, 2000	2,766.77
January 2, 2001	4,022.43
January 2, 2002	2,891.27
January 2, 2003	3,819.38
January 2, 2004	4,520.70
January 3, 2005	5,173.25
January 3, 2006	6,729.99
January 2, 2007	5,611.07
January 2, 2008	7,710.14
January 2, 2009	4,109.70
January 4, 2010	4,649.40
January 3, 2011	4,961.40
January 3, 2012	5,049.20
January 2, 2013	4,934.19
January 2, 2014	4,738.40
January 2, 2015	3,208.34
January 4, 2016	2,156.65
January 3, 2017	2,371.67
January 2, 2018	2,558.73
January 2, 2019	2,224.83
January 2, 2020	2,595.65
January 4, 2021	1,970.19
January 3, 2022	2,791.08
January 3, 2023	3,386.03
January 2, 2024	3,316.32
January 2, 2025	3,696.66
January 2, 2026	3,913.19

*	Source: S&P. Used with permission.

BUSINESS OF THE TRUST

The activities of the Trust are generally limited to (1) issuing Baskets in exchange for Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets), (2) consistent with its investment objective, establishing, maintaining and closing out positions in Index Futures and acquiring, holding and disposing of corresponding Collateral Assets, (3) paying out of its assets any expenses and liabilities of the Trust not assumed by the Sponsor, and (4) delivering proceeds consisting of Index Futures, cash and other Collateral Assets in exchange for Baskets surrendered for redemption.

The Trust is a passive investor in Index Futures and the Collateral Assets held to satisfy applicable margin requirements on those Index Futures positions. The Advisor acts as the commodity trading advisor for the Trust and is authorized to transact in Index Futures and acquire and dispose of the related Collateral Assets on the Trust’s behalf. The Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets. To the extent that the Trust accepts cash proceeds in connection with the creation of Shares, the Trust will use that cash to purchase additional Index Futures and Collateral Assets, in an amount that the Advisor determines will enable the Trust to achieve investment results that correspond with the Index. At any time when Index Futures of more than one expiration are listed on the Exchange, the Sponsor will determine, pursuant to the terms of the Trust Agreement, which Index Futures will be transferred in connection with either the creation or redemption of Baskets.

The Trust establishes long positions in Index Futures either by receiving transfers of such positions from Authorized Participants in connection with the creation of Shares or by placing orders for purchases of Index Futures with its Clearing FCM. The Trust’s Index Futures transactions are executed through GLOBEX, the CME’s electronic trading system, through the competitive execution market maintained by the CME and subject to the rules of the CME.

All Index Futures positions held by the Trust, regardless of whether they are transferred to the Trust by Authorized Participants in connection with the creation of Shares or established through purchases of Index Futures by the Trust on the related Exchange, are maintained in the Trust’s account with its Clearing FCM. In order to satisfy redemption requests, the Trust either transfers Index Futures to the relevant Authorized Participants or liquidates Index Futures to generate cash to be transferred to such Authorized Participants. Liquidation of Index Futures positions is effected by entering orders with an FCM, for execution on the related Exchange, to sell Index Futures, which serves to offset the Trust’s existing long positions.

The Trust is required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position at the time it is established. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. Margin requirements established by the Clearing FCM may exceed minimum levels established by the Exchange. These requirements apply to Index Futures transferred by Authorized Participants or established through transactions executed on behalf of the Trust by the Clearing FCM. The Trust also pays or receives variation margin on its Index Futures positions. The Trust satisfies these margin requirements by transferring to or receiving from its account with the Clearing FCM Collateral Assets in the required amount when it establishes its Index Futures positions and, with respect to variation margin, after the daily settlement of such positions in accordance with the rules of the applicable Exchange. See “Futures Contracts on the S&P GSCI-ER.”

Any Collateral Assets held in the Trust’s account with the Clearing FCM are pledged to the Clearing FCM as security for the Trust’s obligations to the Clearing FCM.

The Index Futures listed and made available for trading by Exchanges from time to time may have terms that differ from the Index Futures currently held by the Trust, including transaction fees associated with the purchase and sale of those Index Futures. As an Index Futures position nears expiration, it is anticipated, but there can be no assurance that an Index Futures position with a later expiration date but similar terms will be listed by an Exchange. It will be necessary for the Trust, in order to maintain a long position in Index Futures, to “roll” its position from an Index Futures position that is about to expire into an Index Futures position with a later expiration date. The Trust may further close out of existing positions and establish new positions in Index Futures from time to time, including new positions in earlier expiring Index Futures, which may allow it to reduce its concentration in any particular Index Futures contract or to benefit from more liquid markets or otherwise beneficial market activity in Index Futures listed with different expirations or on different Exchanges. Each “roll” will be effected in a manner that, in the judgment of the Advisor, based on the circumstances prevailing at that time, is most beneficial to the Trust and will reduce the risks to which the Trust is exposed as a result of the roll. A roll could be effected by liquidating all or a portion of the Trust’s existing Index Futures positions and establishing new Index Futures positions. A roll could also be effected over a period of time by the creation and redemption of Baskets in the ordinary course, with different Index Futures included in the applicable Basket Amounts.

The rolling of the Trust’s positions in Index Futures will necessarily affect the relationship between the value of the Shares and the number of Index Futures represented by each Share. When the new Index Futures to be acquired by the Trust are cheaper than the Index Futures they are replacing, the roll will result in the Trust owning a larger number of contracts in the new Index Futures than it owned in the Index Futures that were just replaced. Conversely, if the new Index Futures are more expensive than the ones being replaced, the roll will result in the Trust owning fewer contracts in the new Index Futures relative to those that were replaced. The differential in the number of Index Futures will result in the Trust participating to a greater or lesser extent in subsequent changes in the price of the Index Futures. Whether any price differential exists between the Index Futures involved in a roll, however, will depend on the prices of these Index Futures at the time the roll occurs. The likelihood and extent of discounts or premiums resulting from the rolling process or of how the Shares will be affected as a result thereof may vary and cannot readily be determined.

The Trust’s ability to operate and achieve its investment objective is dependent on a number of parties, including:

•	the Sponsor, who exercises general oversight and authority over the Trust;

•	the Trustee, who is responsible for the day-to-day administration of the Trust;

•	the Trust Administrator, who provides certain administrative and custodial services to the Trust;

•	the Advisor, who exercises general oversight over the Trust’s investment activities;

•	the Clearing FCM, through which the Trust transacts in Index Futures and maintains its Index Futures positions;

•	the Exchange, through which the Trust’s Index Futures transactions clear and settle;

•	the Index Sponsor, who maintains the Index, and whose affiliate owns the intellectual property rights to the Index on which the Trust’s investment objective is based;

•

the Authorized Participants, whose creation and redemption activities allow Index Futures and Collateral Assets to be converted to Shares and vice versa, to help maintain the relationship between the Index and the Shares; and

•	the Tax Administrator, who provides tax reporting and tax administrative services.

Of the foregoing parties, the Sponsor, the Trustee and the Advisor are commonly controlled subsidiaries of BlackRock, Inc. The Clearing FCM and one of its affiliates are Authorized Participants. A number of the foregoing parties are publicly traded companies or subsidiaries of publicly traded companies, and a portion of their shares may be owned by one or more of the other foregoing parties.

Investment Objective of the Trust

The Trust seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodities futures. The Trust seeks to track the investment results of the Index before fees and expenses of the Trust. The Trust seeks to achieve its investment objective by holding long positions in Index Futures that have settlement values at expiration based on the level of the S&P GSCI-ER at that time, and earning interest on the non-cash Collateral Assets used to satisfy applicable margin requirements on those Index Futures positions. The Index that the Trust seeks to track reflects the value of the S&P GSCI-ER together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI-ER. The S&P GSCI-ER is calculated based on the same commodities that are included in the S&P GSCI™, which is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities. The S&P GSCI-ER reflects the return of an uncollateralized investment in the contracts comprising the S&P GSCI™, and in addition incorporates the economic effect of rolling the contracts included in the S&P GSCI™ as they near expiration. Rolling a futures contract means closing out a position in an expiring futures contract and establishing an equivalent position in a replacement futures contract on the same commodity.

When establishing positions in Index Futures, the Advisor estimates as of the date of this prospectus that the Trust will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position at the time it is established. These margin requirements are subject to change from time to time by the Exchange or the

Clearing FCM. Margin requirements established by the Clearing FCM may exceed minimum levels established by the Exchange. On a daily basis, the Trust is obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. If the daily settlement level causes the value of the Trust’s Index Futures positions to decrease, the Trust is required to post variation margin with the Clearing FCM. Conversely, if the daily settlement level causes the value of the Trust’s Index Futures positions to increase, the Trust’s account with the Clearing FCM receives variation margin in an amount equal to the increase.

Whenever Index Futures of different types or expirations are available for investment, the Sponsor determines, pursuant to the terms of the Trust Agreement, which Index Futures are to be transferred in connection with either the creation or redemption of Baskets. On any given Business Day, the Index Futures to be delivered in connection with the creation of a Basket may differ from the Index Futures to be delivered in connection with the redemption of a Basket. For example, expiring Index Futures may be delivered in connection with the redemption of a Basket while more recently listed Index Futures may be delivered in connection with the creation of a Basket. The Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets.

The profit or loss on the Trust’s Index Futures positions should correlate with increases and decreases in the value of the S&P GSCI-ER, although this correlation is not expected to be exact. The return on the Index Futures, together with interest on the non-cash Collateral Assets, is expected to result in a total return that corresponds generally, but is not identical, to the Index. Differences between the returns on the Shares and the performance of the Index may be based on, among other factors, differences between the return on the Collateral Assets and the U.S. Treasury rate used to calculate the U.S. Treasury return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the S&P GSCI-ER, differences between the settlement price of Index Futures and the closing level of the S&P GSCI-ER and the payment of expenses and liabilities by the Trust.

The Advisor acts as the commodity trading advisor for the Trust. The Advisor, on behalf of the Trust, is authorized to invest all of the Trust’s assets in long positions in Index Futures and in Collateral Assets in order to satisfy applicable margin requirements on those Index Futures positions. Any cash that the Trust accepts in connection with the creation of Shares is used to purchase additional Index Futures and Collateral Assets, in an amount that the Advisor determines will enable the Trust to achieve investment results that correspond with the Index, before the payment of the Trust’s expenses and liabilities. The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets.

Due to creation or redemption activity or expenses incurred in the Trust, the notional value of Index Futures held may, at times, exceed the aggregate value of the Trust’s assets.  In such instances the Advisor may elect, in such a manner as the Advisor determines will enable the Trust to achieve investment results that correspond to the Index before the payment of the Trust’s expenses and liabilities, to dispose of Index Futures to reduce the Trust’s notional exposure to Index Futures or continue to hold Index Futures in a notional amount that exceeds the aggregate value of the Trust’s assets until additional creation or redemption activity or trading aligns the notional value of the Index Futures with the corresponding collateral holdings.

The Shares are intended to constitute an alternative means for investors to achieve investment exposure to the performance of the Index. Although the Shares are not the exact equivalent of an investment in the underlying futures contracts and U.S. Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative method of participating in the commodities market. In addition, retail investors can gain exposure to the commodities underlying the S&P GSCI-ER by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities or futures contracts. The Shares are eligible for margin accounts.

Secondary Market Trading

While the Trust anticipates that the price of the Shares will fluctuate in a manner that reflects changes in the Trust’s net asset value over time, at any given time the Shares may trade at, above or below the NAV. The NAV fluctuates primarily with changes in the market value of Index Futures. The NAV may also be affected as a result of fluctuations in the value of Collateral Assets, but this fluctuation is not expected to be significant because the Collateral Assets are expected to consist of cash and U.S. Treasury securities. The trading price of the Shares fluctuates in accordance with changes in the NAV, intraday changes in the value of the Index Futures and market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between NYSE Arca, the exchange on which the Shares trade, the Exchanges on which Index Futures trade, and the principal commodities markets on which the futures contracts in the S&P GSCI-ER trade. While the Shares are expected to trade on NYSE Arca until 4:00 p.m. (New York time), liquidity in the markets for the Index Futures and the futures contracts underlying the S&P GSCI-ER is expected to be reduced whenever the principal markets for these contracts are closed. As a result, trading spreads, and the resulting premium or discount on the Shares, may widen during these gaps in market trading hours.

Valuation of Index Futures; Computation of the Trust’s Net Asset Value

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee determines the net asset value of the Trust and the NAV as of 4:00 p.m. (New York time), on each Business Day on which NYSE Arca is open for regular trading, as soon as practicable after that time. A Business Day is a day (1) on which none of the following occurs: (a) NYSE Arca is closed for regular trading, (b) an Exchange is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

The Trustee values the Trust’s long positions in Index Futures on the basis of that day’s settlement prices for the Index Futures held by the Trust, as announced by the applicable Exchange. The value of the Trust’s positions in any particular Index Futures contract equals the product of (1) the number of such Index Futures contracts owned by the Trust, (2) the settlement price of such Index Futures contract on the date of calculation and (3) the multiplier of such Index Futures contract. If there is no announced settlement price for a particular Index Futures contract on a Business Day, the Trustee uses the most recently announced settlement price unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for valuation. The daily settlement price for each Index Futures contract currently held by the Trust is established on each trading day, generally at 2:40 p.m. (New York time), by the CME Group Inc., and its designed contract markets, including the CME, CBOT (Board of Trade of the City of Chicago, Inc.), NYMEX (New York Mercantile Exchange), COMEX and KCBT (the “CME Group”) staff.

The Trustee values all other holdings of the Trust at (1) its current market value, if quotations for such property are readily available, or (2) its fair value, as reasonably determined by the Trustee, if the current market value cannot be determined.

Once the value of the Index Futures, Collateral Assets of the Trust and interest earned on the Trust’s non-cash Collateral Assets has been determined, the Trustee subtracts all accrued expenses and liabilities of the Trust as of the time of calculation in order to calculate the net asset value of the Trust.

Once the net asset value of the Trust has been calculated, the Trustee determines the NAV by dividing the net asset value of the Trust by the number of Shares outstanding at the time the calculation is made. Any changes to the NAV that may result from creation and redemption activity occurring on any Business Day are not reflected in the NAV until the following Business Day.

The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and published online at www.ishares.com or any successor thereto. The Trust updates the NAV as soon as practicable after each subsequent NAV is calculated.

Trust Expenses

The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor, the Trust Administrator, the processing agent and their respective agents, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $500,000 annually. As of the date of this prospectus, the Sponsor estimates that these annual administrative, operational and marketing expenses will be approximately 0.15% of the net asset value of the Trust per year, although the actual amount of these expenses may be more or less. The Trust is not expected to have other ordinary recurring administrative, operational or marketing expenses other than brokerage commissions and similar transaction fees, as described below.

In return for paying the expenses described above, the Sponsor receives the Sponsor’s Fees, which accrue daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, are payable by the Trust monthly in arrears, and are subject to adjustment from time to time, except that the Sponsor’s Fees may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement with thirty days’ prior notice to registered holders of the Shares. For a description of how the net asset value of the Trust is calculated, see “—Valuation of Index Futures; Computation of the Trust’s Net Asset Value” above.

The Sponsor and the Trustee may amend or terminate the Sponsor’s obligation to pay certain expenses of the Trust in compliance with the requirements described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

The Trust is responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets. For the fiscal year ended December 31, 2025, these brokerage commissions and transaction fees equaled approximately 0.03% of the net asset value of the Trust.

The following expenses are paid out of the assets of the Trust:

•	any expenses of the Trust (including the Sponsor’s Fees) that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expense of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor, the Advisor or other agents, service providers or counterparties of the Trust.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements that were incurred by it before the Shares were publicly traded and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Tax Administrator

The Trustee has retained PricewaterhouseCoopers LLP as Tax Administrator to provide tax reporting and tax administrative services. The Trustee may terminate the Tax Administrator at any time.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust is a statutory trust organized under the laws of the State of Delaware on July 7, 2006. Prior to May 9, 2007, the Trust was known as the iShares® GSCI® Commodity-Indexed Trust. The Trust intends to continuously offer Shares to the public, but is not required to do so and has in the past suspended issuances of new Shares. The required consideration for the Trust’s issuance of Shares consists of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets). The Trust is governed by the Fourth Amended and Restated Trust Agreement, dated as of March 31, 2022, among the Sponsor, the Trustee and the Delaware Trustee. The Trust Agreement sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares.

Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist of its positions in Index Futures and Collateral Assets held to satisfy applicable margin requirements on those Index Futures positions. The Trust may also hold a limited amount of cash necessary to cover any expenses of the Trust not assumed by the Sponsor. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against an Authorized Participant, or any other third party, which is settled in cash. Any cash held by the Trust is held in a bank account or deposited with the Trust Administrator and invested in U.S. Treasury securities and other Collateral Assets. The Trust is not an investment company registered under the Investment Company Act and is not required to register under that Act.

The following summary is qualified by reference to the entire Trust Agreement and the form of Authorized Participant Agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.

Creations of Baskets

The Trust intends to offer Shares on a continuous basis on each Business Day, but issuances of new Shares may be suspended at any time. Shares may be offered only in Baskets of 50,000 Shares. Baskets are typically issued only in exchange for an amount of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) equal to the Basket Amount for the Business Day on which the creation order was received by the Trustee. The Basket Amount for a Business Day has a per Share value equal to the NAV as of such day, and the assets included in the Basket Amount are valued in the same manner and on the same basis as the NAV calculations for the Trust’s assets generally, as more fully described in “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.” Creation orders received after 2:40 p.m. (New York time) are not deemed to be received until the following Business Day. In limited circumstances and subject to the approval of the Trustee, Baskets may be created for cash equal to the NAV of the Shares constituting a Basket as determined on the date the related creation order was received, plus the costs incurred by the Trust in establishing the corresponding Index Futures positions and acquiring the related Collateral Assets. Creation orders for Baskets paid for solely in cash that are received after 10:00 a.m. (New York time) will be deemed received as of the following Business Day. The Trustee notifies the Authorized Participants of the Basket Amount on each Business Day.

Before the Trust issues any Baskets to an Authorized Participant, that Authorized Participant must deliver to the Trustee a creation order indicating the number of Baskets it intends to purchase and providing other details with respect to the procedures by which the Baskets are to be transferred. The Trustee expects to acknowledge the creation order unless it or the Sponsor decides to refuse the order as described below under “—Requirements for Trustee Actions.”

Upon the transfer of (1) the required consideration of Index Futures in the amounts and of the type specified by the Trustee, and cash (or, in the discretion of the Sponsor, other Collateral Assets) in the amounts specified by the Trustee, in each case to the accounts specified by the Trustee, and (2) all transaction fees associated with creations (including but not limited to fees charged by the Exchange and the Clearing FCM) per Basket, the Trustee delivers the appropriate number of Baskets to the DTC account of the Authorized Participant. The total transaction fees charged per Basket created may change from time to time. See “—Fees for Creations and Redemptions.”

Only Authorized Participants can transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant is under no obligation to the Trust to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. The Sponsor and the Trustee maintain a current list of Authorized Participants.

No Shares are issued unless and until the Trustee receives confirmation that the required consideration has been received in the account or accounts specified by the Trustee. It is expected that delivery of the Shares will be made against transfer of consideration on the next Business Day following the Business Day on which the creation order is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee has not received the required consideration for the Shares to be delivered on the delivery date, by 11:00 a.m. (New York time), the Trustee may cancel the creation order.

The Trustee has the right to reject any creation order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, (3) a determination by the Trustee that the acceptance of the related order would have adverse tax or other consequences to the Trust or the Shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee, the Sponsor or the Trust Administrator. Each Authorized Participant Agreement provides that neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a creation order.

Redemptions of Baskets

Authorized Participants may typically surrender Baskets in exchange only for an amount of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) equal to the value of the Basket Amount on the Business Day the redemption request is received by the Trustee. Redemption orders received after 2:40 p.m. (New York time) are not deemed to be received until the following Business Day. Holders of Baskets who are not Authorized Participants are not able to redeem their Baskets except through an Authorized Participant. It is expected that Authorized Participants may redeem Baskets for their own accounts or on behalf of Shareholders who are not Authorized Participants, but no Authorized Participant is under any obligation to the Trust to do so.

Before surrendering Baskets for redemption, an Authorized Participant must deliver to the Trustee a request indicating the number of Baskets it intends to redeem and providing other details with respect to the procedures by which the assets representing the required Basket Amount are to be transferred. The Trustee expects to acknowledge the redemption order unless it or the Sponsor decides to refuse the redemption order as described below under “—Requirements for Trustee Actions.”

After the delivery by the Authorized Participant to the Trust’s DTC account of the total number of Shares to be redeemed by an Authorized Participant, the Trustee delivers to the order of the redeeming Authorized Participant redemption proceeds consisting of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets). The assets included in the redemption proceeds are valued in the same manner and on the same basis as the NAV calculations for the Trust’s assets generally, as more fully described in “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.” In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption any and all transaction fees associated with redemptions. See “—Fees for Creations and Redemptions.” Shares can be surrendered for redemption only in Baskets.

It is expected that delivery of the Index Futures and cash or other Collateral Assets to the redeeming Shareholder will be made against transfer of the Baskets on the next Business Day following the Business Day on which the redemption request is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee’s DTC account has not been credited with the total number of Shares to be redeemed pursuant to the redemption order by 11:00 a.m. (New York time), on the delivery date, the Trustee may cancel the redemption order.

The Trustee has the right to reject any redemption order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, (3) a determination by the Trustee that the acceptance of the related order would have adverse tax or other consequences to the Trust or the Shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee, the Sponsor or the Trust Administrator. Each Authorized Participant Agreement provides that neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a redemption order.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. The Shares settle through DTC’s book-entry settlement system. So long as the Shares are eligible for DTC settlement, there is expected to be only one certificate evidencing Shares, registered in the name of a nominee of DTC. Investors are expected to be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. Investors generally are not entitled to receive separate certificates evidencing Shares. Because Shares can be held only in the form of book entries through DTC and its participants, investors must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book- entry form. See also “The Securities Depository; Book-Entry-Only System; Global Security.”

Limitation of Liabilities

You cannot lose more than the value of your investment in the Shares. Under Delaware law, Shareholders’ liability is limited to the same extent as the liability of stockholders of a for profit Delaware business corporation. Under the Trust Agreement, registered holders of Shares may be liable for applicable transfer taxes and other governmental charges payable by the Trustee in connection with the transfer or redemption of Shares.

Cash and Other Distributions

The Trust has no obligation to make periodic distributions to Shareholders. The Sponsor has the exclusive authority to determine when a cash distribution should be made, which it in turn has delegated to the Trustee. If the Sponsor determines that there is excess cash being held in the Trust beyond what is expected to be needed to achieve its investment objective and pay the Trust’s anticipated expenses, the Sponsor may cause the excess cash to be distributed to the registered holders of the shares or cause it to be invested in additional Index Futures or Collateral Assets.

If the Trust receives any non-cash proceeds in respect of Trust property (other than proceeds subject to creation and redemption orders), the Trustee, at the direction of the Sponsor, will distribute the non-cash proceeds to the Shareholders by any means lawful, equitable and feasible. If the Trustee cannot distribute the non-cash proceeds proportionately among the Shareholders, the Trustee, at the direction of the Sponsor, will adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. The Trust Agreement provides that the Trust shall not be required to make any distributions in violation of applicable law.

Share Splits

If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust property to the Shareholders entitled to them.

Voting Rights

Shares do not have any voting rights. However, registered holders of at least 25% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least 75% of the Shares have the right to require the Trustee to terminate the Trust as described under “— Amendment and Dissolution.” The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges.

All Shares are transferable, fully paid and non-assessable. Ownership of a Share does not entitle their holders to elect directors, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with ownership of common shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Fees for Creations and Redemptions

Each order for the creation of Baskets must be accompanied by a payment to the Trustee of a transaction fee per Basket. In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption a transaction fee per Basket. The Trustee expects that the transaction fee for Index Futures in creations and redemptions will average to approximately 0.04% of the Basket Amount in any given year, although the actual amount of the transaction fee may be more or less. The transaction fees associated with the creation and redemption of Baskets is subject to change from time to time. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets are obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption. With the approval of the Trustee, Baskets may be created or redeemed for cash, in which case the Authorized Participant is required to pay any additional costs relating to such a creation or redemption, including the costs incurred by the Trust in establishing or liquidating the corresponding Index Futures position and acquiring or disposing of the related Collateral Assets.

Trust Expenses

The following expenses are paid out of the assets of the Trust:

•	any expenses of the Trust (including the Sponsor’s Fees) that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor, the Advisor or other agents, service providers or counterparties of the Trust.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements that were incurred by it before the Shares were publicly traded and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. If it is necessary for the Trust to liquidate Trust property or apply income from its investments to meet extraordinary expenses, the NAV is expected to decrease.

The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of the Trust’s property made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell the Trust’s assets, by public or private sale, to pay any taxes owed. Registered holders of Shares remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of the Trust Assets

See “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations and liabilities of the Sponsor and the Trustee. The Sponsor and the Trustee:

•	are obligated to take only the actions specifically set forth in the Trust Agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

•	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

•	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust’s property on behalf of any holders of Shares or on behalf of any other person; and

•	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries for any loss, liability or expense incurred by any such person that arises out of or in connection with the performance of obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, absent such person’s negligence, bad faith, willful misconduct or reckless disregard of such person’s duties and obligations. The Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including reasonable fees and expenses of counsel) (i) caused by the negligence or bad faith of the Trustee or (ii) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders. If an amendment imposes or increases fees or charges (other than the Sponsor’s Fees, to the extent they do not exceed 0.75% of the Adjusted Net Asset Value, and other than taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders or similarly materially adversely affects any Shareholder, it will not become effective until 30 days after the Trustee notifies the registered holders of the amendment. No adjustment of the Sponsor’s Fees to above 0.75% of the Adjusted Net Asset Value will be effective until the passage of the foregoing 30-day period.

An amendment to the Trust Agreement may substantially alter the nature of an investment in the Shares, including, for example, amendments that change the assets through which the Trust seeks to achieve its investment objective or that cause the Trust to seek investment returns corresponding to the performance of another index. At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended. In no event may any amendment impair the right of a Shareholder to surrender Baskets and receive therefor the amount of Trust property represented thereby, except in order to comply with mandatory provisions of applicable law. In addition, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for United States federal income tax purposes.

The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they have elected to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Sponsor determines to liquidate the Trust in accordance with the terms of the Trust Agreement, which provides that the Sponsor may liquidate the Trust at any time the Sponsor determines that liquidating the Trust is advisable. The Sponsor may, for example (but will not be obligated to), liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes occur that would result, in the opinion of the Sponsor, in a decrease of investment opportunities available to meet the Trust’s investment objective, (2) the Index Sponsor ceases to maintain the Index and, in the opinion of the Sponsor, no successor or reasonably similar index is available, or (3) the value of the Trust is at a level at which continued operation of the Trust is not cost-efficient;

•

the Trust is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Trustee will notify DTC at least 30 days before the date for dissolution of the Trust. After termination, the Trustee and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) pay the Trust’s expenses and sell assets as necessary to meet those expenses and (3) deliver Trust property upon surrender and cancellation of Shares. Ninety days or more after dissolution, the Trustee may sell any remaining Trust property in a public or private sale. After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares. The Trustee will not invest the money and will have no liability for interest. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Requirements for Trustee Actions

Before the Trustee delivers or registers a transfer of Shares, makes a distribution on Shares, or permits the withdrawal of Trust property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or property of the Trust;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The Trustee may suspend the delivery of Shares, registrations of transfer of Shares and surrenders of Shares for the purpose of withdrawing property of the Trust generally, or may refuse particular deposit, transfer or withdrawal requests at any time when the books of the Trustee are closed or at any time if the Trustee or the Sponsor determines that it is necessary or advisable to do so for any reason.

Delegation by the Trustee to the Trust Administrator, Tax Administrator or Other Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator and the Tax Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee is not required to appoint a new Trust Administrator, Tax Administrator or other agent upon any termination of any of these delegations.

Custody of the Trust Assets

The Trust’s Index Futures and the Collateral Assets posted as margin for these Index Futures positions are held in the Trust’s account, established at its Clearing FCM. The Clearing FCM further transfers some or all of the Collateral Assets posted as margin for the Trust’s Index Futures positions to the clearing house of the Exchange.

Substantially all of the Trust’s remaining assets consist of Collateral Assets held in the Trust’s accounts at the Trust Administrator.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate will represent all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will be dissolved.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor

The Sponsor is iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company and a consolidated subsidiary of BlackRock, Inc. The Sponsor operates as the commodity pool operator for the Trust.

The Sponsor has been registered with the CFTC as a commodity pool operator and has been a member of the NFA since June 22, 2009. Since November 2012, the Sponsor has also served as sponsor of the iShares® Gold Trust and the iShares® Silver Trust, each of which is a trust that publicly offers shares registered with the SEC. Neither the iShares® Gold Trust nor the iShares® Silver Trust is a commodity pool regulated by the CFTC or the NFA.

The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.

The Sponsor was formed as a Delaware limited liability company on June 16, 2009. The sole member and manager of the Sponsor is BlackRock Asset Management International Inc., a Delaware corporation, and a consolidated subsidiary of BlackRock, Inc.

BlackRock Asset Management International Inc., the sole member and manager of the Sponsor, was organized as a Delaware corporation on March 22, 1990. Since January 2004, BlackRock Asset Management International Inc. has held an equity interest in a securities lending platform. From January 2005 to November 2012, BlackRock Asset Management International Inc. served as sponsor of the iShares® Gold Trust. From April 2006 to November 2012, BlackRock Asset Management International Inc. served as sponsor of the iShares® Silver Trust. From July 2006 to December 2013, BlackRock Asset Management International Inc. also served as sponsor and commodity pool operator of the Trust and as manager and commodity pool operator of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, a subsidiary of the Trust that was liquidated on January 1, 2014. Since October 2007, BlackRock Asset Management International Inc. has served as sponsor of the iShares® Mexico Trust, a trust that issues Mexican exchange-traded equity funds. Since December 2008, BlackRock Asset Management International Inc. has served as sponsor of the following Brazilian exchange-traded equity funds: iShares® Ibovespa Fundo de Indice, iShares® BM&FBovespa Small Cap Fundo de Indice, and iShares® BM&FBovespa MidLarge Cap Fundo de Indice. BlackRock Asset Management International Inc. was registered under the CEA as a commodity pool operator from October 13, 2005, and was a member of the NFA, until it withdrew its commodity pool operator registration and NFA membership on February 13, 2014.

Certain performance data regarding the Sponsor and BlackRock Asset Management International Inc., its sole member and manager, may be found starting on page 83.

BlackRock Asset Management International Inc., the predecessor to the Sponsor, arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor, the Trust Administrator, the processing agent and their respective agents, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $500,000 annually. In recognition of its paying these expenses, the Sponsor is entitled to receive the Sponsor’s Fees, which accrue daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, are payable by the Trust monthly in arrears, and are subject to adjustment from time to time, except that the Sponsor’s Fees may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and 30 days’ prior notice to registered holders of the Shares. For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

The Sponsor has the authority under the Trust Agreement to direct the Trustee in the operation of the Trust, although the Sponsor does not expect to exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

Other than the Sponsor’s limited investment in Shares in connection with its role as Tax Matters Partner of the Trust, neither the Sponsor nor any of its principals are expected to hold any beneficial interest in the Trust. The Sponsor and its principals are only permitted to trade commodity interests for their own accounts in accordance with the Sponsor’s code of ethics. The Sponsor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Principals and Key Personnel of the Sponsor

Jonathan Jacobs is the President and Chief Executive Officer of the Sponsor and Bryan Bowers is the Chief Financial Officer of the Sponsor.

The Sponsor is managed by a Board of Directors composed of Jonathan Jacobs, Bryan Bowers, Philip Jensen, Peter Landini and Lindsey Haswell.

Jonathan Jacobs, 36, became a principal of the Sponsor on March 2, 2026. Mr. Jacobs is a Managing Director of BlackRock, Inc. (“BlackRock”) and has served as the U.S. Head of Equity ETFs at BlackRock since April 2025. In this role, he oversees the overall product strategy, thought leadership, and client engagement for BlackRock’s U.S. index and active equity ETF business. Mr. Jacobs joined BlackRock as U.S. Head of Thematics and Active Equity ETFs in April 2022. From May 2013 to March 2022, he worked at Global X ETFs, a provider of a variety of exchange-traded funds, where he founded and led the firm’s research and strategy team. From September 2014 to March 2022, he was a FINRA-registered representative associated with Foreside Fund Services, LLC, a registered broker-dealer and member of FINRA that provides distribution and registered representative services to investment companies. Previously, Mr. Jacobs was a business analyst at the New York Stock Exchange from July 2011 to May 2013. Mr. Jacobs earned a BA degree in International Studies from Emory University and an MBA from Columbia Business School. He is a CFA charterholder.

Erin Armstrong, 43, became a principal of the Sponsor on July 23, 2025. She became a principal of the Advisor on July 28, 2025. Ms. Armstrong is a Director of BlackRock, Inc. and performs supervisory and managerial functions. Since January 2024, she has been a Senior Portfolio Manager in Derivatives and Digital Assets Portfolio Management within BlackRock’s Global Markets & Index Investments Group (“BGM”). In that capacity, she is responsible for managing complex derivatives-based strategies, including outcome ETFs, commodities ETFs, currency-hedged and digital assets ETFs, and institutional currency-hedged and equity overlays. From November 2014 to January 2024, Ms. Armstrong was a Portfolio Manager on the ETF and Index Investments team within BGM. Previously, she was a Project Manager on BlackRock’s Business Operations team. Ms. Armstrong earned her Bachelor of Arts in economics from the University of California at Santa Cruz.

Bryan Bowers, 52, became a principal of the Sponsor on August 26, 2022. He has been employed by BlackRock or its affiliates since September 2011, performing supervisory and managerial functions. Mr. Bowers is a Managing Director of BlackRock, Inc. Mr. Bowers has served as the Chief Trust Officer of BlackRock Institutional Trust Company, N.A. since June 2025. As the head of Product Oversight within BlackRock’s Global Accounting and Product Services (“GAAPS”) function since October 2021, Mr. Bowers is responsible for overseeing lifecycle, governance and event management of several U.S. and Canadian fund ranges. From September 2021 to March 2025, Mr. Bowers oversaw fund accounting operations, strategic product initiatives, fund certifications, accounting policies and provided support to the audit committee of the board for the U.S. iShares ETFs. From September 2014 to October 2021, Mr. Bowers served as a Global Financial Reporting manager on the Business Operations & Technology team within BlackRock’s GAAPS function. From September 2011 to August 2014, Mr. Bowers served as a Vice President on BlackRock’s Fund Administration team. Prior to joining BlackRock, Mr. Bowers served as an Assistant Vice President of State Street Corporation or its affiliates, where he served as a Unit Manager within the Global and Corporate Bond Accounting Units from September 2007 to September 2011. Mr. Bowers earned his B.S. degree in accounting from Stockton University.

Belinda Ng Castaneda, 44, became a principal of the Sponsor on June 20, 2019. Mrs. Castaneda became a principal of BlackRock Institutional Trust Company, N.A. on June 19, 2019 and of the Advisor on June 20, 2019. Mrs. Castaneda serves as a listed principal for each of the foregoing entities, performing supervisory and managerial functions on such entities’ Business Continuity Management Program Operations Team. In that role, Mrs. Castaneda is responsible for running global program level tasks including metrics, reporting and data analysis along with development and administration of their business continuity planning system. From February 2016 to the present, Mrs. Castaneda has served as a Vice President of BlackRock, Inc. and each of the foregoing entities, all of which are affiliates of BlackRock, Inc., performing supervisory and managerial functions on the firm’s Business Continuity Management Program

Operations Team. In that role, Mrs. Castaneda is responsible for running global program level tasks including metrics, reporting and data analysis along with development and administration of the firm’s business continuity planning system. From January 2012 to February 2016, Mrs. Castaneda served as an Associate of BlackRock Inc. as a Business Continuity Program Manager. From February 2009 to January 2012, Mrs. Castaneda served as an Analyst of BlackRock, Inc. performing operational support to the firm’s Business Continuity Management team. Prior to joining BlackRock, Inc., Mrs. Castaneda served in a data analyst function at H5, Inc., a data analytics technology firm, from July 2006 to February 2009. Prior to that, Mrs. Castaneda was an office automation assistant at the U.S. Department of Health and Human Services, where she focused on the Employee Human Resource and Payroll System (i.e., PeopleSoft software) from July 2002 to July 2006. Mrs. Castaneda earned a Bachelor of Science in Business Administration from San Jose State University, in 2005.

Lindsey Haswell, 48, became a principal of the Sponsor on May 2, 2024 and was a member of the Sponsor’s audit committee from May 2024 to May 2026. Ms. Haswell is the Chief Legal Officer of Tempo Labs, a layer-one blockchain designed specifically for payments that was incubated by Stripe and Paradigm that she joined in August 2025. She is also on the board of ProCap Acquisition Corp., a fintech-focused special purpose acquisition company. She served as the Chief Legal and Administrative Officer for crypto payments firm MoonPay from February 2023 to August 2025, and the Chief Legal and Administrative Officer for crypto-asset firm Blockchain.com from May 2021 to February 2023. Since July 2022, she also has served on the founding team of the Core blockchain network, a Bitcoin-powered layer-one blockchain. Ms. Haswell was the Chief Legal and Administrative Officer of the mobility company Lime from September 2018 to May 2021 and a founding member of Uber’s Legal team, on which she served from January 2015 to November 2017. From November 2017 to September 2018, she served as founder of Depot Global Inc., a venture-backed company in the autonomous vehicle space. From August 2003 to January 2015, Ms. Haswell worked at the law firm Gibson, Dunn & Crutcher LLP, where she focused on tech counseling and litigation. Ms. Haswell earned a degree in Political Science and Journalism from the University of Southern California and a law degree from the University of Southern California.

Philip Jensen, 67, became a principal of the Sponsor on September 15, 2009 and is Chairman of the Sponsor’s audit committee. In June 2001, Mr. Jensen joined Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare markets, for which he presently serves as Partner and previously served as Chief Operating Officer from 2002 to 2020. Mr. Jensen received his Bachelor of Science from San Francisco State University and practiced as a California Certified Public Accountant through 1992.

Timothy Kane, 46, became a principal of the Sponsor on June 28, 2019. Mr. Kane became a principal of BlackRock Financial Management, Inc. on June 27, 2019 and of BlackRock Advisors, LLC, the Advisor and BlackRock Institutional Trust Company, N.A. on June 28, 2019. Mr. Kane serves as a listed principal for each of the foregoing entities, performing supervisory and managerial functions in his capacity as Global Head of Enterprise Resilience, including Business Continuity, Crisis Management and Disaster Recovery in Technology and Enterprise Services on a team that team is responsible for ensuring recoverability and resiliency when faced with crisis situations. From February 2014 to the present, Mr. Kane has served as a Director of BlackRock, Inc. and each of the foregoing entities, all of which are affiliates of BlackRock, Inc., performing supervisory and managerial functions in his capacity as the Global Head of Enterprise Resilience, including Business Continuity, Crisis Management and Disaster Recovery in Technology and Enterprise Services. Prior to joining BlackRock, Inc., Mr. Kane served as the Deputy Global Head of Crisis Management supporting the Business Continuity function at Deutsche Bank, multinational investment bank and financial services firm, from January 2009 to January 2014. Prior to that, Mr. Kane was the Director of Information Technology at the New York City Office of Emergency Management where he focused on the agency’s technology needs from December 2006 to December 2008. Mr. Kane earned a Bachelor of Science in Geographic Information Science from Salisbury University in 2002.

Peter Landini, 75, became a principal of the Sponsor on September 14, 2009 and is a member of the Sponsor’s audit committee. In January 2003, Mr. Landini joined RBP Investment Advisors, Inc., a financial planning consultancy firm, for which he presently serves as Partner and Wealth Manager. Mr. Landini received his Bachelor of Science in accounting from Santa Clara University and an MBA in finance from Golden Gate University. Mr. Landini is a certified financial planner and is a member of the Financial Planning Association.

John McAleer, 51, became a principal and associated person of the Sponsor and of the Advisor on August 8, 2025. Mr. McAleer became a principal and associated person of BlackRock Financial Management, Inc. on April 23, 2025. He became a principal and associated person of each of BlackRock Investment Management LLC, BlackRock International Limited, BlackRock Advisors LLC and BlackRock Institutional Trust Company, N.A. on August 8, 2025. Since April 2015, Mr. McAleer has been a Vice President of BlackRock, Inc. and performs supervisory and managerial functions. He is a member of BlackRock’s Global Financial Reporting team and helps oversee the annual Form ADV regulatory filing requirement, as well as the filing of annual questionnaires for registered BlackRock entity advisors. From August 2013 to April 2015, Mr. McAleer was a member of BlackRock’s Regulatory Reporting team. Since joining BlackRock in August 2007, Mr. McAleer has held several roles across operations, including in Separately Managed Account Operations and the Derivative Operations and Trade Operations groups. Prior to joining BlackRock, Mr. McAleer held roles at J.P. Morgan Chase in the Global Reference Data and DTC Settlements groups. Mr. McAleer earned a Bachelor of Science degree in Finance from Saint Joseph’s University in 2008.

Franzel Medina, 42, became a principal of the Sponsor on May 4, 2026, and is jointly responsible for the trading decisions with respect to the Trust’s account. Ms. Medina became a principal of the Advisor on May 5, 2026. Ms. Medina is a Director of BlackRock, Inc. and performs supervisory and managerial functions. Since April 2015, Ms. Medina has managed Institutional and iShares currency hedged funds, crypto ETFs, iShares BuyWrite funds, and iShares commodity funds. Her service with BlackRock or its affiliates dates to May 2012. Ms. Medina earned her Bachelor of Science in Finance from San Francisco State University.

Orlando Montalvo, 58, became a principal of the Sponsor on January 15, 2025, and is jointly responsible for the trading decisions with respect to the Trust’s account. Mr. Montalvo became a principal of the Advisor on February 3, 2025. Mr. Montalvo is a Managing Director of BlackRock, Inc. and performs supervisory and managerial functions. Since January 2025, Mr. Montalvo has managed the Digital Currency and Currency Overlay Portfolio Management Team within BlackRock’s Global Markets & Index Investments Group. In that capacity, Mr. Montalvo oversees portfolio management for the currency hedged, commodity and crypto exchange-traded products and for institutional hedged currency overlays. His service with BlackRock or its affiliates dates to 1992, including his years with Barclays Global Investors. Mr. Montalvo earned his Bachelor of Science in finance from San Francisco State University.

Charles Park, 58, has been a principal of the Sponsor since August 4, 2016 and previously was a principal of the Sponsor from December 31, 2012 to April 27, 2015, in each case performing supervisory and managerial functions. He became a principal of the Advisor on December 31, 2012 and has served as Chief Compliance Officer for the Advisor since August 2006. Mr. Park became a principal of BlackRock Advisors, LLC, a commodity pool operator and commodity trading advisor registered with the CFTC, on June 26, 2014 and has served as its Chief Compliance Officer since June 2014. Mr. Park became a principal of BlackRock Financial Management, Inc., an investment management company, on September 28, 2016, has served as Chief Compliance Officer of BlackRock Financial Management, Inc. since September 2016 and performs supervisory and managerial functions. He became a principal of BlackRock Investment Management, LLC, an investment management company, on September 28, 2016, has served as Chief Compliance Officer of BlackRock Investment Management, LLC since September 2016 and performs supervisory and managerial functions. From December 31, 2012 to February 13, 2014, Mr. Park was a principal of BlackRock Asset Management International Inc., a former commodity pool operator that withdrew its commodity pool operator registration in February 2014, performing supervisory and managerial functions. Mr. Park has served as Global Head of Investment Advisory Compliance and Head of Americas Compliance for BlackRock, Inc. since July 2023. Mr. Park served as the Chief Compliance Officer of the iShares business from August 2006 through June 2023 and of the BlackRock SEC-registered funds from June 2014 through June 2023. In August 2006, Mr. Park joined BlackRock Institutional Trust Company, N.A., a commodity pool operator and commodity trading advisor registered with the CFTC, as the chief compliance officer for its SEC-registered subsidiaries; in his current role, he supervises and manages employees who serve in compliance roles at that entity. Prior to joining BlackRock Institutional Trust Company, N.A., Mr. Park served as Chief Compliance Officer of American Century Investment Management, Inc., an exempt commodity pool operator and an exempt commodity trading advisor, from October 1995 to July 2006. Mr. Park earned a Bachelor of Arts in economics from the University of Michigan in 1989 and a Juris Doctor from the University of Michigan in 1992.

Charles Pulsfort, 45, became a principal of the Sponsor, Advisor, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Institutional Trust Company, N.A., and BlackRock Investment Management, LLC on February 24, 2025. Mr. Pulsfort became a principal of BlackRock International Limited on February 26, 2025. On July 15, 2025, he became an associated person and NFA associate member of the Advisor, BlackRock Institutional Trust Company, N.A. and BlackRock International Limited. On July 30, 2025, he became a swap associated person of the Advisor, BlackRock Institutional Trust Company, N.A. and BlackRock International Limited. On September 25, 2025, Mr. Pulsfort became an associated person and NFA associate member of the Sponsor, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC. Also on September 25, 2025, he became a swap associated person of BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. Mr. Pulsfort performs supervisory and managerial functions for each of the foregoing entities. He has served as Global Head of Financial Reporting for BlackRock, Inc. since February 2025. In this role, Mr. Pulsfort leads the design and enhancement of BlackRock’s financial and regulatory reporting operating environment across multiple jurisdictions. From March 2016 to January 2025, Mr. Pulsfort led the Americas Financial Reporting, Regulatory Financial and Disclosure Operations and Technical Accounting Center groups within BlackRock’s Global Accounting and Product Services. In that capacity, Mr. Pulsfort oversaw the production and delivery of financial statements and regulatory financial reports, and he led a centralized accounting and financial reporting consultation center that supports accounting policies and technical accounting conclusions for BlackRock-sponsored funds. He is a Managing Director of BlackRock, Inc. Mr. Pulsfort graduated with honors from Ursinus College with a bachelor’s degree in economics and business administration.

Raymond Szyjka, 55, became a principal and associated person of the Sponsor on June 11, 2025. Mr. Szyjka became principal and associated person of the Advisor on July 14, 2025. Mr. Szyjka became a principal and associated person of BlackRock Financial Management, Inc. on January 27, 2025. He became a principal and associated person of BlackRock Investment Management LLC on May 19, 2025 and May 27, 2025, respectively. He also became a principal and associated person of BlackRock International Limited on June 30, 2025 and a principal and associated person of both BlackRock Advisors LLC and BlackRock Institutional Trust Company, N.A. on July 17, 2025. Since January 2017, Mr. Szyjka has been Vice President in Global Financial Reporting at BlackRock. He is responsible for various aspects and oversight of the regulatory financial reporting process for BlackRock’s U.S. advisory businesses and commingled products. From June 2011 to January 2017, Mr. Szyjka oversaw the financial reporting process for BlackRock’s U.S. registered mutual funds, including managing relationships with external auditors. Prior to joining BlackRock, he spent ten years at State Street Bank, where he worked as an Account Manager in the financial and regulatory reporting department supporting various BlackRock registered mutual funds. Earlier in his career, Mr. Szyjka worked at Merrill Lynch Investment Managers (MLIM). Mr. Szyjka earned a Bachelor of Science degree in Accounting from Drexel University in 1993.

BlackRock Asset Management International Inc. became a principal of the Sponsor on June 17, 2009.

THE TRUSTEE

The Trustee is BlackRock Institutional Trust Company, N.A., a national banking association and a consolidated subsidiary of BlackRock, Inc. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to the Trust Administrator, the Tax Administrator or other agents. The Trustee also maintains certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts, currently serves as the Trust Administrator. State Street Bank and Trust Company’s principal office is located at One Lincoln Street, Boston, MA 02111. State Street Bank and Trust Company is subject to supervision by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption of Shares, the net asset value of the Trust and transaction fees may be obtained from State Street Bank and Trust Company. Basket composition and the names of the parties that have executed an Authorized Participant Agreement may be obtained from iShares by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust are maintained at this office of State Street Bank and Trust Company (other than records maintained by the Trustee or the Tax Administrator as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor and the Advisor with respect to the receipt and delivery of consideration transferred to, or by, the Trust in connection with each creation and redemption of Baskets, (3) calculating the net asset value of the Trust on each Business Day, (4) calculating net income and realized capital gains or losses, and (5) paying the Trust’s expenses. The Trustee has delegated certain tax-related services to the Tax Administrator, and the remainder of the day-to-day responsibilities to the Trust Administrator.

The Trustee’s fees are paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE TRUST ADMINISTRATOR

State Street Bank and Trust Company serves as the Trust Administrator. The Trust Administrator has been engaged to provide certain administrative services, including calculating the value of certain of the Trust’s assets, maintaining custody of Collateral Assets not posted as margin, transferring Collateral Assets in satisfaction of applicable margin requirements, and maintaining certain records and accounts. The Trust Administrator has established and maintains one or more securities accounts and one or more cash accounts on behalf of the Trust in which the Collateral Assets are deposited and held. In general, the Sponsor exercises control over these accounts. The Sponsor has delegated the authority to supervise and direct the investments of the assets in the Trust’s accounts to the Advisor, and has delegated the authority to make and receive applicable margin payments relating to the Trust’s Index Futures positions to the Trust Administrator.

The Trust Administrator’s services are governed under the Master Services Agreement between the Trust Administrator and the Trust. The Master Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Trust Administrator in connection with its services. The fees of the Trust Administrator are paid by the Sponsor on behalf of the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Master Services Agreement.

Under the applicable service modules, the Trust Administrator has agreed to provide its services for an initial term ending on April 13, 2025, which automatically extends for up to 2.5 years (a 6-month extension, followed by a 2-year extension), unless terminated by either party in accordance with the Master Services Agreement. The Trust Administrator may terminate its services for certain material breaches of the Master Services Agreement or for failure to pay fees within a specified grace period. The Trust may terminate the Master Services Agreement for cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Trust Administrator.

THE DELAWARE TRUSTEE

Wilmington Trust Company serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

THE ADVISOR

The Advisor is BFA, a California corporation and a consolidated subsidiary of BlackRock, Inc. The Advisor serves as the commodity trading advisor for the Trust. The Advisor has been registered as a commodity trading advisor with the CFTC, and as a member of the NFA, since April 5, 1993. The Advisor has been registered as a commodity pool operator with the CFTC since October 14, 2014. The Trust has entered into a commodity trading advisor agreement with the Advisor, which provides the Advisor with discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations.

Except as described below, neither the Advisor nor any of its principals are expected to hold any beneficial interest in the Trust. The Advisor and its principals are only permitted to trade commodity interests for their own accounts in accordance with the Advisor’s code of ethics. The Advisor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Principals and Key Personnel of the Advisor

Martin Small is the Chief Financial Officer, Robert Goldstein is the Chief Operating Officer and Charles Park is the Chief Compliance Officer of the Advisor. Orlando Montalvo and Franzel Medina, each a principal of the Advisor, are jointly responsible for the trading decisions with respect to the Trust’s account.

The Advisor is managed by a Board of Directors, which is composed of Martin Small, Robert Goldstein and Andrew Dickson.

Certain performance data with respect to the Advisor can be found starting on page 83.

Erin Armstrong, 43, became a principal of the Sponsor on July 23, 2025. She became a principal of the Advisor on July 28, 2025. Ms. Armstrong is a Director of BlackRock, Inc. and performs supervisory and managerial functions. Since January 2024, she has been a Senior Portfolio Manager in Derivatives and Digital Assets Portfolio Management within BlackRock’s Global Markets & Index Investments Group (“BGM”). In that capacity, she is responsible for managing complex derivatives-based strategies, including outcome ETFs, commodities ETFs, currency-hedged and digital assets ETFs, and institutional currency-hedged and equity overlays. From November 2014 to January 2024, Ms. Armstrong was a Portfolio Manager on the ETF and Index Investments team within BGM. Previously, she was a Project Manager on BlackRock’s Business Operations team. Ms. Armstrong earned her Bachelor of Arts in economics from the University of California at Santa Cruz.

Belinda Ng Castaneda, 44, became a principal of the Sponsor on June 20, 2019. Mrs. Castaneda became a principal of BlackRock Institutional Trust Company, N.A. on June 19, 2019 and of the Advisor on June 20, 2019. Mrs. Castaneda serves as a listed principal for each of the foregoing entities, performing supervisory and managerial functions on such entities’ Business Continuity Management Program Operations Team. In that role, Mrs. Castaneda is responsible for running global program level tasks including metrics, reporting and data analysis along with development and administration of their business continuity planning system. From February 2016 to the present, Mrs. Castaneda has served as a Vice President of BlackRock, Inc. and each of the foregoing entities, all of which are affiliates of BlackRock, Inc., performing supervisory and managerial functions on the firm’s Business Continuity Management Program Operations Team. In that role, Mrs. Castaneda is responsible for running global program level tasks including metrics, reporting and data analysis along with development and administration of the firm’s business continuity planning system. From January 2012 to February 2016, Mrs. Castaneda served as an Associate of BlackRock Inc. as a Business Continuity Program Manager. From February 2009 to January 2012, Mrs. Castaneda served as an Analyst of BlackRock, Inc. performing operational support to the firm’s Business Continuity Management team. Prior to joining BlackRock, Inc., Mrs. Castaneda served in a data analyst function at H5, Inc. a data analytics technology firm, from July 2006 to February 2009. Prior to that, Mrs. Castaneda was an office automation assistant at the U.S. Department of Health and Human Services, where she focused on the Employee Human Resource and Payroll System (i.e., PeopleSoft software)

from July 2002 to July 2006. Mrs. Castaneda earned a Bachelor of Science in Business Administration from San Jose State University, in 2005.

Andrew Dickson, 50, became a Director of the Advisor in June 2021, and a principal of the Advisor on June 16, 2023. Mr. Dickson became a principal of BlackRock Advisors, LLC on June 21, 2023 and of BlackRock Financial Management, Inc. on June 23, 2023. Mr. Dickson is a Managing Director of BlackRock, Inc. and has served as its Corporate Secretary since October 2015. As Corporate Secretary, he is responsible for providing counsel on a wide range of BlackRock’s corporate activities and public disclosures, including its SEC reporting, public financing, political activities, social impact and sustainability initiatives. Prior to joining BlackRock, Mr. Dickson practiced law in the mergers and acquisitions and corporate group at the law firm Davis Polk & Wardwell. He received a Bachelor of Arts degree in International Relations from the College of William and Mary and a Juris Doctorate from the University of California at Berkeley.

Robert Goldstein, 52, became a principal of the Advisor on July 23, 2014 and has served as Chief Operating Officer of the Advisor since June 2014. Mr. Goldstein became a Director of the Advisor in June 2015. Mr. Goldstein became a principal of BlackRock Advisors, LLC on July 22, 2014 and has served as Chief Operating Officer of BlackRock Advisors, LLC since June 2014 and performs supervisory and managerial functions. BlackRock Advisors, LLC is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and approved as a swap firm. Mr. Goldstein became a principal of BlackRock Financial Management, Inc. on July 23, 2014 and has served as Chief Operating Officer of BlackRock Financial Management, Inc. since June 2014 and performs supervisory and managerial functions. BlackRock Financial Management, Inc. is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and approved as a swap firm. Mr. Goldstein became a principal of BlackRock Investment Management, LLC on July 23, 2014 and has served as Chief Operating Officer of BlackRock Investment Management, LLC since June 2014 and performs supervisory and managerial functions. BlackRock Investment Management, LLC is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and approved as a swap firm. Mr. Goldstein became Chief Operating Officer of BlackRock, Inc., a global asset management firm, in June 2014 and has led BlackRock Solutions®, an investment and risk management technology platform, since January 2009. Mr. Goldstein had been the head of Institutional Client Business at BlackRock, Inc. from November 2012 to May 2014. Mr. Goldstein received his Bachelor of Science from Binghamton University in 1994.

Timothy Kane, 46, became a principal of the Sponsor on June 28, 2019. Mr. Kane became a principal of BlackRock Financial Management, Inc. on June 27, 2019 and of BlackRock Advisors, LLC, the Advisor and BlackRock Institutional Trust Company, N.A. on June 28, 2019. Mr. Kane serves as a listed principal for each of the foregoing entities, performing supervisory and managerial functions in his capacity as Global Head of Enterprise Resilience, including Business Continuity, Crisis Management and Disaster Recovery in Technology and Enterprise Services on a team that team is responsible for ensuring recoverability and resiliency when faced with crisis situations. From February 2014 to the present, Mr. Kane has served as a Director of BlackRock, Inc. and each of the foregoing entities, all of which are affiliates of BlackRock, Inc., performing supervisory and managerial functions in his capacity as the Global Head of Enterprise Resilience, including Business Continuity, Crisis Management and Disaster Recovery in Technology and Enterprise Services. Prior to joining BlackRock, Inc., Mr. Kane served as the Deputy Global Head of Crisis Management supporting the Business Continuity function at Deutsche Bank, multinational investment bank and financial services firm, from January 2009 to January 2014. Prior to that, Mr. Kane was the Director of Information Technology at the New York City Office of Emergency Management where he focused on the agency’s technology needs from December 2006 to December 2008. Mr. Kane earned a Bachelor of Science in Geographic Information Science from Salisbury University in 2002.

John McAleer, 51, became a principal and associated person of the Sponsor and of the Advisor on August 8, 2025. Mr. McAleer became a principal and associated person of BlackRock Financial Management, Inc. on April 23, 2025. He became a principal and associated person of each of BlackRock Investment Management LLC, BlackRock International Limited, BlackRock Advisors LLC and BlackRock Institutional Trust Company, N.A. on August 8, 2025. Since April 2015, Mr. McAleer has been a Vice President of BlackRock, Inc. and performs supervisory and managerial functions. He is a member of BlackRock’s Global Financial Reporting team and helps oversee the annual Form ADV regulatory filing requirement, as well as the filing of annual questionnaires for registered BlackRock entity advisors. From August 2013 to April 2015, Mr. McAleer was a member of BlackRock’s Regulatory Reporting team. Since joining BlackRock in August 2007, Mr. McAleer has held several roles across operations, including in Separately Managed Account Operations and the Derivative Operations and Trade Operations groups. Prior to joining BlackRock, Mr. McAleer held roles at J.P.

Morgan Chase in the Global Reference Data and DTC Settlements groups. Mr. McAleer earned a Bachelor of Science degree in Finance from Saint Joseph’s University in 2008.

Franzel Medina, 42, became a principal of the Sponsor on May 4, 2026, and is jointly responsible for the trading decisions with respect to the Trust’s account. Ms. Medina became a principal of the Advisor on May 5, 2026. Ms. Medina is a Director of BlackRock, Inc. and performs supervisory and managerial functions. Since April 2015, Ms. Medina has managed Institutional and iShares currency hedged funds, crypto ETFs, iShares BuyWrite funds, and iShares commodity funds. Her service with BlackRock or its affiliates dates to May 2012. Ms. Medina earned her Bachelor of Science in Finance from San Francisco State University.

Orlando Montalvo, 58, became a principal of the Sponsor on January 15, 2025, and is jointly responsible for the trading decisions with respect to the Trust’s account. Mr. Montalvo became a principal of the Advisor on February 3, 2025. Mr. Montalvo is a Managing Director of BlackRock, Inc. and performs supervisory and managerial functions. Since January 2025, Mr. Montalvo has managed the Digital Currency and Currency Overlay Portfolio Management Team within BlackRock’s Global Markets & Index Investments Group. In that capacity, Mr. Montalvo oversees portfolio management for the currency hedged, commodity and crypto exchange-traded products and for institutional hedged currency overlays. His service with BlackRock or its affiliates dates to 1992, including his years with Barclays Global Investors. Mr. Montalvo earned his Bachelor of Science in finance from San Francisco State University.

Charles Park, 58, has been a principal of the Sponsor since August 4, 2016 and previously was a principal of the Sponsor from December 31, 2012 to April 27, 2015, in each case performing supervisory and managerial functions. He became a principal of the Advisor on December 31, 2012 and has served as Chief Compliance Officer for the Advisor since August 2006. Mr. Park became a principal of BlackRock Advisors, LLC, a commodity pool operator and commodity trading advisor registered with the CFTC, on June 26, 2014 and has served as its Chief Compliance Officer since June 2014. Mr. Park became a principal of BlackRock Financial Management, Inc., an investment management company, on September 28, 2016, has served as Chief Compliance Officer of BlackRock Financial Management, Inc. since September 2016 and performs supervisory and managerial functions. He became a principal of BlackRock Investment Management, LLC, an investment management company, on September 28, 2016, has served as Chief Compliance Officer of BlackRock Investment Management, LLC since September 2016 and performs supervisory and managerial functions. From December 31, 2012 to February 13, 2014, Mr. Park was a principal of BlackRock Asset Management International Inc., a former commodity pool operator that withdrew its commodity pool operator registration in February 2014, performing supervisory and managerial functions. Mr. Park has served as Global Head of Investment Advisory Compliance and Head of Americas Compliance for BlackRock, Inc. since July 2023. Mr. Park served as the Chief Compliance Officer of the iShares business from August 2006 through June 2023 and of the BlackRock SEC-registered funds from June 2014 through June 2023. In August 2006, Mr. Park joined BlackRock Institutional Trust Company, N.A., a commodity pool operator and commodity trading advisor registered with the CFTC, as the chief compliance officer for its SEC-registered subsidiaries; in his current role, he supervises and manages employees who serve in compliance roles at that entity. Prior to joining BlackRock Institutional Trust Company, N.A., Mr. Park served as Chief Compliance Officer of American Century Investment Management, Inc., an exempt commodity pool operator and an exempt commodity trading advisor, from October 1995 to July 2006. Mr. Park earned a Bachelor of Arts in economics from the University of Michigan in 1989 and a Juris Doctor from the University of Michigan in 1992.

Charles Pulsfort, 45, became a principal of the Sponsor, Advisor, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Institutional Trust Company, N.A., and BlackRock Investment Management, LLC on February 24, 2025. Mr. Pulsfort became a principal of BlackRock International Limited on February 26, 2025. On July 15, 2025, he became an associated person and NFA associate member of the Advisor, BlackRock Institutional Trust Company, N.A. and BlackRock International Limited. On July 30, 2025, he became a swap associated person of the Advisor, BlackRock Institutional Trust Company, N.A. and BlackRock International Limited. On September 25, 2025, Mr. Pulsfort became an associated person and NFA associate member of the Sponsor, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC. Also on September 25, 2025, he became a swap associated person of BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. Mr. Pulsfort performs supervisory and managerial functions for each of the foregoing entities. He has served as Global Head of Financial Reporting for BlackRock, Inc. since February 2025. In this role, Mr. Pulsfort leads the design and enhancement of BlackRock’s financial and regulatory reporting operating environment across multiple jurisdictions. From March 2016 to January 2025, Mr. Pulsfort led the Americas Financial Reporting, Regulatory Financial and Disclosure Operations and Technical Accounting Center groups within BlackRock’s Global Accounting and Product Services. In that capacity, Mr. Pulsfort oversaw the production and delivery of financial statements and regulatory financial reports, and he led a centralized accounting and financial reporting consultation center that supports accounting policies and technical accounting conclusions for BlackRock-sponsored funds. He is a Managing Director of BlackRock, Inc. Mr. Pulsfort graduated with honors from Ursinus College with a bachelor’s degree in economics and business administration.

Martin Small, 50, has served as a Director and Chief Financial Officer of the Advisor since February 2023, performing supervisory and managerial functions, and became a principal of the Advisor on June 16, 2023. Mr. Small became a principal of BlackRock Advisors, LLC, and BlackRock Financial Management, Inc. on June 21, 2023 and of BlackRock Investment Management, LLC on June 22, 2023. Mr. Small has led BlackRock’s Corporate Strategy since January 2023 and became Chief Financial Officer of BlackRock, Inc. in February 2023. He is a senior managing director of BlackRock, Inc. Previously, he was head of BlackRock’s U.S. Wealth Advisory business from December 2018 through December 2022 and Head of U.S. and Canada iShares from January 2015 through November 2018. Prior to joining BlackRock, Mr. Small was a capital markets, investment management and transactional associate at the law firm Davis Polk & Wardwell. He received a Bachelor of Arts degree from Brown University and a Juris Doctorate from the New York University School of Law.

Raymond Szyjka, 55, became a principal and associated person of the Sponsor on June 11, 2025. Mr. Szyjka became principal and associated person of the Advisor on July 14, 2025. Mr. Szyjka became a principal and associated person of BlackRock Financial Management, Inc. on January 27, 2025. He became a principal and associated person of BlackRock Investment Management LLC on May 19, 2025 and May 27, 2025, respectively. He also became a principal and associated person of BlackRock International Limited on June 30, 2025 and a principal and associated person of both BlackRock Advisors LLC and BlackRock Institutional Trust Company, N.A. on July 17, 2025. Since January 2017, Mr. Szyjka has been Vice President in Global Financial Reporting at BlackRock. He is responsible for various aspects and oversight of the regulatory financial reporting process for BlackRock’s U.S. advisory businesses and commingled products. From June 2011 to January 2017, Mr. Szyjka oversaw the financial reporting process for BlackRock’s U.S. registered mutual funds, including managing relationships with external auditors. Prior to joining BlackRock, he spent ten years at State Street Bank, where he worked as an Account Manager in the financial and regulatory reporting department supporting various BlackRock registered mutual funds. Earlier in his career, Mr. Szyjka worked at Merrill Lynch Investment Managers (MLIM). Mr. Szyjka earned a Bachelor of Science degree in Accounting from Drexel University in 1993.

BlackRock Delaware Holdings, Inc., a Delaware corporation and a consolidated subsidiary of BlackRock, Inc., became a principal of the Advisor on July 9, 2012. BlackRock Delaware Holdings, Inc. owns 100% of the equity of the Advisor.

THE CLEARING FCM

Goldman Sachs acts as the Trust’s Clearing FCM. The Trust has entered into an agreement with the Clearing FCM that provides for the execution and clearing of transactions in futures, payment of commissions, custody of margin assets and other standard provisions. The Trust may employ other FCMs for the execution of Index Futures transactions.

The information below concerning judicial, regulatory and arbitration proceedings involving Goldman Sachs, the Clearing FCM, is being provided in accordance with the disclosure requirements of the National Futures Association. All such information has been derived from publicly available sources, including Goldman Sachs’s BrokerCheck report (which is available on the FINRA website at brokercheck.finra.org) as of April 26, 2026 and periodic reports filed by The Goldman Sachs Group, Inc. (“GS Group”) with the SEC, including the annual report on Form 10-K of GS Group, for the year ended December 31, 2025. These references are provided for information purposes only, and neither such filings nor any other material at the above-mentioned websites is incorporated into, or forms a part of, this prospectus. The Trust, the Advisor and the Sponsor take no responsibility for the accuracy or completeness of any information herein concerning GS Group or Goldman Sachs or their affiliates (collectively, “GS”).

On March 31, 2022, the NFA’s Business Conduct Committee (“BCC”) found that Goldman Sachs violated NFA Compliance Rule 2-49(a) and 2-49(b) and ordered Goldman Sachs to pay a $2.5 million fine. The BCC’s complaint alleged that Goldman Sachs did not collect or post variation margin on uncleared swaps as required, did not implement policies and procedures reasonably designed to ensure compliance with its pre-trade-mid-market mark (“PTMMM”) obligations and did not provide PTMMM to uncleared swaps counterparties when required. Additionally, the complaint alleged that Goldman Sachs failed to promptly submit accurate and complete reports, documents and supplemental information to NFA, did not diligently supervise all activities relating to its business and did not monitor Goldman Sachs’

compliance with certain external business conduct standards policies and procedures. Goldman Sachs neither admitted nor denied the allegations.

On April 4, 2023, Goldman Sachs resolved matters with FINRA and 11 exchanges relating to order-marking, trade reporting, recordkeeping and related supervisory issues. The matters alleged, among other things, that Goldman Sachs incorrectly marked approximately 60 million short sale orders as long during a three-year period from October 2015 to April 2018. Goldman Sachs was censured and agreed to pay an aggregate fine of $3.0 million.

On February 5, 2024, Goldman Sachs resolved matters with FINRA and 13 exchanges relating to its supervisory system for detecting potentially manipulative trading activity. The matters alleged that Goldman Sachs failed to include warrants, rights, units and certain OTC equity securities in certain automated surveillance reports for extended periods between 2009 and 2023. Goldman Sachs was censured and agreed to pay an aggregate fine of $512,500.

On May 13, 2025, Goldman Sachs resolved parallel matters with FINRA and Investors Exchange LLC (“IEX”) relating to CAT reporting, order memoranda, trade reporting, trade confirmations, order-capacity marking and related supervisory issues. The FINRA matter alleged that Goldman Sachs failed to accurately report data for 36.6 billion equity order events to the CAT central repository between June 2020 and June 2023 and had related supervisory failures. Goldman Sachs was censured and agreed to pay an aggregate fine of $1.45 million, of which $1.355 million was payable to FINRA and $95,000 was payable to IEX.

On August 7, 2025, Goldman Sachs resolved a FINRA matter relating to an initial public offering in which Goldman Sachs allegedly had a conflict of interest, qualified independent underwriter requirements, registration of personnel performing investment banking activities and related supervisory procedures. Goldman Sachs was censured and agreed to pay a $250,000 fine.

Between 2012 and 2013, subsidiaries of GS acted as arrangers or purchasers of approximately $6.5 billion of debt securities of 1MDB. On November 1, 2018, the U.S. Department of Justice (“DOJ”) unsealed a criminal information and guilty plea by Tim Leissner, a former participating managing director of GS, and an indictment against Ng Chong Hwa, a former managing director of GS. On August 28, 2018, Leissner was adjudicated guilty by the U.S. District Court for the Eastern District of New York of conspiring to launder money and to violate the U.S. Foreign Corrupt Practices Act’s (“FCPA”) anti-bribery and internal accounting controls provisions. Ng was charged with conspiring to launder money and to violate the FCPA’s anti-bribery and internal accounting controls provisions, and on April 8, 2022, Ng was found guilty on all counts following a trial.

On August 18, 2020, GS announced that it entered into a settlement agreement with the Government of Malaysia to resolve the criminal and regulatory proceedings in Malaysia involving GS, which includes a guarantee that the Government of Malaysia receives at least $1.4 billion in assets and proceeds from assets seized by governmental authorities around the world related to 1MDB.

On October 22, 2020, GS announced that it reached settlements of governmental and regulatory investigations relating to 1MDB with the DOJ, the SEC, the FRB, the New York State Department of Financial Services (“NYDFS”), the Financial Conduct Authority (“FCA”), the Prudential Regulation Authority (“PRA”), the Singapore Attorney General’s Chambers, the Singapore Commercial Affairs Department, the Monetary Authority of Singapore and the Hong Kong Securities and Futures Commission. GS Group entered into a three-year deferred prosecution agreement with the DOJ, in which a charge against GS, one count of conspiracy to violate the FCPA, was filed and was later dismissed on May 6, 2024 in accordance with the agreement. In addition, GS Malaysia pleaded guilty to one count of conspiracy to violate the FCPA, and was sentenced on June 9, 2021. In May 2021, the U.S. Department of Labor (DOL) granted GS a five-year exemption to maintain its status as a qualified professional asset manager (QPAM). In August 2025, GS submitted an application to the DOL to extend the exemption through June 2031. GS expects to obtain the extension before the expiration of the existing five-year exemption period.

On December 20, 2018, a putative securities class action lawsuit was filed in the U.S. District Court for the Southern District of New York against GS Group and certain former officers of GS alleging violations of the anti-fraud provisions of the Exchange Act with respect to GS Group’s disclosures and public statements concerning 1MDB and seeking unspecified damages. The plaintiff filed the second amended complaint on October 28, 2019. On June 28, 2021, the court dismissed the claims against one of the individual defendants but denied the defendants’ motion to dismiss with respect to GS and the remaining individual defendants. On August 4, 2023, the plaintiff filed a third amended complaint. On September 24, 2025, the court adopted the Magistrate Judge’s report and recommendation granting the plaintiff’s motion for class certification in part. On December 23, 2025, the U.S. Court of Appeals for the Second Circuit denied the defendants petition seeking interlocutory review of the district court’s grant of class certification.

Complaints were filed in the U.S. District Court for the Southern District of New York on July 25, 2019 and May 29, 2020 against Goldman Sachs Mortgage Company and GS Mortgage Securities Corp. by U.S. Bank National Association, as trustee for two residential mortgage-backed securitization trusts that issued $1.7 billion of securities. The complaints generally allege that mortgage loans in the trusts failed to conform to applicable representations and warranties and seek specific performance or, alternatively, compensatory damages and other relief. On November 23, 2020, the court granted in part and denied in part defendants’ motion to dismiss the complaint in the first action and denied defendants’ motion to dismiss the complaint in the second action. On January 14, 2021, amended complaints were filed in both actions.

Goldman Sachs is among the defendants named in a putative class action filed in the U.S. District Court for the Southern District of New York on August 4, 2021. The amended complaint, filed on January 6, 2022, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate auctions for foreign exchange transactions on an electronic trading platform, as well as claims under the Racketeer Influenced and Corrupt Organizations Act. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of treble and other damages. On May 18, 2023, the court dismissed certain state common law claims, but denied dismissal of the remaining claims. On July 8, 2025, the plaintiffs filed a third amended complaint. On November 18, 2025, the plaintiffs moved for class certification.

In December 2014, September 2015 and December 2015 , the Bank of Portugal (“BoP”) rendered decisions to reverse an earlier transfer to Novo Banco of an $835 million facility agreement (the Facility), structured by GSI, between Oak Finance Luxembourg S.A. (“Oak Finance”), a special purpose vehicle formed in connection with the Facility, and Banco Espirito Santo S.A. (“BES”) prior to the failure of BES. In response, GSI and, with respect to the BoP’s December 2015 decision, GSIB commenced actions beginning in February 2015 against Novo Banco S.A. (Novo Banco) in the English Commercial Court and the BoP in Portuguese Administrative Court. In July 2018, the English Supreme Court found that the English courts will not have jurisdiction over GSI’s action unless and until the Portuguese Administrative Court finds against the BoP in GSI’s parallel action. In July 2018, the Liquidation Committee for BES issued a decision seeking to claw back from GSI $54 million paid to GSI and $50 million allegedly paid to Oak Finance in connection with the Facility, alleging that GSI acted in bad faith in extending the Facility, including because GSI allegedly knew that BES was at risk of imminent failure. In October 2018, GSI commenced an action in the Lisbon Commercial Court challenging the Liquidation Committee’s decision and has since also issued a claim against the Portuguese State seeking compensation for losses of approximately $222 million related to the failure of BES, together with a contingent claim for the $104 million sought by the Liquidation Committee. On April 11, 2023, GSI commenced administrative proceedings against the BoP, seeking the nullification of the BoP’s September 2015 and December 2015 decisions on new grounds.

GS Group and certain of its affiliates are from time to time parties to various civil litigation and arbitration proceedings and other disputes with clients and third parties relating to their financial advisory activities. These claims generally seek, among other things, compensatory damages and, in some cases, punitive damages, and in certain cases allege that GS did not appropriately disclose or deal with conflicts of interest.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on August 13, 2021 in New York Supreme Court, County of New York, relating to ViacomCBS Inc.’s (“ViacomCBS”) March 2021 public offerings of $1.7 billion of common stock and $1.0 billion of preferred stock. In addition to the underwriters, the defendants include ViacomCBS and certain of its officers and directors. Goldman Sachs underwrote 646,154 shares of common stock representing an aggregate offering price of approximately $55 million and 323,077 shares of preferred stock representing an aggregate offering price of approximately $32 million. The complaint asserts claims under the federal securities laws and alleges that the offering documents contained material misstatements and omissions, including, among other things, that the offering documents failed to disclose that Archegos Capital Management, LP (“Archegos”) had substantial exposure to ViacomCBS, including through total return swaps to which certain of the underwriters (the trading underwriters), including Goldman Sachs, were allegedly counterparties, and that such underwriters failed to disclose their exposure to Archegos. On December 21, 2021, the plaintiffs filed a corrected amended complaint. The complaint seeks rescission and compensatory damages in unspecified amounts. On February 6, 2023, the trial court dismissed the claims against ViacomCBS and the individual defendants, but denied the defendants’ motions to dismiss with respect to Goldman Sachs and the other underwriter defendants. On February 15, 2023, the underwriter defendants appealed the court’s denial of the motion to dismiss. On March 10, 2023, the plaintiffs appealed the court’s dismissal of the claims against ViacomCBS and the individual defendants. On June 12,

2023, the court denied the underwriter defendants’ motion to stay the proceedings pending their appeal of the court’s denial of the motion to dismiss, and on November 2, 2023, the Appellate Division for the First Department affirmed the court’s denial of the underwriter defendants’ motion. On January 4, 2024, the court granted the plaintiffs’ motion for class certification, and on February 14, 2024, the underwriter defendants appealed. On April 4, 2024, the Appellate Division for the First Department affirmed the trial court’s dismissal of the claims against ViacomCBS and the individual defendants, reversed the trial court’s failure to dismiss the claims against the non-trading underwriter defendants’, and affirmed the trial court’s denial of the motion to dismiss claims against the trading underwriter defendants’, including Goldman Sachs.

GS Group is also a defendant in putative securities class actions filed beginning in October 2021 and consolidated in the U.S. District Court for the Southern District of New York. The complaints allege that GS Group, along with another financial institution, sold shares in Baidu Inc. (“Baidu”), Discovery Inc. (“Discovery”), GSX Techedu Inc. (“Gaotu”), iQIYI Inc. (“iQIYI”), Tencent Music Entertainment Group (“Tencent”), ViacomCBS and Vipshop Holdings Ltd. (“Vipshop”) based on material nonpublic information regarding the liquidation of Archegos’ position in Baidu, Discovery, Gaotu, iQIYI, Tencent, ViacomCBS and Vipshop, respectively. The complaints generally assert violations of Sections 10(b), 20A and 20(a) of the Exchange Act and seek unspecified damages. In May 2023, the plaintiffs in the class actions filed second amended complaints, and on March 28, 2024, the court granted the defendants’ motion to dismiss the second amended complaints with prejudice. On April 26, 2024, the plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on April 7, 2023 and consolidated in the U.S. District Court for the Northern District of California and an individual action filed on January 25, 2024 in the same court relating to SVB Financial Group’s (“SVBFG”) January 2021 public offerings of $500 million principal amount of senior notes and $750 million of depositary shares representing interests in preferred stock, March 2021 public offering of approximately $1.2 billion of common stock, May 2021 public offerings of $1.0 billion of depositary shares representing interests in preferred stock and $500 million principal amount of senior notes, August 2021 public offering of approximately $1.3 billion of common stock, and April 2022 public offering of $800 million aggregate principal amount of senior notes, among other public offerings of securities. In addition to the underwriters, the defendants include certain of SVBFG’s officers and directors and its auditor. Goldman Sachs underwrote an aggregate of 831,250 depositary shares representing an aggregate offering price of approximately $831 million, an aggregate of 3,266,108 shares of common stock representing an aggregate offering price of approximately $1.8 billion and senior notes representing an aggregate price to the public of approximately $727 million. The complaints generally assert claims under the federal securities laws and allege that the offering documents contained material misstatements and omissions. The complaints seek compensatory damages in unspecified amounts. On March 17, 2023, SVBFG filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court for the Southern District of New York. On January 16, 2024, the plaintiffs filed a consolidated amended complaint in the putative class action, and on June 13, 2025, the court denied the defendants motion to dismiss the consolidated amended complaint. On January 9, 2026, the plaintiffs moved for class certification.

Goldman Sachs is also cooperating with and providing information to various governmental bodies in connection with their investigations and inquiries regarding SVBFG and its affiliates (collectively SVB), including the firm’s business with SVB in or around March 2023, when SVB engaged it to assist with a proposed capital raise and SVB sold the firm a portfolio of securities.

GS affiliates are among the defendants in a number of proceedings in connection with securities offerings. In these proceedings, including those described below, the plaintiffs assert class action or individual claims under federal and state securities laws and in some cases other applicable laws, allege that the offering documents for the securities that they purchased contained material misstatements and omissions, and generally seek compensatory and rescissory damages in unspecified amounts, as well as rescission. Certain of these proceedings involve additional allegations.

Goldman Sachs is among the underwriters named as defendants in several putative securities class actions filed beginning in September 2019 in California Superior Court, County of San Francisco and the U.S. District Court for the Northern District of California, relating to Uber Technologies, Inc.’s (“Uber”) $8.1 billion May 2019 initial public offering. In addition to the underwriters, the defendants include Uber and certain of its officers and directors. Goldman Sachs underwrote 35,864,408 shares of common stock representing an aggregate offering price of approximately $1.6 billion. On November 16, 2020, the court in the state court action granted defendants’ motion to dismiss the consolidated amended complaint filed on February 11, 2020, and on December 16, 2020, plaintiffs appealed. On August 7, 2020, defendants’ motion to dismiss the district court action was denied. On September 25, 2020, the plaintiffs in the district court action moved for class certification. On December 5, 2020, the plaintiffs in the state court action filed a complaint in the district court, which was consolidated with the existing district court action on January 25, 2021. On May 14, 2021, the plaintiffs filed a second amended complaint in the district court, purporting to add the plaintiffs from the state court action as additional class representatives. On October 1, 2021, defendants’ motion to dismiss the additional class representatives from the second amended complaint was denied, and on July 26, 2022, the district court granted the plaintiffs’ motion for class certification. On February 27, 2023, the U.S. Court of Appeals for the Ninth Circuit denied the defendants’ petition seeking interlocutory review of the district court’s grant of class certification. On December 4, 2024, the court in the federal court action approved a settlement, which does not require a contribution from Goldman Sachs.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on May 14, 2021 in the U.S. District Court for the Southern District of New York, relating to Array Technologies, Inc.’s (“Array”) $1.2 billion October 2020 initial public offering of common stock, $1.3 billion December 2020 offering of common stock and $993 million March 2021 offering of common stock. In addition to the underwriters, the defendants include Array and certain of its officers and directors. Goldman Sachs underwrote an aggregate of 31,912,213 shares of common stock in the three offerings representing an aggregate offering price of approximately $877 million. On December 7, 2021, the plaintiffs filed an amended consolidated complaint, and on May 19, 2023, the court granted the defendants’ motion to dismiss the amended consolidated complaint. On July 5, 2023, the court denied the plaintiffs’ request for leave to amend the amended consolidated complaint and dismissed the case with prejudice. On August 4, 2023, plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit.

Goldman Sachs is among the underwriters named as defendants in putative securities class actions filed beginning on May 17, 2021 and consolidated in the U.S. District Court for the Northern District of California, relating to ContextLogic Inc.’s (“ContextLogic”) $1.1 billion December 2020 initial public offering of common stock. In addition to the underwriters, the defendants include ContextLogic and certain of its officers and directors. Goldman Sachs underwrote 16,169,000 shares of common stock representing an aggregate offering price of approximately $388 million. On July 15, 2022, the plaintiffs filed a consolidated amended complaint, and on March 10, 2023, the court granted the defendants’ motion to dismiss the consolidated amended complaint with leave to amend. On April 10, 2023, the plaintiffs filed a second consolidated amended complaint, and on December 22, 2023, the court granted in part and denied in part the defendants’ motion to dismiss the second consolidated amended complaint with leave to amend. On February 15, 2024, the plaintiffs filed a third consolidated amended complaint, and on August 22, 2024, the court granted the defendants’ motion to dismiss the third consolidated amended complaint without leave to amend. On February 12, 2025, the court denied the plaintiffs motion to alter the judgment, and on March 13, 2025, the plaintiffs appealed to the U.S. Court of Appeals for the Ninth Circuit.

Goldman Sachs (Asia) L.L.C. (“GS Asia”) is among the underwriters named as defendants in putative securities class actions filed beginning on July 6, 2021 in the U.S. District Courts for the Southern District of New York and the Central District of California and New York Supreme Court, County of New York, relating to DiDi Global Inc.’s (“DiDi”) $4.4 billion June 2021 initial public offering of American Depositary Shares (ADS). In addition to the underwriters, the defendants include DiDi and certain of its officers and directors. GS Asia underwrote 104,554,000 ADS representing an aggregate offering price of approximately $1.5 billion. On September 22, 2021, plaintiffs in the California action voluntarily dismissed their claims without prejudice. On May 5, 2022, plaintiffs in the consolidated federal action filed a second consolidated amended complaint, which includes allegations of violations of Sections 10(b) and 20A of the Exchange Act against the underwriter defendants. On March 14, 2024, the court denied the defendants’ motions to dismiss the second consolidated amended complaint. On January 6, 2025, the plaintiffs moved for class certification, and on August 13, 2025, the court granted in part and denied in part the plaintiffs’ motion for class certification. On December 15, 2025, the plaintiffs filed a settlement agreement, subject to court approval, to resolve the action, which will not require a contribution from GS Asia.

Goldman Sachs is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on October 4, 2021 in the U.S. District Court for the Southern District of New York relating to Vroom Inc.’s (“Vroom”) approximately $589 million September 2020 public offering of common stock. In addition to the underwriters, the defendants include Vroom and certain of its officers and directors. Goldman Sachs underwrote 3,886,819 shares of common stock representing an aggregate offering price of approximately $212 million. On December 20, 2021, the defendants served a motion to dismiss the consolidated complaint. On November 13, 2024, Vroom filed a Chapter 11 bankruptcy petition in the U.S. Bankruptcy Court for the Southern District of Texas.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on August 4, 2021 in the U.S. District Court for the Northern District of California relating to Zymergen Inc.’s (“Zymergen”)$575 million April 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Zymergen, certain of its officers and directors and certain of its shareholders. Goldman Sachs underwrote 5,750,345 shares of common stock representing an aggregate offering price of approximately $178 million. On February 24, 2022, the plaintiffs filed an amended complaint, and on November 29, 2022, the court granted in part and denied in part the defendants’ motion to dismiss the amended complaint, denying dismissal of the claims for violations of Section 11 of the Securities Act. On August 11, 2023, the court granted the plaintiffs’ motion for class certification. On October 3, 2023, Zymergen and three affiliates filed Chapter 11 bankruptcy petitions in the U.S. Bankruptcy Court for the District of Delaware. On March 4, 2024, the plaintiffs filed a second amended complaint. On November 25, 2025, the parties informed the court that they had reached a settlement in principle, subject to final documentation and court approval to resolve the action. The firm has reserved the full amount of its proposed contribution to the settlement.

GS Asia is among the underwriters named as defendants in putative securities class actions filed on February 11, 2022 and June 17, 2022, respectively, in New York Supreme Court, County of New York, relating to Sea Limited’s approximately $4.0 billion September 2021 public offering of ADS and approximately $2.9 billion September 2021 public offering of convertible senior notes, respectively. In addition to the underwriters, the defendants include Sea Limited, certain of its officers and directors and certain of its shareholders. GS Asia underwrote 8,222,500 ADS representing an aggregate offering price of approximately $2.6 billion and convertible senior notes representing an aggregate offering price of approximately $1.9 billion. On August 3, 2022, the actions were consolidated, and on August 9, 2022, the plaintiffs filed a consolidated amended complaint. The defendants had previously moved to dismiss the action on July 15, 2022, with the parties stipulating that the motion would apply to the consolidated amended complaint. On May 15, 2023, the court granted the defendants’ motion to dismiss the consolidated amended complaint with prejudice. On May 28, 2024, the Appellate Division for the First Department reversed the trial court’s dismissal of the consolidated amended complaint, and on June 27, 2024, the defendants moved to reargue or alternatively, for leave to appeal the reversal. On November 11, 2024, the parties reached a settlement in principle, subject to final documentation and court approval, to resolve this action, which does not require a contribution from GS Asia. On November 20, 2023, the court denied the plaintiffs’ motion for a rehearing or for leave to amend.

Goldman Sachs is among the underwriters named as defendants in putative securities class actions filed on March 7, 2022 and February 28, 2023 in the U.S. District Court for the Central District of California and in the Superior Court of the State of California, County of Orange, respectively, relating to Rivian Automotive Inc.’s (“Rivian”) approximately $13.7 billion November 2021 initial public offering. In addition to the underwriters, the defendants include Rivian and certain of its officers and directors. Goldman Sachs underwrote 44,733,050 shares of common stock representing an aggregate offering price of approximately $3.5 billion. On March 2, 2023, the plaintiffs in the federal court action filed an amended consolidated complaint, and on July 3, 2023, the court denied the defendants’ motion to dismiss the amended consolidated complaint. On June 30, 2023, the court in the state court action granted the defendants’ motion to dismiss the complaint, and on April 23, 2025, the Fourth Appellate District affirmed the court’s dismissal of the complaint. On July 17, 2024, the court in the federal court action granted the plaintiffs’ motion for class certification. On December 18, 2025, the court preliminarily approved a settlement to resolve the federal court action, which will not require a contribution from Goldman Sachs.

Goldman Sachs is among the underwriters named as defendants in putative securities class actions in New York Supreme Court, County of New York and the U.S. District Court for the Western District of Texas filed on March 10, 2022 and October 7, 2022, respectively, relating to Natera Inc.’s (“Natera”) approximately $585 million July 2021 public offering of common stock. In addition to the underwriters, the defendants include Natera and certain of its officers and directors. Goldman Sachs underwrote 1,449,000 shares of common stock representing an aggregate offering price of approximately $164 million. On July 15, 2022, the parties in the state court action filed a stipulation and proposed order approving the discontinuance of the action without prejudice. On September 11, 2023, the federal court granted in part and denied in part the defendants’ motion to dismiss. On May 9, 2025, the U.S. Court of Appeals for the Fifth Circuit granted the defendant’s petition seeking interlocutory review of the district court’s March 21, 2025 grant of class certification. On August 22, 2025, the plaintiff’s moved to voluntarily dismiss the remaining claims against the underwriter defendants, including Goldman Sachs, without prejudice.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on December 17, 2021 in the U.S. District Court for the Northern District of California relating to Robinhood Markets, Inc.’s (“Robinhood”) approximately $2.2 billion July 2021 initial public offering. In addition to the underwriters, the defendants include Robinhood and certain of its officers and directors. Goldman Sachs underwrote 18,039,706 shares of common stock representing an aggregate offering price of approximately $686 million. On February 10, 2023, the court granted the defendants’ motion to dismiss the complaint with leave to amend, and on March 13, 2023, the plaintiffs filed a second amended complaint. On January 24, 2024, the court granted the defendants’ motion to dismiss the second amended complaint without leave to amend. On August 29, 2025, the U.S. Court of Appeals for the Ninth Circuit affirmed in part and vacated in part the district court’s dismissal and remanded the case for further proceedings. On October 8, 2025, the defendants’ petition for hearing en banc with , the U.S. Court of Appeals for the Ninth Circuit was denied. On February 5, 2026, the defendants filed a petition for a writ of certiorari with the U.S. Supreme Court.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on November 3, 2021 in the U.S. District Court for the Northern District of California relating to ON24, Inc.’s (“ON24”) approximately $492 million February 2021 initial public offering of common stock. In addition to the underwriters, the defendants include ON24 and certain of its officers and directors, including a director who was a Managing Director of Goldman Sachs at the time of the initial public offering. Goldman Sachs underwrote 3,616,785 shares of common stock representing an aggregate offering price of approximately $181 million. On March 18, 2022, the plaintiffs filed a consolidated complaint, and on July 7, 2023, the court granted the defendants’ motion to dismiss the consolidated complaint with leave to amend. The plaintiffs filed an amended consolidated complaint, and on March 5, 2024, the court granted the defendants’ motion to dismiss the amended consolidated complaint with prejudice. On January 7, 2026, the U.S. Court of Appeals for the Ninth Circuit affirmed in part and reversed in part the district court’s dismissal and remanded the case for further proceedings, and on February 11, 2026, the defendants filed a petition with the U.S. Court of Appeals for the Ninth Circuit for rehearing en banc.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on May 12, 2022 in the U.S. District Court for the Southern District of New York relating to Oscar Health, Inc.’s (“Oscar Health”) approximately $1.4 billion March 2021 initial public offering. In addition to the underwriters, the defendants include Oscar Health and certain of its officers and directors. Goldman Sachs underwrote 12,760,633 shares of common stock representing an aggregate offering price of approximately $498 million. On December 5, 2022, the plaintiffs filed an amended complaint. On April 4, 2023, the defendants moved to dismiss the amended complaint.

Goldman Sachs is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on May 25, 2022 in the U.S. District Court for the Northern District of Illinois relating to Oak Street Health, Inc.’s (“Oak Street”) $377 million August 2020 initial public offering, $298 million December 2020 secondary equity offering, $691 million February 2021 secondary equity offering and $747 million May 2021 secondary equity offering. In addition to the underwriters, the defendants include Oak Street, certain of its officers and directors and certain of its shareholders. Goldman Sachs underwrote 4,157,103 shares of common stock in the August 2020 initial public offering representing an aggregate offering price of approximately $87 million, 1,503,944 shares of common stock in the December 2020 secondary equity offering representing an aggregate offering price of approximately $69 million, 3,083,098 shares of common stock in the February 2021 secondary equity offering representing an aggregate offering price of approximately $173 million and 3,013,065 shares of common stock in the May 2021 secondary equity offering representing an aggregate offering price of approximately $187 million. On February 10, 2023, the court granted in part and denied in part the defendants’ motion to dismiss, dismissing the claim alleging a violation of Section 12(a)(2) of the Securities Act and, with respect to the May 2021 secondary equity offering only, the claim alleging a violation of Section 11 of the Securities Act, but declining to dismiss the remaining claims. On December 15, 2023, the plaintiffs moved for class certification. On December 12, 2024, the court approved a settlement, which does not require a contribution from Goldman Sachs.

Goldman Sachs is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on June 24, 2022 in the U.S. District Court for the Eastern District of New York relating to Bright Health Group, Inc.’s (“Bright Health”) approximately $924 million June 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Bright Health and certain of its officers and directors. Goldman Sachs underwrote 11,297,000 shares of common stock representing an aggregate offering price of approximately $203 million. On September 30, 2024, the court granted the defendants’ motion to dismiss the amended complaint. and on November 13, 2025,the U.S. Court of Appeals for the Second Circuit vacated the district court’s dismissal and remanded the case for further proceedings.

GS Asia is among the underwriters named as defendants in a putative securities class action filed on August 17, 2022 in the U.S. District Court for the Central District of California and transferred to the U.S. District Court for the Southern District of New York on November 18, 2022 relating to MINISO Group Holding Limited’s (“MINISO”) approximately $656 million October 2020 initial public offering of ADS. In addition to the underwriters, the defendants include MINISO and certain of its officers and directors. GS Asia underwrote 16,408,093 ADS representing an aggregate offering price of approximately $328 million. On April 30, 2025, the plaintiffs filed a third amended complaint, and on June 30, 2025, the defendants moved to dismiss the third amended complaint.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on August 26, 2022 in the U.S. District Court for the Southern District of New York relating to Coupang, Inc’s (“Coupang”) approximately $4.6 billion March 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Coupang and certain of its officers and directors. Goldman Sachs underwrote 42,900,000 shares of common stock representing an aggregate offering price of approximately $1.5 billion. On May 24 , 2023, the plaintiffs filed an amended complaint, and on September 10, 2025, the court granted the defendants’ motion to dismiss the amended complaint with prejudice. On October 10, 2025, the plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on November 14, 2022 in the U.S. District Court for the Eastern District of New York relating to Rent the Runway, Inc.’s (“Rent the Runway”) $357 million October 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Rent the Runway and certain of its officers and directors. Goldman Sachs underwrote 5,254,304 shares of common stock representing an aggregate offering price of approximately $110 million. On September 5, 2023, the plaintiffs filed an amended complaint, and on September 25, 2024, the court granted in part and denied in part the defendants’ motion to dismiss the amended complaint. On September 12, 2025, the court granted in part and denied in part the defendants motion for reconsideration of the court’s order. On November 23, 2025, the defendants served a motion for judgment on the pleadings.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on November 22, 2022 in the U.S. District Court for the District of Arizona relating to, among other things, Opendoor Technologies Inc.’s (“Opendoor”) approximately $886 million February 2021 public offering of common stock. In addition to the underwriters, the defendants include Opendoor and certain of its officers and directors. Goldman Sachs underwrote 10,173,401 shares of common stock representing an aggregate offering price of approximately $275 million. On April 17, 2023, the plaintiffs filed a consolidated amended complaint, and on February 28, 2024, the court granted the plaintiffs’ motion for reconsideration and vacated the dismissal of certain of the plaintiffs’ claims, and on September 9, 2024, the court denied the defendants’ motion for certification of an interlocutory appeal as to the plaintiffs’ surviving claims. On February 28, 2025, the plaintiffs filed a motion for class certification. On January 7, 2026, the court approved a settlement, which does not require a contribution from Goldman Sachs.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on December 8, 2022 in the U.S. District Court for the Central District of California relating to FIGS, Inc.’s (“FIGS”) approximately $668 million May 2021 initial public offering and approximately $413 million September 2021 secondary equity offering. In addition to the underwriters, the defendants include FIGS, certain of its officers and directors and certain of its shareholders. Goldman Sachs underwrote 9,545,073 shares of common stock in the May 2021 initial public offering representing an aggregate offering price of approximately $210 million and 3,179,047 shares of common stock in the September 2021 secondary equity offering representing an aggregate offering price of approximately $128 million. On April 10, 2023, the plaintiffs filed a consolidated complaint, and on January 17, 2024, the court granted the defendants’ motions to dismiss the consolidated complaint with leave to amend. On March 19, 2024, the plaintiffs filed a first amended complaint, and on January 10, 2025, the court granted in part and denied in part the defendants’ motions to dismiss the first amended complaint with leave to amend, resulting in the dismissal of all claims against the underwriter defendants, including Goldman Sachs. On February 10, 2025, the plaintiffs appealed to the U.S. Court of Appeals for the Ninth Circuit.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on April 15, 2025 in the U.S. District Court for the Eastern District of Virginia and transferred to the U.S. District Court for the Southern District of New York on June 2, 2025 relating to Venture Global, Inc.’s (“Venture Global”) approximately $1.8 billion January 2025 initial public offering of common stock. In addition to the underwriters, the defendants include Venture Global and certain of its officers and directors. Goldman Sachs underwrote 15,875,728 shares of common stock representing an aggregate offering price of approximately $397 million. Goldman Sachs is also among the underwriters named as defendants in related purported shareholder derivative actions filed beginning on May 7, 2025 in, or subsequently transferred to, the U.S. District Court for the Southern District of New York. The derivative actions include allegations that the underwriters aided and abetted breaches of fiduciary duties by the director and officer defendants and seeks unspecified damages and injunctive relief. On July 23, 2025, the court stayed the derivative actions pending the resolution of the putative securities class action. On December 5, 2025, the plaintiffs filed a second amended complaint in the putative securities class action, and on January 28, 2026, the defendants moved to dismiss the second amended complaint.

Goldman Sachs is among the underwriters named as defendants in putative securities class actions filed beginning on April 17, 2025 and consolidated in the U.S. District Court for the District of Colorado relating to Ibotta, Inc.’s (Ibotta) approximately $664 million April 2024 initial public offering of common stock. In addition to the underwriters, the defendants include Ibotta and certain of its officers and directors. Goldman Sachs underwrote 2,565,235 shares of common stock representing an aggregate offering price of approximately $226 million. On October 15, 2025, the plaintiffs filed a consolidated amended complaint, and on December 15, 2025, the defendants moved to dismiss the consolidated amended complaint.

Goldman Sachs is among the underwriters and sales agents named as defendants in a putative securities class action filed on January 19, 2023 in the U.S. District Court for the Southern District of California, as amended on May 11, 2023, relating to Silvergate Capital Corporation’s (“Silvergate”) approximately $288 million January 2021 public offering of common stock , approximately $300 million “at-the-market” offering of common stock conducted from March through May 2021, approximately $200 million July 2021 public offering of depositary shares representing interests in preferred stock, and approximately $552 million December 2021 public offering of common stock. In addition to the underwriters and sales agents, the defendants include Silvergate and certain of its officers and directors. Goldman Sachs underwrote 1,711,313 shares of common stock in the January 2021 public offering of common stock representing an aggregate offering price of approximately $108 million, acted as a sales agent with respect to up to a $300 million aggregate offering price of shares of common stock in the March through May 2021 “at-the-market” offering, underwrote 1,600,000 depositary shares in the July 2021 public offering representing an aggregate offering price of approximately $40 million, and underwrote 1,375,397 shares of common stock in the December 2021 public offering of common stock representing an aggregate offering price of approximately $199 million. On July 10, 2023, the defendants moved to dismiss the consolidated amended complaint. On September 17, 2024, Silvergate and two affiliates filed Chapter 11 bankruptcy petitions in the U.S. Bankruptcy Court for the District of Delaware. On September 3, 2025, the district court approved the settlement, and on November 13, 2025, the bankruptcy court confirmed the Chapter 11 bankruptcy plan of Silvergate. The settlement will become effective upon the effectiveness of the Chapter 11 bankruptcy plan. The firm has paid the full amount of its proposed contribution to the settlement into an escrow account.

Goldman Sachs is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on February 10, 2023 in the U.S. District Court for the Southern District of New York relating to Centessa Pharmaceuticals plc’s (“Centessa”) approximately $380 million May 2021 initial public offering of ADS. In addition to the underwriters, the defendants include Centessa and certain of its officers and directors. Goldman Sachs underwrote 6,072,000 ADS representing an aggregate offering price of approximately $121 million. On June 7, 2023, the defendants moved to dismiss the amended complaint. On August 2, 2024, the court dismissed the amended complaint without prejudice.

Goldman Sachs is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on May 19, 2023 in the U.S. District Court for the Western District of Texas relating to F45 Training Holdings Inc.’s (“F45”) approximately $350 million July 2021 initial public offering of common stock. In addition to the underwriters, the defendants include F45, certain of its officers and directors and certain of its shareholders. Goldman Sachs acted as a qualified independent underwriter for the offering and underwrote 8,303,744 shares of common stock representing an aggregate offering price of approximately $133 million. On January 25, 2024, the plaintiffs filed a second amended complaint and on February 21, 2025, the court granted in part and denied in part the defendants motion to dismiss without prejudice, denying dismissal of the claims for violations of Sections 11 and 12 of the Securities Act. On February 17, 2026, the plaintiffs moved for preliminary approval of a settlement, which will not require a contribution from Goldman Sachs.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on April 28, 2023 in the U.S. District Court for the Central District of California relating to Olaplex Holdings, Inc.’s (“Olaplex”) approximately $1.8 billion September 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Olaplex, certain of its officers and directors and selling shareholders. Goldman Sachs underwrote 19,419,420 shares of common stock representing an aggregate offering price of approximately $408 million. On June 22, 2023, the plaintiffs filed a revised consolidated complaint, and on February 7, 2025, the court granted in part and denied in part the defendants’ motions to dismiss the revised consolidated complaint, resulting in the dismissal of all claims against the underwriter defendants, including Goldman Sachs.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on November 24, 2025 in the U.S. District Court for the Southern District of New York relating to StubHub Holdings, Inc. (“StubHub”) approximately $758 million September 2025 initial public offering of common stock. In addition to the underwriters, the defendants include StubHub and certain of its officers and directors. Goldman Sachs underwrote 10,680,176 shares of common stock representing an aggregate offering price of approximately $251 million.

Goldman Sachs is among the underwriters named as defendants in putative securities class actions filed beginning on March 19, 2024 and consolidated in the U.S. District Court for the Western District of Texas, relating to agilon health, inc.’s (“agilon”) approximately $1.2 billion April 2021 initial public offering, approximately $587 million September 2021 secondary equity offering and approximately $1.8 billion May 2023 secondary equity offering. In addition to the underwriters, the defendants include agilon, certain of its officers and directors and certain of its shareholders. Goldman Sachs underwrote 10,631,949 shares of common stock in the April 2021 initial public offering representing an aggregate offering price of approximately $245 million, 3,759,588 shares of common stock in the September 2021 secondary equity offering representing an aggregate offering price of approximately $113 million and 26,879,772 shares of common stock in the May 2023 secondary equity offering, of which 2,731,638 shares were purchased by agilon, representing an aggregate offering price of approximately $519 million sold to third parties. On September 6, 2024, the plaintiffs filed a consolidated complaint, and on November 8, 2024, the defendants moved to dismiss the consolidated complaint.

Goldman Sachs is among the underwriters named as defendants in a putative securities class action filed on December 22, 2025 in the U.S. District Court for the Eastern District of New York, relating to Klarna Group plc’s (“Klarna”) approximately $1.6 billion September 2025 initial public offering of common stock. In addition to the underwriters, the defendants include Klarna and certain of its officers and directors. Goldman Sachs underwrote 10,850,940 shares of common stock representing an aggregate offering price of approximately $434 million.

GS Group and certain of its affiliates are parties to various civil litigation and arbitration proceedings and other disputes with clients relating to losses allegedly sustained as a result of the GS investment management services. These claims generally seek, among other things, restitution or other compensatory damages and, in some cases, punitive damages.

GS Group and Goldman Sachs were among the defendants named in a putative antitrust class action and three individual actions relating to securities lending practices filed in the U.S. District Court for the Southern District of New York beginning in August 2017. The complaints generally assert claims under federal and state antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude the development of electronic platforms for securities lending transactions. The individual complaints also assert claims for tortious interference with business relations and under state trade practices law and, in the second and third individual actions, unjust enrichment under state common law. The complaints seek declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble, punitive and other damages. GS Group was voluntarily dismissed from the putative class action on January 26, 2018. Defendants’ motion to dismiss the class action complaint was denied on September 27, 2018. Defendants’ motion to dismiss the first individual action was granted on August 7, 2019. On September 30, 2021, the defendants’ motion to dismiss the second and third individual actions, which were consolidated in June 2019, was granted, and on March 24, 2023, the U.S. Court of Appeals for the Second Circuit affirmed the dismissal. On June 30, 2022, the Magistrate Judge recommended that the plaintiffs’ motion for class certification in the putative class action be granted in part and denied in part. On August 15, 2022, the plaintiffs and defendants filed objections to the Magistrate Judge’s report and recommendation with the district court. On September 1, 2023, the court preliminarily approved a settlement among the plaintiffs and certain defendants, including GS Group, to resolve this action. GS Group had reserved the full amount of its proposed contribution to the settlement.

GS Group and Goldman Sachs were among the defendants named in a putative class action relating to variable rate demand obligations (“VRDOs”), filed beginning in February 2019 under separate complaints and consolidated in the U.S. District Court for the Southern District of New York. The consolidated amended complaint, filed on May 31, 2019, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate the market for VRDOs. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. GS Group was voluntarily dismissed from the putative class action on June 3, 2019. On November 2, 2020, the court granted in part and denied in part the defendants’ motion to dismiss, dismissing the state common law claims against Goldman Sachs, but denying dismissal of the federal antitrust law claims.

Goldman Sachs is also among the defendants named in a related putative class action filed on June 2, 2021 in the U.S. District Court for the Southern District of New York. The complaint alleges the same conspiracy in the market for VRDOs as that alleged in the consolidated amended complaint filed on May 31, 2019, and asserts federal antitrust law, state law and state common law claims against the defendants. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. On August 6, 2021, plaintiffs in the May 31, 2019 action filed an amended complaint consolidating the June 2, 2021 action with the May 31, 2019 action. On September 14, 2021, defendants filed a joint partial motion to dismiss the August 6, 2021 amended consolidated complaint. On June 28, 2022, the court granted in part and denied in part the defendants’ motion to dismiss, dismissing the state breach of fiduciary duty claim against Goldman Sachs, but declining to dismiss any portion of the federal antitrust law claims. On September 21, 2023, the court granted the plaintiffs’ motion for class certification, and on August 1, 2025, the U.S. Court of Appeals for the Second Circuit affirmed the court’s grant of class certification. On December 1, 2025, the defendants filed a petition for a writ of certiorari with the U.S. Supreme Court.

GS Group, Goldman Sachs, GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (“GSFM”) are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same GS entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal and state antitrust laws and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the first action and the district court dismissed the state common law claims asserted by the plaintiffs in the first action and limited the antitrust claims to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second action, dismissing the state common law claims for unjust enrichment and tortious interference but denying dismissal of the federal and state antitrust claims.

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on May 15, 2017, in the U.S. District Court for the Southern District of New York. The amended complaint generally alleges that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. On March 29, 2020, the court granted the defendants’ motions to dismiss and for reconsideration, resulting in the dismissal of all claims, and on February 27, 2023, the U.S. Court of Appeals for the Second Circuit reversed the district court’s dismissal of certain plaintiffs’ antitrust claims and vacated the district court’s dismissal of the plaintiffs’ Commodity Exchange Act claim. On April 12, 2023, the defendants’ petition for rehearing or rehearing en banc with the U.S. Court of Appeals for the Second Circuit was denied. On July 21, 2023, the defendants filed a motion for judgment on the pleadings. On January 17, 2025, the court approved a settlement to resolve this action. The firm has paid the full amount of its contribution to the settlement.

Goldman Sachs, GSI, J. Aron & Company LLC and Metro International Trade Services (“Metro”), a previously consolidated subsidiary of GS Group that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss and on August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings. On July 23, 2020, the district court denied the class plaintiffs’ motion for class certification, and on December 16, 2020 the Second Circuit denied leave to appeal the denial. On February 17, 2021, the district court granted defendants’ motion for summary judgment with respect to the claims of most of the individual plaintiffs, and on November 1, 2023, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s judgment. On May 31, 2022, the two remaining individual plaintiffs entered into a settlement with the defendants. GS has paid the full amount of its contribution to the settlement.

In connection with the sale of Metro, GS agreed to provide indemnities to the buyer, including for any potential liabilities for legal or regulatory proceedings arising out of the conduct of Metro’s business while GS owned it.

GS Group and Goldman Sachs are among the dealers named as defendants in a putative class action relating to the secondary market for odd-lot corporate bonds, filed on April 21, 2020 in the U.S. District Court for the Southern District of New York. The amended consolidated complaint, filed on October 29, 2020, asserts claims under federal antitrust law in connection with alleged anti-competitive conduct by the defendants in the secondary market for odd-lots of corporate bonds, and seeks declaratory and injunctive relief, as well as unspecified monetary damages, including treble and punitive damages and restitution. On October 25, 2021, the court granted defendants’ motion to dismiss with prejudice. On November 10, 2022, the district court denied the plaintiffs’ motion for an indicative ruling that the judgment should be vacated because the wife of the district judge owned stock in one of the defendants and the district judge did not recuse himself. On July 2, 2024, the U.S. Court of Appeals for the Second Circuit vacated the district court’s dismissal and remanded the case for further proceedings. On September 3, 2024, the plaintiffs filed a second amended complaint, and on October 18, 2024, the defendants moved to dismiss the second amended complaint.

GS Group, Goldman Sachs and GSI were among the defendants named in a putative antitrust class action relating to the settlement of credit default swaps, filed on June 30, 2021 in the U.S. District Court for the District of New Mexico. The complaint generally asserts claims under federal antitrust law and the Commodity Exchange Act in connection with an alleged conspiracy among the defendants to manipulate the benchmark price used to value credit default swaps for settlement. The complaint also asserts a claim for unjust enrichment under state common law. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of treble and other damages. On November 15, 2021, the defendants filed a motion to dismiss the complaint. On February 4, 2022, the plaintiffs filed an amended complaint and voluntarily dismissed GS Group from the action. On June 5, 2023, the court dismissed the claims against certain foreign defendants for lack of personal jurisdiction but denied the defendants’ motion to dismiss with respect to Goldman Sachs, GSI and the remaining defendants. On January 26, 2024, the U.S. District Court for the Southern District of New York granted the defendants’ motion to enforce a 2015 settlement and release among the parties and enjoined the plaintiffs from pursuing any claims against the defendants in the New Mexico action for any alleged violation of law based on conduct before June 30, 2014, and on May 20, 2025, the U.S. Court of Appeals for the Second Circuit dismissed the plaintiffs’ appeal of the district court’s order for lack of subject matter jurisdiction. On October 10, 2025, the defendants filed a motion for judgment on the pleadings.

On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three female former employees. The complaint, as subsequently amended, alleges that GS Group and Goldman Sachs have systematically discriminated against female employees in respect of compensation, promotion and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by GS Group and Goldman Sachs since July 2002, and asserts claims under federal and New York City discrimination laws. On November 7, 2023, the court approved a settlement among the parties pursuant to which GS made a payment of $215 million. The settlement also provides that GS will engage an independent expert to complete standard validation studies of its performance evaluation and promotion from vice president to managing director processes, continue or implement certain practices as part of its performance evaluation and promotion processes, and engage an independent expert to perform an annual pay equity analysis for the 2023, 2024 and 2025 year-end compensation cycles.

On November 26, 2019, the CFTC issued an order filing and simultaneously settling charges against Goldman Sachs for violations of certain CFTC regulations (the “November 26, 2019 Order”). The CFTC found that Goldman Sachs was unable to produce many of the audio recordings from January 2014 requested by CTFC’s division of enforcement due to a malfunction which occurred during the course of a system upgrade. Goldman Sachs submitted an offer of settlement, which the CFTC accepted. Without admitting or denying any of the findings or conclusions in the CFTC’s order, Goldman Sachs consented to the entry of the order by the CFTC, pursuant to which Goldman Sachs agreed to: (i) cease and desist from violating certain specified CFTC regulations; and (ii) pay a civil monetary penalty in the amount of $1 million. The fine was paid by Goldman Sachs on December 20, 2019.

On August 29, 2023, the CFTC issued an order filing and simultaneously settling charges against Goldman Sachs for violation of the November 26, 2019 Order and continued violation of their recordkeeping obligations as a swap dealer under the CEA and CFTC regulations. The CFTC found that in 2020, Goldman Sachs failed to maintain phone records due to failures in the recording system components from vendors, causing Goldman Sachs to fail to make and retain certain recordings of traders and sales personnel. This was also a violation of the November 26, 2019 Order. Goldman Sachs submitted an offer of settlement, which the CFTC accepted. Without admitting or denying any of the findings or conclusions in the CFTC’s order, Goldman Sachs consented to the entry of the order by the CFTC, pursuant to which Goldman Sachs agreed to: (i) cease and desist from violating certain specified CFTC regulations and (ii) pay a civil monetary penalty in the amount of $5.5 million. The fine was paid by Goldman Sachs on September 8, 2023.

On September 27, 2022, the CFTC issued an order filing and simultaneously settling charges against Goldman Sachs for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements and failing to diligently supervise matters related to their businesses as a CFTC registrant. Goldman Sachs submitted an offer of settlement, which the CFTC accepted. Goldman Sachs consented to the entry of the order by the CFTC, pursuant to which Goldman Sachs agreed to: (i) admit to certain conduct in violation of certain provisions of the CEA and CFTC regulations; (ii) cease and desist from violating certain provisions of the CEA and CFTC regulations and (iii) pay a civil monetary penalty in the amount of $75 million. The fine was paid by Goldman Sachs on October 14, 2022.

On April 10, 2023, the CFTC issued an order filing and simultaneously settling charges against Goldman Sachs for violations of the CFTC’s business conduct standards for failing to disclose or disclosing inaccurate PTMMM and failing to communicate to clients in a fair and balanced manner based on principles of fair dealing and good faith, in violation of CFTC Regulations. Goldman Sachs submitted an offer of settlement, which the CFTC accepted., Goldman Sachs consented to the entry of the order by the CFTC, pursuant to which Goldman Sachs agreed to: (i) admit that for nearly all same day swaps executed in 2015 and 2016, it failed to disclose or inaccurately disclosed PTMMM, in violation of a CFTC regulation; (ii) cease and desist from violating certain specified CFTC regulations; and (iii) pay a civil monetary penalty in the amount $15 million. The fine was paid by Goldman Sachs on April 20, 2023.

On September 29, 2023, the CFTC issued an order filing and simultaneously settling charges against Goldman Sachs for their alleged failure to accurately and timely report swap data, disclose certain PTMMM in accordance with CFTC’s requirements and supervise certain areas of its swap dealer business including swap data reporting, PTMMM disclosures, a personnel reporting line, clearing risk management policy, notices regarding its initial margin model and segregation, and disclosure of material economic terms. Goldman Sachs submitted an offer of settlement, which the CFTC accepted. Without admitting or denying any of the findings or conclusions in the CFTC’s order, Goldman Sachs consented to the entry of the order by the CFTC, pursuant to which Goldman Sachs agreed to: (i) cease and desist from violating certain provisions of the CEA and CFTC regulations and (ii) pay a civil monetary penalty in the amount of $30 million. The fine was paid by Goldman Sachs on October 5, 2023.

The CFTC issued a separate order on September 29, 2023, filing and simultaneously settling charges against Goldman Sachs for failure to maintain an adequate supervisory system with respect to disruptive trading. The CFTC found that on December 29, 2017, Goldman Sachs failed to maintain adequate supervisory systems, including a malfunction in their preventative control to suspend potentially disruptive trades, leading to a disruptive trade. Additionally, the CFTC found that Goldman Sachs’s omission of information regarding the firm’s control systems and their malfunction in connection with the December 29, 2017 episode from a response to the CFTC was materially misleading in violation of Section 6(c)(2) of the CEA. Goldman Sachs submitted an offer of settlement, which the CFTC accepted. Without admitting or denying any of the findings or conclusions in the CFTC’s order, Goldman Sachs consented to the entry of the order by the CFTC, pursuant to which Goldman Sachs agreed to: (i) cease and desist from violating certain provisions of the CEA and CFTC regulations and (ii) pay a civil monetary penalty in the amount of $3 million. The fine was paid by Goldman Sachs on October 5, 2023.

On September 22, 2023, the SEC instituted settled administrative and cease-and-desist proceedings against Goldman Sachs relating to incomplete or inaccurate electronic blue sheet submissions. The SEC found that Goldman Sachs submitted electronic blue sheets with inaccurate information or omissions for at least 163 million transactions. Goldman Sachs was censured, ordered to cease and desist, and agreed to pay a $6.0 million civil monetary penalty.

Goldman Sachs has been cooperating with the Consumer Financial Protection Bureau and other governmental bodies relating to investigations and/or inquiries concerning GS Bank USA’s credit card account management practices and is providing information regarding the application of refunds, crediting of nonconforming payments, billing error resolution, advertisements, reporting to credit bureaus, and any other consumer-related information requested by them, and GS Bank USA has entered into a consent order, without admitting or denying the findings, to resolve the CFPB’s investigation. The consent order requires a $45 million penalty, approximately $20 million in restitution (to be offset by restitution GS Bank USA has already provided to consumers), and certain non-monetary remedial measures. The firm has paid the full amount of the settlement.

GS Group and certain of its affiliates are subject to a number of other investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self-regulatory organizations and litigation and shareholder requests relating to various matters relating to GS’s businesses and operations, including:

•	The securities offering process and underwriting practices;

•	GS’ investment management and financial advisory services;

•	Conflicts of interest;

•	Research practices, including research independence and interactions between research analysts and other GS personnel, including investment banking personnel, as well as third parties;

•

Transactions involving government-related financings and other matters, municipal securities, including wall- cross procedures and conflict of interest disclosure with respect to state and municipal clients, the trading and structuring of municipal derivative instruments in connection with municipal offerings, political contribution rules, municipal advisory services and the possible impact of credit default swap transactions on municipal issuers;

•	Consumer lending, as well as residential mortgage lending, servicing and securitization, and compliance with related consumer laws;

•

The offering, auction, sales, trading and clearance of corporate and government securities, currencies, commodities and other financial products and related sales and other communications and activities, as well as GS’ supervision and controls relating to such activities, including compliance with applicable short sale rules, algorithmic, high-frequency and quantitative trading, GS’ U.S. alternative trading system (dark pool), futures trading, options trading, when-issued trading, transaction and regulatory reporting, technology systems and controls, communications recordkeeping and recording, securities lending practices, prime brokerage activities, trading and clearance of credit derivative instruments and interest rate swaps, commodities activities and metals storage, private placement practices, allocations of and trading in securities, and trading activities and communications in connection with the establishment of benchmark rates, such as currency rates;

•	Compliance with the FCPA;

•	GS’ hiring and compensation practices;

•	GS’ system of risk management and controls; and

•

Insider trading, the potential misuse and dissemination of material nonpublic information regarding corporate and governmental developments and the effectiveness of GS’ insider trading controls and information barriers.

GS is cooperating with all such governmental and regulatory investigations and reviews.

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Sponsor, the Advisor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor, the Advisor or the Trustee to the Shareholders.

The Sponsor, the Advisor and the Trustee want you to know that there are certain entities with which the Sponsor, the Advisor or the Trustee may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor, the Advisor and the Trustee (including BlackRock, Inc.) (collectively, the “Affiliates”) and each of their directors, partners, trustees, managing members, officers and employees and The PNC Financial Services Group, Inc. (which, through a subsidiary, has a significant economic interest in BlackRock, Inc.) and its subsidiaries (each with The PNC Financial Services Group, Inc., an “Entity” and collectively, the “Entities”).

The activities of the Sponsor, the Advisor, the Trustee, the Entities and the Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its Shareholders. One or more of the Sponsor, the Advisor, the Trustee, the Entities or the Affiliates provide investment management services to other funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor, the Advisor, the Trustee, the Entities and the Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its Shareholders. One or more of the Sponsor, the Advisor, the Trustee, the Entities or the Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest.

Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Advisor, the Trustee, an Entity or an Affiliate performs or seeks to perform investment banking or other services.

One or more of the Sponsor, the Advisor, the Trustee, an Entity or an Affiliate are currently involved in transactions with, and would stand to benefit from the positive performance by, entities that are or may be direct competitors of the Trust, including in capacities such as the sponsor, commodity pool operator, commodity trading advisor, trustee or administrator of competing or potentially competing funds. One or more of the Sponsor, the Advisor, the Trustee, and one or more Entities and Affiliates may additionally engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Trust and/or that engage in and compete for transactions in the same types of assets as the Trust. Those trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in one or more of the Sponsor, the Advisor, the Trustee, an Entity, an Affiliate or such accounts having positions that are adverse to those of the Trust, or entering into transactions preferentially ahead of, opposite to, or in a manner otherwise adverse to the interests of the Trust.

No Entity or Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, an Entity or Affiliate may compete with the Trust for appropriate investment opportunities. As a result of this and several other factors, the results of the Trust’s investment activities may differ from those of an Entity or Affiliate and of other accounts managed by an Entity or Affiliate and it is possible that the Trust and Shareholders could sustain losses during periods in which one or more Entities or Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

The Trust may, from time to time, enter into transactions in which other clients of the Sponsor, the Advisor, the Trustee or an Affiliate or Entity have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised or Entity-advised clients may adversely impact the Trust. Transactions by one or more Affiliate-advised or Entity-advised clients or the Sponsor, the Advisor, the Trustee or an Affiliate or Entity may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Trust.

An Entity or Affiliate may maintain securities indices as part of its product offerings. Index-based funds seek to track the performance of securities indices and may use the name of the index in the fund name. Index providers, including the Entities and Affiliates, may be paid licensing fees for use of their indices or index names. Entities and Affiliates will not be obligated to license their indices to BlackRock, Inc., and BlackRock, Inc. cannot be assured that the terms of any index licensing agreement with the Affiliates or Entities will be as favorable as those terms offered to other index licensees.

The Trust’s activities may be limited because of regulatory restrictions applicable to one or more Entities or Affiliates, and/or their internal policies designed to comply with such restrictions. An Entity or Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Trust or who engage in transactions with or for the Trust and may receive compensation for such services. The Trust may also make brokerage and other payments to Entities or Affiliates in connection with the Trust’s transactions.

The activities of the Sponsor, the Advisor, the Trustee, the Entities or the Affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its Shareholders. The Sponsor, the Advisor and the Trustee have adopted policies and procedures designed to address these potential conflicts of interest.

The Sponsor

The Sponsor is an affiliate of the Advisor and the Trustee and therefore may have a conflict of interest with respect to its oversight of the Advisor or the Trustee, as the case may be. In particular, the Sponsor, which has authority to remove the Trustee or terminate the Advisory Agreement in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of its affiliation with the Trustee or the Advisor, as the case may be. The Trustee is authorized to appoint an unaffiliated Trust Administrator, Tax Administrator or other agent to carry out all or some of its duties under the Trust Agreement, but it is not required to delegate any of its duties to an unaffiliated third party.

In addition, the Sponsor and its affiliates may engage in trading activities relating to the Index Futures, the components of the Index or the S&P GSCI-ER or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust or the Shareholders. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the Index Futures, could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the S&P GSCI-ER or its components, the value of the Index Futures and the price of the Shares.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Trust. If the Sponsor determines that there is excess cash being held in the Trust beyond what is reasonably expected to be needed to achieve its investment objective and pay the Trust’s near-term expenses, the Sponsor at its discretion can either distribute the extra cash to the Shareholders or cause it to be invested in additional Index Futures or Collateral Assets. The Trust has no obligation to make periodic distributions to Shareholders. The Sponsor will receive the Sponsor’s Fees in recognition for paying certain amounts that would otherwise be considered ordinary operating expenses of the Trust. The Sponsor’s Fees accrue daily at an annualized rate equal of up to 0.75% of the Adjusted Net Asset Value of the Trust, are payable monthly in arrears, and are subject to adjustment from time to time, except that the Sponsor’s Fees may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and 30 days’ prior notice to registered holders of the Shares. The amount of the Sponsor’s Fees increases as the Trust’s net assets increase.

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee.

CERTAIN PERFORMANCE DATA

The Trust

The following performance information is presented in accordance with CFTC regulations.

Except as otherwise indicated below, all summary performance information is as of March 31, 2026. Performance information is set forth, in accordance with CFTC regulations, for the most recent five calendar years and year-to-date.

Name of Pool:	iShares® S&P GSCITM Commodity-Indexed Trust
Type of Pool:	Public, Exchange-Listed Commodity Pool
Date of Inception of Trading:	July 10, 2006
Aggregate Gross Capital Subscriptions(1) as of March 31, 2026:	$7,117,977,992
Net Asset Value as of March 31, 2026:	$997,414,489
Net Asset Value per Share as of March 31, 2026 (2):	$32.23
Worst Monthly Drawdown(3):	10.87% (November 2021)
Worst Peak-to-Valley Drawdown(4):	82.48% (June 2008-January 2021)

(1)	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
(2)	“Net Asset Value per Share” is the net asset value of the pool divided by the total number of Shares outstanding as of March 31, 2026.
(3)

“Worst Monthly Drawdown” is the largest single month loss sustained during the most recent five calendar years and year-to-date, expressed as a percentage. “Drawdown” as used in this section of the prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Drawdown is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(4)

“Worst Peak-to-Valley Drawdown” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date. “Worst Peak-to-Valley Drawdown” represents the greatest cumulative percentage decline in month-end Net Asset Value per Share due to losses sustained by the pool during any period in which the initial month-end Net Asset Value per Share is not equaled or exceeded by a subsequent month-end Net Asset Value per Share. A peak-to-valley drawdown that began prior to the most recent five calendar years is deemed to have occurred during such five calendar year period.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return(1):

Month	2026	2025	2024	2023	2022	2021
January	9.74%	3.25%	4.34%	(0.23)%	11.52%	4.88%
February	2.31%	(1.40)%	0.80%	(3.89)%	8.67%	10.54%
March	24.33%	2.76%	4.65%	(1.14)%	9.49%	(2.31)%
April		(8.47)%	1.04%	(0.84)%	5.00%	8.18%
May		1.54%	(1.93% )	(6.26)%	4.95%	2.46%
June		4.33%	1.32%	4.28%	(7.80)%	4.15%
July		3.53%	(3.61% )	10.58%	(0.19)%	1.49%
August		(0.22)%	(1.72% )	0.52%	(2.80)%	(2.33)%
September		0.53%	(0.19% )	4.02%	(7.93)%	5.77%
October		1.32%	0.40%	(4.27)%	6.52%	5.87%
November		(0.13)%	0.04%	(3.69)%	(1.82)%	(10.87)%
December		(0.39)%	3.16%	(3.36)%	(1.47)%	7.48%
Year	39.58%	6.19%	8.25%	(5.34)%	24.09%	39.02%
	(January- March 2026)	(January- December 2025)	(January- December 2024)	(January- December 2023)	(January- December 2022)	(January- December 2021)

(1)

The rate of return of the Trust is calculated by dividing the net performance for the relevant period (i.e., the change in the NAV net of additions, withdrawals, and redemptions) by the NAV at the beginning of the period.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the Shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares (a “U.S. Holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Shares by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark-to-market and dealers in securities or currencies, (2) persons that will hold Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar or (4) persons that do not hold Shares as capital assets (generally, assets held for investment).

This summary is based on the Code, Treasury regulations, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge, possibly successfully, one or more of the tax consequences described herein. The Sponsor has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the Shares. Prospective investors in the Shares should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification of the Trust

Under current law and assuming full compliance with the terms, without modification, of the Trust Agreement and such other documents as are relevant, in the opinion of Clifford Chance US LLP, the Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability.

The opinion of Clifford Chance US LLP is based on various assumptions relating to the Trust’s organization, operation, assets and activities, including assumptions that the Trust will not invest in any assets except those specifically provided for currently in this prospectus, and that neither the Trust Agreement nor any other relevant document will be otherwise amended. The opinion of Clifford Chance US LLP further assumes that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust Agreement and this prospectus, and is conditioned upon factual representations and covenants made by the Trust and the Sponsor regarding the Trust’s organization, operation, assets, activities and the conduct of the Trust’s operations, and assumes that such representations and covenants are accurate and complete.

The Trust files partnership tax returns. See “—Information Reporting with Respect to Shares.” Accordingly, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

Classification of the Index Futures

The Sponsor expects that the Index Futures will constitute “Section 1256 contracts” within the meaning of Section 1256 of the Code (“Section 1256 Contracts”). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses to such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts and foreign currency contracts. Under these rules, Section 1256 Contracts held by the Trust at the end of each taxable year of the Trust are treated for U.S. federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales or other dispositions of Section 1256 Contracts, must be taken into account by the Trust in computing its taxable income for such year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark-to-market” rules.

With certain exceptions, capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Under certain circumstances, long-term capital gains recognized by individuals may qualify for reduced rates of tax.

In General

The Trust will be treated, for U.S. federal income tax purposes, as owning the Index Futures and the Collateral Assets. It is expected that the Trust’s items of income or loss, as the case may be, will consist primarily of (1) capital gain or loss, as the case may be, in respect of the Index Futures, computed annually under the “mark-to-market” rules applicable to Section 1256 Contracts described above, (2) adjustments to such capital gain or loss, as the case may be, in respect of the Index Futures upon their expiration or upon disposition of an Index Futures position by the Trust and (3) interest income on non-cash Collateral Assets, and if applicable, gain or loss on the disposition of such Collateral Assets.

Gain or loss on Index Futures or on securities held as collateral generally will be equal to the difference between the amount realized on the sale or other disposition thereof and the adjusted tax basis of the Index Futures or securities, respectively. In the case of Index Futures, with certain exceptions, such gain or loss will be characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Gain or loss on the securities held by the Trust to collateralize its Index Futures positions, which will generally consist of three-month U.S. Treasury securities, are expected to be characterized as short-term capital gains or losses, but gain or loss on any such securities that are held by the Trust for more than one year will be characterized as long-term capital gain or loss. Interest or dividends accrued or paid on the securities held by the Trust to collateralize its Index Futures positions will be taxable to you as ordinary income. If any of the securities are treated as issued with original issue discount, you generally will be required to include the original issue discount in income.

Under certain circumstances, loss deductions are disallowed where they result from wash sales of stock or securities. A wash sale occurs if stock or securities are sold at a loss and the seller acquires substantially identical stock or securities within a certain time period before or after the sale. The Trust should not be subject to the wash sale rules in connection with the sale or disposition of Index Futures because the Index Futures do not constitute securities for purposes of these rules.

Because you will be treated as a beneficial owner of an interest in a partnership, you will be required to include in income the Trust’s items of income, gain, loss, deduction, expense and credit that are allocated to you for the Trust’s taxable year ending with or within your taxable year, regardless of whether any distributions are made to you. Accordingly, you may be required to include amounts in income without a corresponding current receipt of cash if the Trust earns taxable income but does not make corresponding cash distributions. For example, you may incur income tax liabilities in excess of cash distributions on Shares as a result of the “mark-to-market” rules applicable to Section 1256 Contracts, as a result of adjustments to the capital gain or loss computed for a Section 1256 Contract when it is closed out (by offset or otherwise), expires or from the disposition of such Section 1256 Contract in connection with the redemption by an Authorized Participant of a Basket, and as a result of interest earned by the Trust on the securities it holds to collateralize its Index Futures positions or from amounts deposited with the Clearing FCM or the Trust Administrator.

Distributions on the Shares

Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares. Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by the Trust (a distribution to you that terminates your interest in the Trust), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (1) increased by any income or gain of the Trust that is allocated to you, the amount of any contributions you make to the capital of the Trust as part of the creation of a Basket, and any liabilities of the Trust that are allocated to you; and (2) decreased, but not below zero, by any loss or expense of the Trust that is allocated to you, the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you, and any reduction in the liabilities of the Trust that are allocated to you. For a description of the allocation of income, gain, loss and expense to you, see “—Partnership Allocations and Adjustments.”

Creation and Redemption of Baskets

If the Trust transfers or otherwise disposes of an Index Futures position in connection with the redemption of a Basket, the disposition will generally give rise to gain or loss that will be allocated in part to you. However, holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally are not expected to recognize gain or loss directly as a result of an Authorized Participant’s creation or redemption of a Basket. An Authorized Participant’s creation or redemption of a Basket also may affect the portion of the Trust’s tax basis in the Trust’s assets that is allocated to you, which could affect the amount of gain or loss allocated to you under the “mark-to-market” system applicable to Section 1256 Contracts, or on the closing out (whether by offset or otherwise), expiration or disposition of an Index Futures position by the Trust.

Distributions of Index Futures to Authorized Participants in connection with redemptions of Baskets may give rise to character and timing mismatches between gain or loss recognized by the Authorized Participant on the Index Futures and gain or loss recognized on any Shares retained by the Authorized Participant (or, if relevant, a holder of Shares for which an Authorized Participant is acting). In a nonliquidating distribution, the Authorized Participant generally will receive a carryover basis in the Index Futures distributed to it (assuming that such carryover basis does not exceed the holder’s outside basis in its Shares), and the holder will reduce its outside basis in the Shares it retains after the redemption by the sum of the basis it takes in the Index Futures and the amount of cash, if any, it receives. Thus, for example, an Authorized Participant that is a dealer in securities who receives a distribution of Index Futures generally will recognize capital gain or loss on such Index Futures in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts under Section 1256 of the Code but may recognize in the same year an offsetting amount of ordinary income or loss on any Shares it retains after the redemption under the regular “mark-to-market” rules that apply to dealers in securities. Similarly, an Authorized Participant (or other redeeming holder of Shares) that is not a dealer in securities who receives a distribution of Index Futures generally will recognize capital gain or loss on such Index Futures in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts but generally will not recognize gain or loss with respect to the Shares it retains after the redemption until it disposes of such Shares. Different rules would apply if a creation of Shares and a redemption of Shares were treated as a “disguised sale” under special rules applicable to certain contributions to and redemptions from a partnership. The Trust intends to take the position that the disguised sale rules generally do not apply. Authorized Participants (and other redeeming holders of Shares for which an Authorized Participant is acting) are urged to consult their own tax advisor with regard to the tax consequences to them of redemption of Shares, including whether the Authorized Participant (or other redeeming holder of Shares) is obligated to file a disguised sale disclosure statement with its tax return.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust is subject to certain limitations, including, but not limited to, rules providing that: (1) you may not deduct the Trust’s losses that are allocated to you in excess of your adjusted tax basis in your Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; and (3) a non-corporate U.S. Holder may not deduct its share of expenses of the Trust for any tax year beginning before January 1, 2026. For tax years beginning on or after January 1, 2026, a non-corporate U.S. Holder may deduct its share of expenses of the Trust only to the extent that such share, together with such non-corporate U.S. Holder’s other miscellaneous itemized deductions, exceeds 2% of such non-corporate U.S. Holder’s adjusted gross income. To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares. You are urged to consult your own tax advisor with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, your share of the Trust’s income, gain, loss, deduction and other items will be determined by the Trust Agreement, unless an allocation under these agreements does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you. Holders with questions regarding partnership allocations and adjustments or other tax matters may obtain further information from the Sponsor at the following number: 1-800-iShares or 1-800-474-2737.

Monthly Allocation and Revaluation Conventions

In general, the Trust’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. In that event, the Trust’s allocation method might be viewed as violating that requirement. If the IRS does not accept the Trust’s monthly allocation conventions, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee is authorized to revise the Trust’s allocation methods to comply with applicable law.

In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Trust’s assets. This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the

Trust at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Trust’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Trust generally will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (2) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Trust’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. Final Treasury regulations generally permit publicly traded partnerships like the Trust to use monthly allocation conventions similar to those used by the Trust but do not specifically authorize the monthly reallocation convention or all aspects of the monthly allocation convention that the Trust has adopted. If the IRS does not accept the Trust’s monthly allocation or monthly revaluation conventions, the IRS may contend that taxable income or losses of the Trust must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Trustee is authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Trust.

Section 754 Election

The Trust intends to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Trust’s assets (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Trust’s assets. These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the Trust’s assets associated with other holders of Shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in its assets such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Trust of its assets (for example, on the expiration or disposition of an Index Futures position) will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its interest in the unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Trust, the Trust will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, the Trust will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources or that the basis adjustments that the Trust makes based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its interest in the inside basis in the Trust’s assets.

Other Matters

Borrowing of Shares

If your Shares are borrowed (or rehypothecated) by your broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of Shares, you may be considered as having disposed of those Shares. If so, you would no longer be a beneficial owner of a pro rata portion of the Shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) the Trust’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by you and (2) any cash distributions received by you with respect to those Shares could be fully taxable, likely as ordinary income. Accordingly, if you desire to avoid the risk of income recognition from a loan of your Shares, you should modify any applicable brokerage account agreements to prohibit your broker from borrowing your Shares.

These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Information Reporting with Respect to Shares

As described above under “—Classification of the Trust,” as a result of statements by the IRS on the classification of trusts similar to the Trust, the Trust files a partnership return rather than a trust return.

Tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year but in no event later than March 15. Each Schedule K-1 provided to a holder of Shares will set forth the holder’s share of the Trust’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “Partnership Allocations and Adjustments—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally permit publicly traded partnerships like the Trust to use monthly allocation conventions similar to those used by the Trust but do not specifically authorize the monthly reallocation convention or all aspects of the monthly allocation convention that the Trust has adopted. If the IRS does not accept the Trust’s monthly allocation conventions, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee is authorized to revise the Trust’s allocation methods to comply with applicable law.

Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain types of transactions to the IRS (“Reportable Transactions”). Under these regulations, a U.S. Holder who disposes of Shares and recognizes a loss with respect to such disposition in excess of certain thresholds would be required to report the loss on Form 8886 (Reportable Transaction Statement). The loss threshold is $10 million in any single taxable year or $20 million in any combination of taxable years for corporations and $2 million in any single taxable year or $4 million in any combination of taxable years for most partnerships, individuals, S corporations or trusts. You should consult with your tax advisor regarding any tax filing and reporting obligation that may apply in connection with acquiring, owning and disposing of Shares.

Tax Audits

Under the Code, adjustments in tax liability with respect to the Trust’s items generally will be made at the Trust level in a partnership proceeding rather than in separate proceedings with each Shareholder. Adjustments resulting from an IRS audit may require each Shareholder to adjust a prior year’s liability, and possibly may result in an audit of such Shareholder’s return. Any audit of a Shareholder’s return could result in adjustments not related to the Trust’s returns as well as those related to the Trust’s returns.

The Sponsor or an authorized representative or designee thereof will represent the Trust as its “Partnership Representative” during any audit and in any dispute with the IRS. The Partnership Representative will have the sole authority to act on the Trust’s behalf for purposes of such audits and disputes, including for judicial review of partnership administrative adjustments.

If the IRS makes audit adjustments to the Trust’s U.S. federal income tax returns, it may collect any resulting taxes (including any applicable penalties and interest) directly from the Trust. The Trust may have the ability to shift any such tax liability to the Sponsor and the Trust’s Shareholders in accordance with their interests in the Trust during the year under audit, but there can be no assurance that it will be able to do so, in which case the current Shareholders would economically bear the burden of the tax even if they were not Shareholders during the year under audit (or if they had a different percentage interest in the Trust in that year). If the Trust is required to make payments of taxes, penalties and interest resulting from audit adjustments, the cash available for distribution to the Trust’s Shareholders might be substantially reduced. Investors in the Shares are urged to consult their tax advisors regarding these rules and their potential impact.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt-financed or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt-financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains. The income of the Trust will be passive investment income generally excluded from UBTI, and the Trust will not incur “acquisition indebtedness.” Thus, if you are a tax-exempt entity and your acquisition of the Shares is not debt-financed, income with respect to the Shares will not be UBTI.

Regulated Investment Companies

Regulated investment companies (“RICs”) such as mutual funds are subject to a 90% annual gross income test and must satisfy certain diversification requirements with respect to their assets (generally at the close of each quarter of the taxable year). Under the income test, at least 90% of a RIC’s gross income must be derived from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or securities or foreign currencies or other income derived with respect to its business of investing in stock, securities or currencies (“RIC Qualifying Income”). In general, income and gains from investments in commodities and futures contracts do not qualify as RIC Qualifying Income. Very generally, under the diversification test, at the close of each quarter of a RIC’s taxable year, at least 50% of the value of its assets must be made up of cash, government securities and securities of other issuers and no more than 25% of the value of its assets may be invested in the securities of a single issuer.

Special rules apply to investments held by a RIC in a qualified publicly traded partnership (“QPTP”). A partnership that is publicly traded will qualify as a QPTP, unless 90% or more of its gross income consists of income that would, if realized by a RIC, count towards the 90% income requirement described above. If a RIC holds interests in a partnership that is a QPTP, qualifying income for purposes of the 90% gross income test includes net income derived from interests in the QPTP and the 25% asset limitation described above applies to the equity securities of the QPTP. If a RIC holds interests in a partnership that is not a QPTP, then the RIC is generally required to look through to its distributable share of the partnership’s gross income for purposes of applying the income test. The IRS has ruled in certain circumstances that a RIC also should look through to the assets of a partnership that is not a QPTP for purposes of the diversification test.

As described above under “Classification of the Trust,” the Trust files a partnership tax return and takes the position that it is treated as a partnership for tax purposes. Consequently, the Trust would generally be treated as a publicly traded partnership. As such, the Trust would qualify as a QPTP if less than 90% of the Trust’s annual gross income constitutes interest, gain from the disposition of securities or other RIC Qualifying Income. In that case, only the RIC’s share of the Trust’s net income would be included in applying the qualified income test, and the RIC would be subject to the 25% asset limitation described above with respect to its investment in the Shares.

The Trust would not qualify as a QPTP if 90% or more of the Trust’s annual gross income constitutes interest, gains from the disposition of securities or other RIC Qualifying Income. In that case, the RIC would generally be required to look through to its distributable share of the Trust’s gross income for purposes of applying the income test. Holders that are RICs should consult their tax advisors regarding the application of the diversification test to their investment in the Shares.

Consequently, whether the Shares qualify as interests in a QPTP depends on the type of income recognized by the Trust. Because the Trust’s income depends on the type of investments the Trust makes and the frequency of the Trust’s dispositions of investments and may change over time, no determination can be provided whether the Shares constitute interests in a QPTP. However, the Sponsor will provide information on its website, at www.ishares.com, on a monthly basis on the composition of the Trust’s gross income and assets and will also provide an annual income and asset statement in order to enable a U.S. Holder that is a RIC to make an independent determination regarding the status of the Trust as a QPTP.

Taxation of Non-U.S. Holders of Shares

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder. The Trust will conduct its activities in such a manner that a Non-U.S. Holder of the Shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares.

Thus, if you are a Non-U.S. Holder, interest income allocable to you generally will be considered short-term interest not subject to U.S. withholding or income tax or “portfolio interest” not subject to 30% U.S. federal income or withholding tax provided that

(i) with respect to “portfolio interest” (1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the Clearing FCM, in the case of interest income on amounts deposited with the Clearing FCM or, to the extent Collateral Assets consist of other corporate securities, 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of such securities; (2) you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Clearing FCM or such issuer, as applicable, through stock ownership; and (3) you certify on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form), under penalties of perjury, that you are not a U.S. person and provide your name and address and otherwise satisfy applicable documentation requirements; or

(ii) you hold the Shares through a foreign financial institution or entity that has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and, if required, you have provided the withholding agent with a certification identifying your direct and indirect U.S. owners.

Subject to the discussion below, you generally will not be subject to U.S. federal income tax on gains on the sale of the Shares or on your share of the Trust’s gains. However, in the case of an individual Non-U.S. Holder, such holder will be subject to U.S. federal income tax on gains on the sale of Shares or such holder’s share of the Trust’s gains if such Non-U.S. Holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Even if you are eligible for a lower treaty rate, you will be subject to a 30% withholding tax (rather than the lower treaty rate) on dividend payments to you, unless you have provided the withholding agent with an IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) or other documentary evidence establishing your entitlement to the lower treaty rate with respect to such payments.

While the Trust intends to conduct its activities in a manner that avoids the conduct of a trade or business in the United States, if the IRS were to determine that the Trust is engaged in a trade or business in the United States any gain recognized by a Non-U.S. Holder on the sale, exchange or other disposition of Shares would generally be treated as “effectively connected” with such trade or business to the extent it does not exceed the effectively connected gain that would be allocable to the transferor if the Trust sold all of its assets at their fair market value as of the date of the transferor’s disposition. Any such gain that is treated as effectively connected will generally be subject to U.S. federal income tax.

In addition, the transferee of the Shares or the applicable withholding agent generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a Non-U.S. Holder transferor on the disposition which would include an allocable portion of the Trust’s liabilities and would therefore generally exceed the amount of cash received by the transferor in the disposition, unless an exception to withholding applies, including if the transferor provides an affidavit stating the transferor’s taxpayer identification number and that the transferor is not a foreign person. Another exception to this withholding requirement applies if the Trust properly certifies via public notice that it was not engaged in a trade or business within the United States at any time during the Trust’s taxable year through the date designated on the public notice. The Trust intends to post a quarterly notice to the Trust’s website confirming that it has not engaged in a trade or business within the United States. This notice is intended to allow Non-U.S. Holders to indicate that the amount realized on the transfer of their Shares should not be subject to this withholding tax. If the transferee fails to properly withhold such tax when required to do so, the Trust would be required to deduct and withhold from distributions to the transferee a tax in an amount equal to the amount the transferee failed to withhold, plus interest. Non-U.S. Shareholders are urged to consult their tax advisors regarding these rules and their potential impact.

If you are subject to withholding in respect of interest, dividends or gross proceeds paid with respect to your Shares, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“HIRE”), enacted in 2010, generally impose a reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) (“Withholdable Payments”). As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

The rules subject a Non-U.S. Holder’s share of Withholdable Payments and a portion of other payments from non-U.S. entities (who have entered into FFI Agreements (as defined below)) (“Passthru Payments”) to 30% withholding tax unless such holder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules. A Non-U.S. Holder that is treated as a “foreign financial institution” is generally subject to withholding unless it enters into an agreement (a “FFI Agreement”) with the IRS with respect to the foregoing, including reporting certain information to the IRS regarding its U.S. accountholders and those of its affiliates. The withholding rules generally apply to U.S. source payments and to other Passthru Payments made no earlier than the date that is two years after final regulations defining the term “foreign passthru payment” are published in the U.S. Federal Register.

Holders should consult their own advisors regarding the requirements under HIRE with respect to their own situation.

Backup Withholding

The Trust is required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of Shares who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts, savings accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each of the foregoing, a “Plan”) and (d) persons who have certain specified relationships to such Plans (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of certain types of annuity contracts), and the insurance company might be treated as a Party in Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

Acquisition of Shares

The Sponsor, the Trustee, the Advisor and the Authorized Participants may be Parties in Interest or Disqualified Persons with respect to a number of Plans. Accordingly, the purchase of Shares by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code. Shares may not be purchased with “plan assets” if such purchase would result in a non-exempt prohibited transaction. Such transactions may be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;” PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.” There can be no assurance that all of the conditions specified in one or more of the foregoing exemptions or any other exemption will be satisfied, or that any exemption would apply to all of the prohibited transactions that could be deemed to arise in connection with a Plan’s purchase of Shares.

Plan Asset Rules

Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (the “DOL”) at 29 C.F.R. Section 2510.3-101 (together with Section 3(42) of ERISA, the “Plan Asset Rules”), as a general rule, the underlying assets and properties of corporations, partnerships, trusts and other entities in which a Plan purchases an “equity interest” will be deemed for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to be assets of the investing Plan unless at least one of certain exceptions apply. The Plan Asset Rules define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

One exception provides that an investing Plan’s assets will not include any of the underlying assets of an entity if the equity interest acquired by the Plan is a “publicly-offered security.” A publicly-offered security is defined in the Plan Asset Rules as a security that (a) is freely transferable, (b) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (c) either (i) part of a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the public offering occurred.

It is anticipated that the Shares will constitute publicly-offered securities under the Plan Asset Rules. Accordingly, the assets held in the Trust should not be treated as assets of the Plan for purposes of applying the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

General Investment Considerations

Any Plan fiduciary that proposes to cause a Plan to purchase Shares should consider (consulting with its counsel as it deems appropriate) the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions to or exemptions from the prohibited transaction provisions of ERISA and the Code are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the Shares. Accordingly, such fiduciary should consider, among other things, (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.

Certain employee benefit plans, including non-U.S. plans (as described in Section 4(b)(4) of ERISA), governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code. Also, some non-U.S. plans and governmental plans may be subject to non-U.S. laws, or U.S. federal, state or local laws, that are similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to such a similar law should make its own determination as to whether an investment in the Shares complies with all applicable requirements under such law.

The sale of Shares to a Plan is in no respect a representation by the Trust, the Sponsor, an Authorized Participant or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

It is intended that (a) none of the Sponsor, the Trustee, the Advisor, the Authorized Participants or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

PLAN OF DISTRIBUTION

The Trust intends to issue Shares in Baskets to Authorized Participants in exchange for the requisite consideration on a continuous basis, although it may suspend issuances of Shares at any time and has done so in the past because the Trust could not invest the proceeds of new issuances in additional Index Futures positions due to speculative position limits imposed by the CME. As of the date of this prospectus, the Authorized Participants are Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC and Virtu Americas LLC. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that will render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. An Authorized Participant, other broker-dealer firm or any of their respective clients will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share in respect of which it is acting as a statutory underwriter over the price paid by that Authorized Participant in connection with the creation of that Share in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering (if any), will not exceed 10% of the gross proceeds in accordance with FINRA Conduct Rule 2310.

The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. Investors that purchase Shares through a commission/fee-based brokerage account may, however, pay commissions/fees charged by the brokerage account. It is recommended that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker- dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Any Authorized Participant may make a market in the Shares or the Index Futures. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or the Index Futures.

The Shares are listed on NYSE Arca under the ticker symbol GSG.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European

Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of MiFID II or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the Shares in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Shares. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS. The Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No.2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made thereunder which were relied upon immediately before exit day to implement Directive (EU) 2016/97, where that customer could not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

LEGAL MATTERS

The validity of the Shares has been passed upon for the Sponsor by Richards, Layton & Finger, P.A. Clifford Chance US LLP, as special United States tax counsel to the Sponsor, has also provided an opinion regarding certain federal income tax matters relating to the Trust and the Shares.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY

REFERENCE

This prospectus is a part of a registration statement on Form S-3 filed by the sponsor with the SEC under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the Shares offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Trust files annual, quarterly and current reports and other information with the Securities and Exchange Commission (Commission File Number 001-32947). These filings contain important information which does not appear in this prospectus. For further information about the trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov).

The SEC allows the “incorporation by reference” of information into this prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed or to be filed by the Trust are so incorporated by reference:

•	Annual Report of the Trust on Form 10-K for the fiscal year ended December 31, 2025; and

•	All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering.

In addition, unless otherwise provided therein, all documents that the Trust files (but not those that it furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request; a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus. Please direct your written or telephone requests to iShares® Delaware Trust Sponsor LLC, 400 Howard Street, San Francisco, CA 94105, Attention: iShares Product Team (Tel: 415-670-2000). You may also obtain information about the Trust by visiting the iShares® website at www.iShares.com. Information contained in the iShares® website is not part of this prospectus.

The Trustee will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust. The monthly Account Statements for the Trust that are required to be prepared under the CFTC’s rules will be published online at www.ishares.com. You also will be provided with appropriate information to permit you, on a timely basis, to file your United States federal and state income tax returns with respect to your Shares. Additional reports may be posted online at www.ishares.com in the discretion of the Sponsor or Trustee or as required by regulatory authorities.

iShares® S&P GSCI™ Commodity-Indexed

Trust

PROSPECTUS

May 22, 2026

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

THIS STATEMENT OF ADDITIONAL INFORMATION IS THE SECOND PART OF A TWO-PART DOCUMENT AND SHOULD

BE READ IN CONJUNCTION WITH THE DISCLOSURE DOCUMENT DATED May 22, 2026. THE DISCLOSURE

DOCUMENT AND THIS STATEMENT OF ADDITIONAL INFORMATION ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION.

May 22, 2026

TABLE OF CONTENTS

THE COMMODITY FUTURES MARKETS	2-1

GLOSSARY	2-2

THE COMMODITY FUTURES MARKETS

Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. The Exchange may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. See “Risk Factors—Risk Factors Relating to the Trust—Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust.”

Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

2-1

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Adjusted Net Asset Value” — The net asset value of the Trust, as calculated before deducting fees and expenses based on the value of the Trust’s assets.

“Advisor” or “BFA” — BlackRock Fund Advisors, a California corporation and a consolidated subsidiary of BlackRock, Inc., when acting in its capacity as commodity trading advisor of the Trust. BlackRock Fund Advisors is registered with the CFTC as a commodity trading advisor.

“Advisory Agreement” — The Investment Advisory Agreement between the Trust and the Advisor.

“Affiliates” — Affiliates of the Sponsor, the Advisor and the Trustee, and each of their affiliates, directors, partners, trustees, managing members, officers and employees.

“AIFM Regulations” – The Alternative Investment Fund Managers Regulations 2013, as amended.

“Authorized Participant” – A person who, at the time of submitting to the Trustee, or any Trust Administrator appointed by the Trustee, an order to create or redeem one or more Baskets (1) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, (3) has in effect a valid Authorized Participant Agreement and (4) is in a position to transfer Index Futures and the required cash or other Collateral Assets to, or take delivery of these assets from, the Trustee through one or more accounts.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Trustee that provides the procedures for the creation and redemption of Baskets.

“Authorized Person” — A person authorized for the purposes of section 31 of the FSMA, as specified in section 31(1) of the FSMA.

“Basket” — A block of 50,000 Shares (as such number may be increased or decreased pursuant to the Trust Agreement).

“Basket Amount” — The amount of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets), that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The value of the Basket Amount will equal the product of the NAV and the number of Shares constituting a Basket, in each case as of the time of determination.

“BFA” — BlackRock Fund Advisors, a California corporation.

“Business Day” — Any day (1) on which none of the following occurs: (a) NYSE Arca is closed for regular trading, (b) an Exchange is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

“CERFs” — Commodity excess return futures contracts on the S&P GSCI-ER that were first listed and made available for trading on March 13, 2006.

“CFTC” — U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“CIS Order” — The Financial Services and Markets Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001, as amended.

“Clearing FCM” — Goldman Sachs, or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Trust.

“CME” — The Chicago Mercantile Exchange Inc., or any successor DCM.

“CME Group” — CME Group Inc. and its designated contract markets, including the CME, CBOT, NYMEX, COMEX and KCBT.

2-2

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Collateral Assets” — Cash, U.S. Treasury securities or other short-term securities and similar securities that are eligible as margin deposits for Index Futures under the rules of the related Exchange.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act of 1936, as amended.

“DCM” — A designated contract market, as defined in the CEA.

“DCM Rules” — The CFTC rules that would require that at least 85% of the total volume of any contract listed on a DCM be executed through the central limit order book, rather than as a block transaction or other non-competitively executed transaction.

“Delaware Trustee” — Wilmington Trust Company, a Delaware trust company.

“Dodd-Frank Act” — The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“DOL” — The U.S. Department of Labor.

“DTC” — The Depository Trust Company, or its successor.

“DTC Participant” — An entity that has an account with DTC.

“EFRP” — An exchange for related positions that involves contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity or OTC instrument.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” — The CME, one of the CME Group Inc.’s DCMs, or any additional or successor DCM through which the Trust trades Index Futures.

“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“FCM” — A futures commission merchant, as defined in the CEA.

“FCM Agreement” — The Futures and Options Account Agreement, dated as of December 31, 2013, between the Trust and the Clearing FCM, as amended.

“FCM Rules” — The CFTC rules regarding the risk management practices of clearing members, which require futures commission merchants to establish risk-based limits on position and order size, amongst other measures.

“FFI Agreement” — An agreement between the IRS and a Non-U.S. Holder that is treated as a “foreign financial institution” that meets the requirements of Section 1471(b)(1) of the Code.

“Financial Promotion Order” - The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended.

“FINRA” — Financial Industry Regulatory Authority, Inc.

“FSMA” — The Financial Services and Markets Act 2000, as amended.

“HIRE” — The Hiring Incentives to Restore Employment Act of 2010, as amended.

“Index” — The S&P GSCI™ Total Return Index, formerly known as the GSCI® Total Return Index. For an explanation of how the Index is calculated, see “The Index and the S&P GSCI-ER—Calculation of the Index.”

“Index Futures” — Exchange-traded futures contracts on the S&P GSCI-ER of various expirations.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Insurance Distribution Directive” - Directive (EU) 2016/97, as amended or superseded.

“Investment Company Act” — The Investment Company Act of 1940, as amended.

2-3

“IRS” — The Internal Revenue Service.

“Master Services Agreement” — The master services agreement, dated as of April 13, 2018, as supplemented by related service modules, each between the Trust and the Trust Administrator, as amended.

“MiFID II” - Article 4(1) of Directive 2014/65/EU, as amended.

“Monthly revaluation convention” — The convention pursuant to which the Trust generally will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption.

“NASD” — National Association of Securities Dealers.

“NAV” — The net asset value per Share.

“NFA”— National Futures Association.

“Non-U.S. Holder” — A beneficial owner of Shares that is not a U.S. Holder.

“NYSE Arca” — The NYSE Arca Marketplace operated by NYSE Arca Equities, Inc.

“OTC” — Over-the-counter.

“Partnership Representative” — The Sponsor or an authorized representative or designee thereof, in its capacity as “partnership representative” of the Trust within the meaning of Section 6223(a) of the Code for taxable years beginning after December 31, 2017.

“Passthru Payments” — “Passthru payments” within the meaning of Section 1471(d)(7) of the Code.

“Plan” — Any (a) employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, including individual retirement accounts, savings accounts and Keogh plans, or (c) entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.

“Plan Asset Rules” — Section 3(42) of ERISA and the regulations issued by DOL at 29 C.F.R. Section 2510.3-101.

“PRIIPs Regulation” - Regulation (EU) No 1286/2014, as amended.

“Proposed Position Limits Rules” — The proposed CFTC regulations that impose new federal position limits on futures and options on certain energy, metal, and agricultural commodities and economically equivalent swaps.

“Prospectus Regulation” - Regulation (EU) 2017/1129, as amended or superseded.

“PTCE” — Prohibited Transaction Class Exemption.

“QPTP” — A “qualified publicly traded partnership” within the meaning of Section 851 of the Code.

“Referenced contracts” — Futures and options on certain energy, metal, and agricultural commodities, that would be subject to federal position limits under the Proposed Position Limits Rules.

“Relevant Member State” — Each member state of the European Economic Area that has implemented Directive 2003/71/EC.

“Reportable Transaction” — A “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code.

“Reverse section 704(c) allocations” — Allocations of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed.

“RIC” — A “regulated investment company” within the meaning of Section 851 of the Code.

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“RIC Qualifying Income” — Income derived from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or securities or foreign currencies or other income derived with respect to its business of investing in stock, securities or currencies.

“S&P GSCI™” — The S&P GSCI™ Commodity Index, which is a production-weighted index of the prices of futures contracts on physical commodities. The S&P GSCI™ is administered, calculated and published by the Index Sponsor, and was formerly known as the Goldman Sachs Commodity Index.

“S&P GSCI-ER” — The S&P GSCI™ Excess Return Index, formerly known as the GSCI® Excess Return Index. For an explanation of how the S&P GSCI-ER is calculated, see “The Index and the S&P GSCI-ER— Calculation of the S&P GSCI-ER.”

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Section 1256 Contracts” — “Section 1256 contracts” within the meaning of Section 1256 of the Code.

“Securities Act” — The United States Securities Act of 1933, as amended.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust which are issued by the Trust.

“Sponsor” — iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, when acting in its capacity as Sponsor of the Trust. The Sponsor is registered with the CFTC as a commodity pool operator.

“Sponsor’s Fees” — An allocation to be paid by the Trust to the Sponsor monthly in arrears, which will accrue daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, subject to adjustment in accordance with the terms of the Trust Agreement.

“Tax Administrator” — PricewaterhouseCoopers LLP, a limited liability partnership formed under the laws of the state of Delaware.

“Transaction Parties” — the Sponsor, the Trustee, the Advisor, the Authorized Participants or any of their respective affiliates.

“Trust” — The iShares® S&P GSCI™ Commodity-Indexed Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” — State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts.

“Trust Agreement” — The Fourth Amended and Restated Trust Agreement of the Trust, among the Sponsor, the Trustee and the Delaware Trustee.

“Trustee” — BlackRock Institutional Trust Company, N.A., a national banking association and a consolidated subsidiary of BlackRock, Inc., when acting in its capacity as Trustee of the Trust.

“UBTI” — “Unrelated business taxable income” within the meaning of Section 512 of the Code.

“U.S. Holder” — A beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares.

“Withholdable Payments” — “Withholdable payments” within the meaning of Section 1473(1) of the Code.

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